Exhibit 99.1
SWEDISH MATCH NORTH AMERICA SALARIED PROFIT SHARING PLAN

(As Restated Effective January 1, 2021)

Table of Contents

ARTICLE I Definition of Terms	1
1.1 Accrued Benefit	1
1.2 Act	3
1.3 Active Participant	3
1.4 Adjustment Factor	3
1.5 Administrative Committee	3
1.6 Administrator	3
1.7 Affiliate	3
1.8 Beneficiary	4
1.9 Board	4
1.10 Code	4
1.11 Compensation	4
1.12 Compensation Limit	4
1.13 Contract	5
1.14 Covered Compensation	5
1.15 Covered Participant	5
1.16 Effective Date	5
1.17 Eligible Employee	5
1.18 Employee	7
1.19 Employer	7
1.20 Fund	9
1.21 Highly Compensated Employee	9
1.22 Hourly Profit Sharing Plan	12
1.23 Inactive Participant	12
1.24 Insurer	12
1.25 Investment Committee	12
1.26 Investment Manager	12
1.27 Key Employee	12
1.28 Leased Employee	12
1.29 Non-Highly Compensated Employee	13
1.30 Non-Key Employee	13
1.31 Normal Retirement Age	13
1.32 Participant	13
1.33 Plan	13
1.34 Plan Sponsor	13
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1.35 Plan Year	13
1.36 Policy	13
1.37 QDRO	13
1.38 Spouse or spouse	13
1.39 Top Heavy Plan	14
1.40 Total Compensation	14
1.41 Trust Agreement	16
1.42 Trustee	16
1.43 Valuation Date	16
1.44 Year of Broken Service	16
1.45 Year of Vesting Service	16
ARTICLE II Eligibility and Participation	16
2.1 Eligibility and Date of Participation	16
2.2 Eligibility Service Definitions	16
ARTICLE III Funding	17
3.1 Amount and Timing of Employer Contributions	17
3.2 Share and Remittance of Employer Contributions	20
3.3 Duty to Determine or Enforce Contributions	20
3.4 Participant After-tax and Before-tax Contributions	21
3.5 Limitation on Before-tax Contributions	22
3.6 Participant Rollover Contributions	22
3.7 Procedure for and Time of Making Participant Contributions	23
3.8 Use of Forfeitures and Unallocated Annual Additions	24
3.9 Transfers to this Plan from Other Tax Qualified Defined Contributions Plans of Affiliates	24
3.10 Transfers to Other Tax Qualified Defined Contributions Plans of Affiliates from this Plan	25
ARTICLE IV Participants’ Accounts and Adjustments	26
4.1 Accounts	26
4.2 Allocation of Contributions and Forfeitures	26
4.3 415 Limitations on Annual Additions	26
4.4 Additional Limitations on Annual Additions Where Employer Maintains More Than One Plan	27
4.5 Special Account for Unallocated Annual Additions	28
4.6 Valuation of Assets and Allocation of Valuation Adjustments	29
4.7 Determination of Account Balances	30
4.8 Suspense Accounts	30
4.9 Equitable Adjustment in Case of Error or Omission; and Recovery or Offset of Overpayments	31
4.10 Limitation on and Distribution of After-tax Contributions, Before-tax Contributions and Matching Contributions Made by or on behalf of Highly Compensated Employees	31
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4.11 Distribution of Transferred Contributions to Meet Requirements Similar to Those of Paragraph 4.10	31
4.12 Special Rules for Reemployed Veterans	32
ARTICLE V Retirement Dates	34
5.1 Normal Retirement Date	34
5.2 Delayed Retirement Date	34
5.3 Early Retirement Date	34
5.4 Disability Retirement Date	35
ARTICLE VI Vesting	35
6.1 Vesting at Attainment of Normal Retirement Age or Disability	35
6.2 Vesting at Death	35
6.3 Vesting in Matching and Profit Sharing Active Accounts at Other Times	35
6.4 Vesting in Accrued Benefit Other Than Matching and Profit Sharing Active Accounts	36
6.5 Vesting Service Rules	36
6.6 Forfeiture and Restoration of Matching and Profit Sharing Active Accounts	36
ARTICLE VII Death Benefits	37
7.1 Death after Benefit Commencement Date	37
7.2 Death before Benefit Commencement Date	37
7.3 Beneficiary Designation	37
7.4 Spousal Consent Procedures	38
ARTICLE VIII Payment of Benefits	39
8.1 Time of Payment	39
8.2 Form of Payment When Participant Is the Initial Recipient	41
8.3 Form of Payment When Beneficiary Is the Initial Recipient	41
8.4 Lump Sum Payments	43
8.5 Periodic Installments	43
8.6 Advance on or Acceleration of Deferred Payment or Periodic Installments	43
8.7 Plan-to-plan Direct Rollover as a Distribution Option	44
8.8 Notice, Election and Consent Procedures Regarding Accrued Benefit Payment	46
8.9 Benefit Determination and Payment Procedure	47
8.10 Claims Procedure	48
8.11 Payments to Minors and Incompetents	52
8.12 Distribution of Benefit When Distributee Cannot Be Located	53
ARTICLE IX Withdrawals and Loans to Participants	53
9.1 Non-Hardship Withdrawals	53
9.2 Hardship Withdrawals	53
9.3 Withdrawal Restrictions and Procedure	56
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9.4 Payment of Withdrawals	56
9.5 No Withdrawal Restoration	57
9.6 Loans	57
9.7 Instructions to Trustee	59
ARTICLE X The Fund	59
10.1 Trust Fund and Exclusive Benefit	59
10.2 Plan and Fund Expenses	59
10.3 Reversions to the Employer	60
10.4 No Interest Other Than Plan Benefit	60
10.5 Payments from the Fund	60
10.6 Fund Divisions	60
10.7 Investment Directions	61
10.8 Payments from Fund Divisions	62
ARTICLE XI Fiduciaries	62
11.1 Named Fiduciaries and Duties and Responsibilities	62
11.2 Limitation of Duties and Responsibilities of Named Fiduciaries	62
11.3 Service by Named Fiduciaries in More Than One Capacity	62
11.4 Allocation or Delegation of Duties and Responsibilities by Named Fiduciaries	63
11.5 Assistance and Consultation	63
11.6 Indemnification	63
ARTICLE XII The Trust Fund	63
12.1 The Trust Fund	63
12.2 Master Trust	63
ARTICLE XIII Plan Administration	63
13.1 Appointment of Plan Administrator	63
13.2 Plan Sponsor as Plan Administrator	63
13.3 Compensation and Expenses	63
13.4 Procedure if a Committee	64
13.5 Action by Majority Vote if a Committee	64
13.6 Appointment of Successors	64
13.7 Additional Duties and Responsibilities	64
13.8 Power and Authority	64
13.9 Availability of Records	65
13.10 No Action with Respect to Own Benefit	65
13.11 Limitation on Powers and Authority	65
ARTICLE XIV Amendment and Termination of Plan	65
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14.1 Amendment	65
14.2 Merger, Consolidation or Transfer of Assets	65
14.3 Plan Permanence and Termination	66
14.4 Lapse in Contributions	66
14.5 Termination Events	66
14.6 Termination Allocations and Separate Accounts	67
14.7 Holding of Separate Accounts	68
14.8 Distribution of Separate Accounts after Termination	68
14.9 Effect of Employer Merger, Consolidation or Liquidation	68
ARTICLE XV Miscellaneous	69
15.1 Headings	69
15.2 Gender and Number	69
15.3 Governing Law	69
15.4 Employment Rights	69
15.5 Conclusiveness of Employer Records	69
15.6 Right to Require Information and Reliance Thereon	69
15.7 Alienation and Assignment	69
15.8 Notices and Elections	69
15.9 Delegation of Authority	70
15.10 Service of Process	70
15.11 Construction	70
ARTICLE XVI Adoption of the Pla	70
16.1 Restated Adoption and Failure to Obtain Qualification	70
16.2 Adoption by Additional Employers	70

Appendix A    Elapsed Time Method of Determining Service
Appendix B    Determination of Top Heavy Plan Status
Appendix C    List of Participating Employers
Appendix D    Rules Pertaining to Limitations of Participant After-tax Contributions, Before-tax Contributions and Employer Matching Contributions
Appendix E    List of Available Fund Divisions

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THIS PLAN, executed this _____day of _______________, 2021, by the Chairman or Secretary of the Swedish Match North America Employee Benefits Committee on behalf of Swedish Match North America LLC, a Delaware limited liability company (hereinafter called the “Plan Sponsor”);
WITNESSETH:
THAT, WHEREAS, The Pinkerton Tobacco Company, a predecessor to the Plan Sponsor, adopted a profit sharing plan (the “Plan”) for certain of its employees, effective January 1, 1967, which Plan has been subsequently amended; and
WHEREAS, The Pinkerton Tobacco Company was merged into Pinkerton Group, Inc. and Pinkerton Group, Inc. assumed the sponsorship of the Plan as of June 30, 1988; and
WHEREAS, as of January 1, 1989, the Plan was amended and restated in the form of the Profit Sharing Plan of Pinkerton, Inc. for Salaried Non-Bargaining Unit Employees; and
WHEREAS, the Plan has subsequently been amended a number of times since January 1, 1989; and
WHEREAS, effective January 1, 1997, Pinkerton Group, Inc. was renamed Swedish Match North America Inc. and the name of the Plan was changed to the Swedish Match North America Salaried Profit Sharing Plan; and
WHEREAS, effective January 1, 2014, Swedish Match North America Inc. was amended and restated the Swedish Match North America Salaried Profit Sharing Plan; and
WHEREAS, effective January 1, 2016, Swedish Match North America Inc. was renamed Swedish Match North America LLC; and
WHEREAS, the Plan Sponsor deems it desirable to further amend and restate the Plan as hereinafter set forth (sometimes referred to as this “Restatement of the Plan”);
NOW, THEREFORE, the Plan, as it affects any rights in respect to any person entitled to benefits under the Plan on or after January 1, 2021, is amended and restated in its entirety as herein set forth, provided, however, that:
(i)The Accrued Benefit (including any benefit considered as an accrued benefit for purposes of Section 411(d)(6)(B) of the Code) of any Participant (or the benefit payable to his Beneficiary) who is not an Employee or credited with an Hour of Service or any portion of a Period of Service on or after January 1, 2021 shall neither be increased nor decreased by virtue of this Restatement of the Plan, except as may be expressly provided herein by reference to such Employees or persons.
(ii)The non-forfeitable percentage of the Accrued Benefit of any Participant who is not credited with an Hour of Service or any portion of a Period of Service on or after January 1, 2021 shall neither be increased nor decreased by virtue of this Restatement of the Plan, except as may be expressly provided herein by reference to such persons.
(iii)The form of payment of benefits in pay status on December 31, 2020 shall not be affected by virtue of this Restatement of the Plan, except as may be expressly provided herein in the case of re employment or continued employment.

ARTICLE I
Definition of Terms
The following words and terms as used herein shall have the meaning set forth below, unless a different meaning is clearly required by the context:
1.1Accrued Benefit. The sum of the balances of the following accounts of a Participant under the Plan as of the most recent Valuation Date (or as otherwise provided herein), attributable to the Participant’s and the Employer’s contributions to this Plan and to the transfer to this Plan of accounts from the Profit Sharing Plan of Liggett Group, Inc. for Salaried Non Bargaining Unit Employees (the “Liggett Plan”) and any other plan from which the transfer of accounts occurs pursuant to the Plan:
(a)ADP Safe Harbor Matching Account. The account of a Participant in the Fund attributable to the transfer to this Plan of his account holding his safe harbor matching contributions from another tax qualified plan of an Affiliate and allocated to this account.
(b)After-tax Account or After-tax Accounts. The account or accounts of a Participant in the Fund attributable to his After-tax Contributions, to the transfer of his account holding his after-tax contributions from the Liggett Plan and to the transfer to this Plan of his account holding his after-tax contributions from another tax qualified plan of an Affiliate, consisting of the following accounts:
(i)After-tax Matched Account. The Participant’s account attributable to his After-tax Matched Contributions (also previously known as After-tax Basic Contributions) and to his similar contributions transferred to this Plan and allocated to this account. This account was previously known as the “After-tax Basic Account”.
(ii)After-tax Unmatched Account. The Participant’s account attributable to his After-tax Unmatched Contributions to this Plan (also previously known as After-tax Optional Contributions) and to his after-tax contributions to the Liggett Plan and to his similar contributions transferred to this Plan and allocated to this account. This account was previously known as the “After-tax Optional Account”.
(c)Before-tax Account or Before-tax Accounts. The account or accounts of a Participant in the Fund attributable to his Participant Before-tax Contributions and to the transfer to this Plan of his account holding his pretax contributions (also known as before-tax or elective contributions) from another tax qualified plan of an Affiliate, consisting of the following accounts:
(i)Before-tax Matched Account. The Participant’s account in the Fund attributable to his Before-tax Matched Contributions (also previously known as Before-tax Basic Contributions) and to his similar contributions transferred to this Plan and allocated to this account. This account was previously known as the “Before-tax Basic Account”.
(ii)Before-tax Unmatched Account. The Participant’s account in the Fund attributable to his Before-tax Unmatched Contributions (also previously known as Before-tax Optional Contributions) and to his similar contributions transferred to this Plan and allocated to this account. This account was previously known as the “Before-tax Optional Account”.
(d)Matching Account or Matching Accounts. The account or accounts (or applicable separate accounts maintained pursuant to subsection (c) of Section 6.03 of the Plan as in existence on the day before the Effective Date of the 1987 Restatement of the Plan) of a Participant in the Fund attributable to Matching and Supplemental Contributions by the Employer and forfeitures used to restore a forfeiture from this account pursuant to paragraph 6.6 and to the transfer of his withdrawal account from the Liggett Plan and to the transfer to this Plan of his account holding his non safe harbor matching contributions and non-qualified matching contributions from another tax qualified plan of an Affiliate, consisting of his Matching Active Account and his Matching Non-forfeitable Account as follows:

(i)Matching Active Account. The Participant’s account in the Fund attributable to allocations of Matching and Supplemental Contributions by the Employer made with respect to his service and forfeitures used to restore a forfeiture from this account and allocated to this account pursuant to paragraph 6..6 since his most recent forfeiture under the Plan (and, where applicable, loss of restoration rights under paragraph 6.6) or, if he has incurred no such forfeiture, since his commencement of participation in the Plan and to his similar contributions transferred to this Plan and allocated to this account.
(ii)Matching Non-forfeitable Account. The Participant’s account in the Fund attributable to, in the case of a Participant who has incurred a forfeiture under the Plan, the vested portion of his Matching Active Account transferred to this account and attributable to allocations of Matching and Supplemental Contributions by the Employer made with respect to his service and forfeitures used to restore a forfeiture from this account and allocated to this account pursuant to paragraph 6.6 prior to such forfeiture (and, where applicable, loss of restoration rights) to this Plan and attributable to his similar contributions transferred to this Plan and allocated to this account.
(e)Profit Sharing Account or Profit Sharing Accounts. The account or accounts (or applicable separate accounts maintained pursuant to subsection (c) of Section 6.03 of the Plan as in existence on the day before the Effective Date of the 1987 Restatement of the Plan) of a Participant in the Fund attributable to Profit Sharing, Top Heavy and Supplemental Contributions by the Employer, forfeitures allocated as Profit Sharing Contributions and forfeitures used to restore a forfeiture from this account and allocated to this account pursuant to paragraph 6.6, to the transfer of his profit sharing account from the Liggett Plan and to the transfer to this Plan of his account holding his employer profit sharing and/or non safe harbor non-elective contributions from another tax qualified plan of an Affiliate, consisting of his Profit Sharing Active Account and his Profit Sharing Non-forfeitable Account as follows:
(i)Profit Sharing Active Account. The Participant’s account in the Fund attributable to allocations of Profit Sharing, Top Heavy and Supplemental Contributions by the Employer, forfeitures allocated as Profit Sharing Contributions made or allocated with respect to his service and forfeitures used to restore a forfeiture from this account and allocated to this account pursuant to paragraph 6.6 since his most recent forfeiture under the Plan (and, where applicable, loss of restoration rights under paragraph 6.6) or, if he has incurred no such forfeiture, since his commencement of participation in the Plan and to his similar contributions transferred to this Plan and allocated to this account.
(ii)Profit Sharing Non-forfeitable Account. The Participant’s account in the Fund attributable to, in the case of a Participant who has incurred a forfeiture under the Plan, the vested portion of his Profit Sharing Active Account transferred to this account and attributable to allocations of Profit Sharing, Top Heavy and Supplemental Contributions by the Employer, forfeitures allocated as Profit Sharing Contributions and forfeitures used to restore a forfeiture from this account made or allocated with respect to his service prior to such forfeiture (and, where applicable, loss of restoration rights) and attributable to employer contributions allocated to his profit sharing account under the Liggett Plan and to his similar contributions transferred to this Plan and allocated to this account.
(f)Rollover Account. The account of a Participant in the Fund attributable to Rollover Contributions made by or on behalf of the Participant and to his similar contributions transferred to this Plan and allocated to this account.
(g)QMAC Account. The account of a Participant in the Fund attributable to the transfer to this Plan of his account holding his qualified matching contributions from another tax qualified plan of an Affiliate and allocated to this account.
(h)QNEC Account. The account of a Participant in the Fund attributable to the transfer to this Plan of his account holding his qualified non-elective contributions from another tax qualified plan of an Affiliate and allocated to this account.
1.2Act. The Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or the corresponding sections of any subsequent legislation which replaces it, and, to the extent not inconsistent therewith, the regulations issued thereunder.
1.3Active Participant. A Participant who is an Eligible Employee.

1.4Adjustment Factor. The annual adjustment to a dollar limit under the Code by the Secretary of the Treasury or his or her delegate to take into account increases in the cost of living.
1.5Administrative Committee. The Administrative Committee, if any, appointed and serving in accordance with the Trust Agreement.
1.6Administrator. The Plan Administrator provided for in ARTICLE XIII hereof.
1.7Affiliate. The Employer and each of the following business entities or other organizations (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) together with the Employer as a single employer pursuant to the following sections of the Code (as modified where applicable by Section 415(h) of the Code):
(i)Any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer,
(ii)Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer,
(iii)Any organization (whether or not incorporated) which is a member of an affiliated service group as defined in Section 414(m) of the Code) which includes the Employer, and
(iv)Any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.
1.8Beneficiary. The person or persons designated by a Participant or otherwise entitled pursuant to paragraph 7.3 to receive benefits under the Plan attributable to such Participant after the death of such Participant.
1.9Board. The present and any succeeding Board of Directors (if a corporation, or otherwise the comparable board of managers or other group or committee with similar authority) of the Plan Sponsor, unless such term is used with respect to a particular Employer and its Employees, in which event it shall mean the present and any succeeding Board of Directors (if a corporation, or otherwise the comparable board of managers or other group or committee with similar authority) of that Employer.
1.10Code. The Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.
1.11Compensation. For any period for an Employee, the sum of:
(i)The regular base salary paid to him by the Employer during the period, excluding regular base salary deferred from a prior period,
(ii)Overtime, commissions, and shift differential paid to him by the Employer during the period,
(iii)Salary continuation payments paid to him during the period under the Employer’s Short-term Disability Plan for Salaried Employees (also known as the Pinkerton Salaried Short-term Disability Plan),
(iv)His employee elective salary reduction or similar contributions under a cafeteria plan described in Section 125 of the Code or a cash or deferred arrangement described in Section 401(k) of the Code (to the extent not already included therein), including but not limited to his Before-tax Contributions to this Plan, and
1.12Compensation Limit.
(a)$290,000 (as adjusted by the applicable Adjustment Factor).

(b)For purposes of applying the Compensation Limit:
(i)The Compensation Limit shall be applied on a plan by plan basis, except that a group of plans which are treated as a single plan for applicable non-discrimination purposes under Section 410(b) of the Code shall share a single Compensation Limit.
(ii)If any Plan Year (or other stated computation period) is a period of less than twelve (12) months, then any dollar limitation referred to in this paragraph shall be prorated by multiplying the otherwise applicable dollar limitation for such Plan Year (or other stated computation period) by a fraction, the numerator of which is the number of months in such Plan Year (or other stated computation period) and the denominator of which is twelve (12).
1.13Contract. A group annuity contract, deposit administration contract, immediate participation guarantee contract, or other investment oriented or funding contract or agreement issued by an Insurer to hold the assets of the Plan.
1.14Covered Compensation. For any period, the Compensation of a Participant during such period after commencement of his participation in the Plan and while he continues to be employed as an Eligible Employee. Covered Compensation for a Plan Year (or any other applicable computation period) shall be limited by the Compensation Limit.
1.15Covered Participant. With respect to a Plan Year, a Participant:
(i)Who is actively employed by the Employer or any Affiliate on the last day of the Plan Year, as determined by the Administrator in its sole discretion,
(ii)Who is on a Leave of Absence (as defined in Appendix A to the Plan) from the service of the Employer or any Affiliate on the last day of the Plan Year, or
(iii)Whose employment with the Employer or any Affiliate was terminated during the Plan Year by reason of the Participant’s retirement under the terms of the Plan or death.
1.16Effective Date.
(i)The Effective Date of the Plan is January 1, 1967.
(ii)The Effective Date of the 1987 Restatement of the Plan is January 1, 1987.
(iii)The Effective Date of the 1989 Restatement of the Plan is January 1, 1989.
(iv)The Effective Date of the 2014 Restatement of the Plan is January 1, 2014.
(v)The Effective Date of this Restatement of the Plan is January 1, 2021.
(vi)With respect to any employer adopting the Plan as a participating employer as a date after the Effective Date of this Restatement of the Plan, the Effective Date of the Plan as to such Employer is the same as may be set forth in its adoption agreement or in the Plan.
The Administrator shall maintain as Appendix C to the Plan a list of the Effective Dates of participation of all Employers participating in the Plan.
1.17Eligible Employee.
(a)Any common law employee of a participating Employer who is compensated on a salaried basis, excluding in any event:
(i)Any person who is employed in the class of employees eligible for participation in any other tax qualified defined contribution plan of the Employer of any Affiliate;

(ii)Any person who is included in a unit of employees covered by a collective bargaining agreement with a participating Employer, unless that agreement expressly provides for participation in the Plan;
(iii)Any alien Employee who resides outside of the United States unless specifically included by the Administrator;
(iv)Any employee classified as a “straight time hourly paid employee” (which term means an employee who is compensated on an hourly basis but who is not regularly compensated for time off due to illness, vacation, and holiday);
(v)Any Employee who is a Leased Employee; and
(vi)Effective as of January 1, 2008:
(A)Any Employee who is a common law employee on December 31, 2007 of Cigars International, Inc. (which is not then a participating Employer),
(B)Any Employee who is included in a unit of employees on December 31, 2007 covered by a collective bargaining agreement with any Affiliate (whether or not a participating Employer), provided, however, that the exclusion in this clause (vi)(B) shall cease to apply on July 1, 2009 to any such Employee who was in an employment classification covered by the Hourly Profit Sharing Plan on December 31, 2007 and who satisfies the conditions to be an Eligible Employee hereunder on or after July 1, 2009, and provided, further, that if such an Employee was a salaried Employee of a participating Employer for the period January 1, 2009 through July 1, 2009 and was not excluded from being an Eligible Employee other than by reason of this clause (vi)(B), such salaried Employee shall be considered a Participant in the Plan from January 1, 2009 for all purposes of the Plan (including determining Covered Compensation for purposes of the Profit Sharing Contribution) other making contributions to the Plan for payroll periods beginning before July 1, 2009,
(C)Any Employee who is not a common law employee on December 31, 2007 of an Affiliate (I) which is then a participating Employer in this Plan or a participating employer in any other U.S. based retirement plan which is intended to be tax qualified under Section 401(a) of the Code and (II) which is then either Swedish Match North America Inc., General Cigar Holdings, Inc. and a direct or indirect subsidiary of Swedish Match North America Inc. or General Cigar Holdings, Inc., and
(D)If an Employee is a common law employee described in the preceding clause (vi)(C) on December 31, 2007 but thereafter ceases to be a common law employee of any Affiliate for any reason, such person from and after such cessation of status as a common law employee of any Affiliate (i.e., if an Employee was employed as a common law employee on December 31, 2007 of an Affiliate described in clause (C)(I) and (II) of this subparagraph, but thereafter ceased to be an Employee and later again became an Employee, the person would be excluded on rehire and during any subsequent employment).
Notwithstanding the foregoing, effective May 1, 2010, the exclusion in clause (vi) above shall cease to apply to any Employee who transfers on or after May 1, 2010 from an employment classification covered by the Hourly Profit Sharing Plan to employment of a participating Employer which is compensated on a salaried basis and who otherwise satisfies the conditions to be an Eligible Employee hereunder on or after May 1, 2010 shall be an Eligible Employee. Effective August 1, 2020, the exception to the exclusion in clause (vi) above for the transferees described in the previous sentence shall cease to apply such that no Employee who transfers on or after August 1, 2020 from an employment classification covered by the Hourly Retirement Plan to employment of a participating Employer which is compensated on a salaried basis shall become an Eligible Employee.
(vii)Effective as of August 1, 2020, any individual who is not a Participant as of August 1, 2020.

(b)The determination of whether an Employee is an Eligible Employee shall be made by the Administrator, and shall be conclusive and binding on the Employer and the Employee, unless such determination is arbitrary or capricious.
(c)If a person is engaged as an independent contractor or in a similar capacity or in an employment classification not covered by the Plan and is subsequently reclassified by the Employer, the Internal Revenue Service, a court, or otherwise as a common law employee or as an employee in an employment classification covered by the Plan, such person, for purposes of this Plan, shall be deemed an Eligible Employee from the actual (and not the effective) date of such reclassification, unless expressly provided otherwise by the Employer.
1.18Employee. Any individual employed in the service of the Employer as a common law employee, any sole proprietor or partner of a partnership constituting an Affiliate, and any Leased Employee (but only for the purpose and to the extent treated under Section 414(n) of the Code as an employee of the Employer).
1.19Employer.
(a)The Plan Sponsor and each other employer heretofore or hereafter executing or adopting the Plan as a participating employer, collectively unless the context otherwise indicates, for as long as it remains a participating employer; and with respect to any Employee, any one or more of such Employers by which he is at any time employed (unless or to the extent otherwise specified by resolution of the Board or in a merger or acquisition agreement or plan approved by the Board or in any applicable asset transfer, plan merger or consolidation or adoption agreement). The Administrator shall maintain as Appendix C to the Plan a list of all such Employers who are, from time to time, participating employers in the Plan.
(b)Service with a participating Employer for any period prior to the time it becomes an Affiliate shall be counted as service with the Employer for purposes of determining an Employee’s eligibility to participate and vesting under the Plan.
(c)For purposes of determining:
(i)Service for all purposes of the Plan (other than for purposes of determining non Top Heavy Plan benefit accrual, Covered Participants and Eligible Employees unless otherwise specifically provided) and commencement of service and termination of employment with the Employer,
(ii)Employees, Highly Compensated Employees, Key Employees, and Leased Employees,
(iii)Top Heavy Plan status, contributions and benefits,
(iv)Total Compensation,
(v)Any limitations of contributions and forfeitures and loans to Participants and Beneficiaries hereunder, and
(vi)Maintenance of or participation in other qualified plans under Section 401(a) of the Code, tax sheltered annuities under Section 403(b) of the Code, simplified employee pensions under Section 408(k) of the Code, and any other plan required or, as applicable, permitted to be aggregated with this Plan for purposes of the Code, the term “Employer” shall include each Affiliate which during any year commencing after December 31, 1975 is treated as an Affiliate and each predecessor employer which maintained this Plan (but not beyond the time it ceased to maintain the Plan) within the meaning of Section 414(a) of the Code, but only for the portion of any such year or years so treated and for the purpose and to the extent required to be so treated.
(d)For purposes of determining compensation and service with any business entity, or predecessor thereto, which is merged into an Employer, or a predecessor thereto, or all or substantially all the assets or the operating assets acquired by an Employer, or predecessor thereto, compensation from and service with such business entity and predecessor thereto shall be treated as compensation from and service with an Employer to the extent provided by resolution of the Board or in any corporation or plan merger, consolidation or asset transfer agreement or any adoption agreement approved by the Board.

(e)Service with Procordia Group, AB, a business entity organized under the laws of Sweden, and its affiliated business entities shall be considered service with the Employer for purposes of determining eligibility to participate and vesting under the Plan to the extent not otherwise credited hereunder, including such service prior to the time The Pinkerton Tobacco Company became an Affiliate thereof, provided, however, that no such service shall be considered service with the Employer for periods after Swedish Match North America Inc. (formerly named Pinkerton Group, Inc. prior to January 1, 1997) ceased to be an Affiliate of Procordia Group, AB.
(f)Solely for purposes of determining eligibility to participate in the Plan and Years of Vesting Service, service with Wilkinson Sword, Inc., a Delaware corporation, prior to July 1, 1993 shall be considered service with the Employer for those persons who both are employees of Wilkinson Sword, Inc. on June 30, 1993 and become Employees of a participating Employer on July 1, 1993.
(g)Effective commencing at the time Swedish Match North America Inc. (formerly named Pinkerton Group, Inc. prior to January 1, 1997) became an Affiliate of Volvo, AB, a business entity organized under the laws of Sweden, service with Volvo, AB and its affiliated business entities shall be considered service with the Employer for purposes of determining eligibility to participate and vesting under the Plan to the extent not otherwise credited hereunder, including such service prior to the time Swedish Match North America Inc. (formerly named Pinkerton Group, Inc. prior to January 1, 1997) became an Affiliate thereof, provided, however, that no such service shall be considered service with the Employer for periods after Swedish Match North America Inc. (formerly named Pinkerton Group, Inc. prior to January 1, 1997) ceased to be an Affiliate of Volvo, AB.
(h)Solely for purposes of determining, where applicable, eligibility to become a Participant in the Plan and Years of Vesting Service under the Plan, employment by a General Cigar Employee with General Cigar Co., Inc., a Delaware corporation (“General Cigar”), for the period from last date of hire by General Cigar prior to the General Cigar Closing Date to the date of becoming an Employee shall be considered service with an Employer for purposes of the Plan, as follows:
(i)Such service shall be credited for purposes of determining Years of Eligibility Service for eligibility to become a Participant only if such General Cigar Employee is an Employee on the ninetieth (90th) day following the General Cigar Closing Date, and
(ii)Such service shall be credited for purposes of determining Years of Vesting Service only if such General Cigar Employee is an Employee on the first anniversary of the General Cigar Closing Date.
The “General Cigar Closing Date” is the date as of which the mass market cigar business of General Cigar was acquired by the Plan Sponsor, which date is May 1, 1999. A “General Cigar Employee” is a person who was employed in the mass market cigar business of General Cigar acquired pursuant to that certain Asset Purchase Agreement dated as of March 26, 1999 by and between General Cigar and Swedish Match North America Inc. on the day before the General Cigar Closing Date and who became an Employee no later than ninety (90) days following the General Cigar Closing Date in connection with that purchase.
(i)The following rules shall apply to STG Employees:
(i)Employment by a STG Employee with the STG Group during the STG Covered Employment Period shall be considered to be employment with an Employer for the purposes of determining, where applicable:
(A)Years of Eligibility Service for eligibility to become a Participant,
(B)Years of Vesting Service for purposes of vesting in Accrued Benefits under the Plan and determining Retirement Dates and retirement under the Plan, and

(C)Age and status as an Employee under the Plan for purposes of vesting in Accrued Benefits under the Plan, determining entitlement as Covered Participants to any Employer contribution allocation for the Plan Year ending December 31, 2010 by reason of employment on December 31, 2010 or death, disability of retirement under the Plan and determining Retirement Dates and retirement under the Plan.
Except as may be expressly provided above, nothing in the foregoing shall cause any contribution to be made to, or allocated under, the Plan with respect to the Participant’s compensation or service as an STG Employee. In addition, nothing in the foregoing shall cause a Participant to be considered an Employee for benefit commencement purposes under the Plan.
(ii)For purposes of this subparagraph, the following terms have the following meanings:
(A)“STG” is, from and after the STG Closing Date, the top entity company (to be known as Scandinavian Tobacco Group US Holdings, Inc.) formed pursuant to the STG Master Agreement to be the parent of the U.S. group of tobacco businesses to be formed pursuant to the STG Master Agreement or any successor to such top tier company in ownership of substantially all its assets whether by merger, consolidation or otherwise.
(B)The “STG Covered Employment Period” is the continuous period during which the Participant is an STG Employee from the STG Closing Date (or the date the Participant first becomes an STG Employee within ninety (90) days following the STG Closing Date) to the earlier of:
(I)The date on which the Plan Sponsor and its Affiliates own less than forty nine (49%) of the outstanding equity interests in STG,
(II)The date the STG Employee first ceases to be a common law employee of the STG Group after the STG Closing Date, provided, however, that transfers of employment back to the Plan Sponsor or any of its Affiliates and then back to the STG Group shall not be considered a break in STG Group continuous employment, or
(III)The benefit commencement date as of which the Participant first commences to receive payment of his Accrued Benefit on or after the STG Closing Date as a result of his ceasing to be an Employee.
(C)The “STG Closing Date” is the date as of which certain cigar and pipe tobacco businesses of Swedish Match AB and its direct and indirect subsidiary entities are combined with the cigar, pipe tobacco, fine cut tobacco and other tobacco business of Scandinavian Tobacco Group A/S and its direct and indirect subsidiary entities pursuant to the STG Master Agreement, which date is September 30, 2010.
(D)A “STG Employee” is a person who immediately prior to STG Closing Date is a common law employee of the Plan Sponsor or any of its then Affiliates, who at that time is employed in the tobacco businesses of Swedish Match AB and its direct and indirect subsidiary entities which are the subject of the STG Master Agreement and who becomes a common law employee of the STG Group as of the STG Closing Date (or within ninety (90) days following the STG Closing Date) in connection with the business combination contemplated by the STG Master Agreement.
(E)The “STG Group” is STG and any of its eighty percent (80%) or more direct or indirect subsidiary entities, as determined at the time or times in question.
(F)The “STG Master Agreement” is that certain master agreement between Scandinavian Tobacco Group A/S (to be renamed Skandinavisk Holdings II A/S on or about the STG Closing Date) a limited liability company duly incorporated under the laws of the Kingdom of Denmark, with registration no. (CVR nr.) 83 33 62 18, and Swedish Match AB executed on April 23, 2010, as the same may be amended.
1.20Fund. The trust fund created under and subject to the Trust Agreement.

1.21Highly Compensated Employee.
(a)An individual who is considered a “highly compensated employee” with respect to the Employer within the meaning of Section 414(q) of the Code; and, to the extent not inconsistent therewith, any Employee who is considered a Highly Compensated Active Employee or a Highly Compensated Former Employee for the Determination Year ending with or within such Plan Year, defined as follows:
(i)The term “Highly Compensated Active Employee” means, with respect to a Determination Year, an Employee who is an Active Employee during the Determination Year and who either:
(A)Was at any time a more than five percent (5%) owner of the Employer (as defined for purposes of determining Key Employees) for the Determination Year or the Look-Back Year, or
(B)Received Total Compensation in excess of $130,000 (as adjusted by the applicable Adjustment Factor) and, at the election (the “top-paid group election”) of the Plan Sponsor in accordance with Section 414(q) of the Code, was a member of the twenty percent (20%) top-paid group of Employees for the Look-Back Year.
The Plan Sponsor hereby declines to make the top-paid group election.
(ii)The term “Highly Compensated Former Employee” means:
(A)With respect to a Determination Year, a Former Employee who has had a Separation Year prior to the Determination Year and who was a Highly Compensated Active Employee for either such Separation Year or any Determination Year ending on or after his attainment of the age of fifty-five (55) (based on the rules under Section 414(q) in effect for the applicable Separation Year or Determination Year).
(B)Notwithstanding the foregoing, an Employee shall not be treated as a Highly Compensated Former Employee by reason of having a Deemed Separation Year after such Employee actually separates from service with the Employer if, after such Deemed Separation Year and before his Actual Separation Year, his services for the Employer and Total Compensation for a Determination Year increase significantly so that the Employee is treated as having a Deemed Resumption of Employment.
(b)For purposes hereof:
(i)The term “Active Employee” means, with respect to a Determination Year, a current Employee who performs services for the Employer as an Employee at any time during the Determination Year.
(ii)The term “Deemed Resumption of Employment” means an increase in both services performed for the Employer as an Employee and Total Compensation, based on the facts and circumstances, and at a minimum shall include an increase in Total Compensation to the extent that such increased Total Compensation would not result in a Deemed Separation Year.
(iii)The term “Determination Year” means the Plan Year.
(iv)The term “Former Employee” means, with respect to a Determination Year, a current or former Employee who performs no services for the Employer as an Employee during the Determination Year.
(v)The term “Look-Back Year” means the year immediately preceding the Determination Year in question.
(vi)The term “Separation Year” means:

(A)An “Actual Separation Year” which is a Determination Year in which a Former Employee last performed services for the Employer as an Employee prior to becoming a Highly Compensated Former Employee; or
(B)A “Deemed Separation Year” which is a Determination Year prior to the Employee’s attainment of the age of fifty-five (55) in which he is an Active Employee and in which his Total Compensation is less than fifty percent (50%) of his average annual Total Compensation for the three (3) consecutive calendar years preceding the Determination Year during which his Total Compensation was the highest (or the total period of the Employee’s service with the Employer if less). A Deemed Separation Year is relevant for purposes of determining whether an Employee is a Highly Compensated Former Employee after he has an Actual Separation Year, but is not relevant for purposes of identifying him as an Active or Former Employee.
(c)For purposes hereof:
(i)The Adjustment Factor for a Determination Year or a Look-Back Year shall be applied on the basis of the calendar year in which such Determination Year or Look-Back Year begins.
(ii)The Administrator may adopt any rounding or tie-breaking rules it desires in making relevant determinations so long as such rules are reasonable, non-discriminatory and uniformly and consistently applied.
(iii)An Employee is a member of the twenty percent (20%) top-paid group for a year if he is one of the top twenty percent (20%) of Active Employees for the year when ranked on the basis of descending Total Compensation for such year (whether or not the Employee in question is excluded in determining the number of Employees in the twenty percent (20%) top-paid group). For this purpose, if bargaining unit Employees are not taken into account in determining the number of Employees in the twenty percent (20%) top-paid group pursuant to clause (iv)(E) of this subparagraph, they also shall not be taken into account in determining other Employees who are in twenty percent (20%) top-paid group.
(iv)For purposes of determining the number of persons in the twenty percent (20%) top-paid group and the number of persons who may be considered officers for a year, the following rules shall apply:
(A)The number of Employees who are in the twenty percent (20%) top-paid group for a year is twenty percent (20%), rounded to the nearest integer, of the total number of Active Employees who are not excluded Employees for such year.
(B)The number of Employees equal to ten percent (10%) of total Employees for a year is ten percent (10%), rounded to the nearest integer, of the total number of Active Employees who are not excluded Employees for such year.
(C)All Former Employees for the year are excluded.
(D)Employees who are non resident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States for the year are excluded.
(E)Employees who are in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives for the year are excluded if and only if ninety percent (90%) or more of the total Employees for the year are covered by a collective bargaining agreement with the Employer and the Active Participants in the Plan do not include any such bargaining unit Employees.
(F)Employees shall not be excluded on the basis of age or length of prior service.

(v)If any Plan Year is a period of less than twelve (12) months, then any dollar amount referred to in this paragraph shall be prorated by multiplying the otherwise applicable dollar amount for such Plan Year by a fraction, the numerator of which is the number of months in such Plan Year and the denominator of which is twelve (12).
1.22Hourly Profit Sharing Plan. The Pinkerton Tobacco Hourly Employees Profit Sharing Plan, as amended from time to time, which plan is a defined contribution plan maintained by the Plan Sponsor as of the Effective Date of this Restatement of the Plan.
1.23Inactive Participant. A Participant who is not an Eligible Employee.
1.24Insurer. Any insurance company which issues a Contract to hold assets of the Plan or a Policy to provide for payment of benefits under the Plan.
1.25Investment Committee. The Investment Committee, if any, appointed and serving in accordance with the Trust Agreement.
1.26Investment Manager. A fiduciary of the Plan appointed in accordance with the terms of the Trust Agreement to manage all or part of the assets of the Fund and qualifying as an “investment manager” within the meaning of Section 3(38) of the Act.
1.27Key Employee.
(a)Any Employee or former Employee (or his Beneficiary if he is deceased) considered to be a “key employee” with respect to the Employer at the time in question within the meaning of Section 416(i)(1) of the Code; and to the extent not inconsistent therewith, any Employee or former Employee (or his Beneficiary if he is deceased) who at any time during the Plan Year containing the applicable determination date for such Plan Year is either:
(i)One of the fifty (50) (or if less, the greater of three (3) or ten percent (10%) of total Employees, as determined for purposes of determining Highly Compensated Employees) officers of the Employer having the largest annual Total Compensation during any such Plan Year and having Total Compensation in excess of $185,000 (as adjusted by the applicable Adjustment Factor);
(ii)A more than five percent (5%) owner of the Employer; or
(iii)A more than one percent (1%) owner of the Employer having an annual Total Compensation of more than $150,000.
(b)In determining ownership in the Employer for purposes hereof the constructive ownership rules of Section 318 of the Code (as modified by Section 416(i)(1)(B)(iii) of the Code) shall apply, and the rules of Sections 414(b), (c), (m) and (o) of the Code shall not apply.
(c)If any Plan Year is a period of less than twelve (12) months, then any dollar amount referred to in this paragraph shall be prorated by multiplying the otherwise applicable dollar amount for such Plan Year by a fraction, the numerator of which is the number of months in such Plan Year and the denominator of which is twelve (12).
1.28Leased Employee.
(a)An individual who is considered a leased employee of the Employer within the meaning of Section 414(n)(2) of the Code and, to the extent not inconsistent therewith, any person:
(i)Who, pursuant to an agreement between the recipient Employer and any other person (the “leasing organization”), has performed services for the recipient Employer or for the recipient Employer and related persons (determined in accordance with Section 414(n)(6) of the Code),

(ii)Whose services are performed on a substantially full time basis for a period of at least one year, and
(iii)Whose services are performed under the primary control or direction of the recipient Employer.
(b)Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer’s non-highly compensated work force within the meaning of Section 414(n)(1)(C)(ii) of the Code, individuals otherwise considered to be Leased Employees shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code (unless otherwise provided by the terms of the Plan) and, to the extent not inconsistent therewith, which:
(i)Is maintained by the leasing organization,
(ii)Is a money purchase pension plan with a non integrated employer contribution rate of at least ten percent (10%) of compensation,
(iii)Provides full and immediate vesting, and
(iv)Provides for immediate participation by each employee of the leasing organization (other than employees who perform substantially all their services for the leasing organization or whose compensation from the leasing organization in each of the four (4) Plan Years ending with the Plan Year in question is less than $1,000).
For purposes hereof, “compensation” means compensation as defined in Section 415(c)(3) of the Code, but determined without regard to Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code and without regard to employer contributions made pursuant to salary reduction agreements under Section 403(b) of the Code.
1.29Non-Highly Compensated Employee. Any Employee who is not a Highly Compensated Employee.
1.30Non-Key Employee. Any Employee (including the Beneficiary of such Employee) who is not a Key Employee.
1.31Normal Retirement Age. The age of sixty-five (65) years.
1.32Participant. An Eligible Employee or other person qualified to participate in the Plan for so long as he is considered a Participant as provided in ARTICLE II hereof.
1.33Plan. This Agreement, including the Appendices hereto, as contained herein or duly amended. The plan maintained pursuant hereto has been known as the “Swedish Match North America Salaried Profit Sharing Plan” since January 1, 1997. Prior to January 1, 1997 and since January 1, 1991, this plan was known as the “Pinkerton Salaried Profit Sharing Plan”. Prior to January 1, 1991 and since June 30, 1988, this plan was known as the “Profit Sharing Plan of Pinkerton Group, Inc. for Salaried Non-Bargaining Unit Employees”. Prior to June 30, 1988, this plan was last known as the “Profit Sharing Plan of The Pinkerton Tobacco Company for Salaried Non-Bargaining Unit Employees”.
1.34Plan Sponsor. Swedish Match North America LLC (formerly named Swedish Match North America Inc. prior to January 1, 2016), a Delaware limited liability company, or any successor thereto.
1.35Plan Year. The calendar year.
1.36Policy. A group or individual policy, contract or other agreement (including a certificate) issued by an Insurer which is not a Contract and which is obtained to provide for the accumulation and/or payment of benefits under the Plan.
1.37QDRO. A qualified domestic relations order within the meaning of Section 206(d)(3) of the Act and Section 414(p) of the Code and as determined by the Administrator pursuant to the Plan.

1.38Spouse or spouse. Effective September 16, 2013, and except as provided below in this paragraph, for all purposes of the Plan, including qualifying as a Beneficiary or to receive survivor or death benefits under the Plan, waiving spousal rights and providing spousal consents, the individual who is lawfully married to an Employee under the law of any U.S. or foreign jurisdiction having the legal authority to sanction marriages, including the common law spouse of an Employee in a legally recognized common law marriage. The term Spouse does not include an individual who has entered into a registered domestic partnership, civil union or other similar formal relationship with an Employee recognized under the law of any U.S. or foreign jurisdiction that is not denominated as a marriage under the laws of that U.S. or foreign jurisdiction. Notwithstanding any provision of this Plan to the contrary, this provision shall be construed in accordance with Federal law. A Participant’s former spouse shall continue to be considered married to the Participant, and a Participant’s current spouse shall be considered not married to the Participant, to the extent provided under a QDRO.
1.39Top Heavy Plan. The Plan, for any Plan Year beginning after December 31, 1983, if the sum of the present values of the cumulative Accrued Benefits of Key Employees under the Plan, and the present values of the cumulative accrued benefits of Key Employees under all plans aggregated with it, exceeds sixty percent (60%) of the aggregate of the present value of the cumulative Accrued Benefits under this Plan and accrued benefits under such plan(s) at the applicable determination date. For purposes hereof, aggregation, accrued benefits (including Accrued Benefits) taken into account, the determination date and all other standards and criteria for determining top-heaviness under this Plan and such other plan(s) shall be determined under Section 416 of the Code. Subject to the foregoing, more specific rules for determining whether the Plan is a Top Heavy Plan are provided in Appendix B to the Plan.
1.40Total Compensation.
(a)The total compensation from the Employer received by or made available to an Employee during any Plan Year or, for purposes of the limitations imposed by Section 415 of the Code, any Limitation Year (as defined in paragraph 4.3):
(i)Consisting of wages, salaries, earned income (in the case of self employed individuals), and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements, or expense allowances under a nonaccountable plan (as described in Treas. Regs. Section 1.62-2(c)), and
(ii)Including employee elective salary reduction or similar deferral contributions excluded from taxable compensation by reason of Section 125(a), 132(0(4), 402(e)(3), 402(h)(1)(B), 402(k), 403(b) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code), but
(iii)Excluding the following:
(A)Employer contributions (other than elective contributions described in Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b) of the Code) to a plan of deferred compensation (including a simplified employee pension described in Section 408(k) of the Code or a simple retirement account described in Section 408(p) of the Code, and whether or not qualified) to the extent such contributions are not includible in the employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), other than amounts received during the year by an employee prior to severance from employment with the Employer pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income;
(B)Amounts realized from the exercise of a non-qualified stock option (that is, an option other than a statutory stock option described in Treas. Regs. Section 1.421 1(b)), or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;
(D)Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Section 125 of the Code); and
(E)Other items of remuneration that are similar to any of the items listed in (A) through (D).
Any such total compensation in excess of the Compensation Limit for any Plan Year or Limitation Year shall be disregarded hereunder for all purposes other than determining Highly Compensated Employees and Key Employees.
Back pay, within the meaning of Treas. Regs. Section 1.415(c) 2(g)(8), shall be treated as compensation for the Plan Year or Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in Total Compensation.
(b)Notwithstanding the foregoing, the following rules shall also apply in determining Total Compensation:
(i)Amounts earned but not paid during a Plan Year (or Limitation Year, as applicable) solely because of the timing of pay periods and pay dates shall not be included in Total Compensation for the Limitation Year (or Plan Year, as applicable) earned, but shall be included when paid.
(ii)Amounts paid by the later of two and one-half (2-1/2) months after severance from employment or the end of the Plan Year (or Limitation Year, as applicable) that includes the date of severance from employment shall be included in Total Compensation for the Plan Year (or Limitation Year, as applicable) if such payments would have been paid to the Employee while the Employee continued in employment with the Employer absent the severance from employment and such amounts are regular compensation, commissions, bonuses or other similar compensation.
(iii)Notwithstanding the foregoing, the following compensation paid by the later of two and one-half (2-1/2) months after an employee’s severance from employment with the Employer or the end of the Plan Year (or Limitation Year, as applicable) that includes the date of the employee’s severance from employment with the Employer shall not be included in Total Compensation:
(A)A payment which is for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment with the Employer had continued; and
(B)A payment which is received by the employee pursuant to a nonqualified unfunded deferred compensation plan and which would have been paid at the same time if employment with the Employer had continued, but only to the extent includible in gross income.
Any payments not described above as included in Total Compensation shall not be considered Total Compensation if paid after severance from employment, even if paid by the later of two and one-half (2-1/2) months after the date of severance from employment or the end of the Plan Year (or Limitation Year, as applicable) that includes the date of severance from employment, except, if provided below, payments to an individual who does not currently perform services for the Employer by reason of Qualified Military Service described in paragraph 4.8 to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service and compensation paid to a Participant who is permanently and totally disabled.
(iv)Total Compensation shall not include Deemed Section 125 Compensation. “Deemed Section 125 Compensation” is an amount that is excludable under Section 106 of the Code that is not available to a Participant in cash in lieu of group health coverage under a Section 125 of the Code arrangement solely because the Participant is unable to certify that he or she has other health coverage. Amounts are Deemed Section 125

Compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(v)For purposes of determining Highly Compensated Employees and Key Employees, Total Compensation shall not include amounts paid as compensation to nonresident aliens who do not participate in the Plan to the extent the compensation is excludable from gross income and not effectively connected with a U.S. trade or business.
1.41Trust Agreement. The agreement by and between the Plan Sponsor and the Trustee under which the Fund is maintained, which agreement is currently maintained in the form of an agreement with T. Rowe Price Trust Company effective as of January 1, 1999.
1.42Trustee. T. Rowe Price Trust Company or such other person or entity serving as trustee of the Fund under the Trust Agreement.
1.43Valuation Date. Each business day on which the investment funds under the Plan are normally valued (which generally is each business day the New York Stock Exchange operates) or such other date(s) as the Administrator may designate or the appropriate fiduciary under the Trust Agreement may designate provided such other date is at least an annual date.
1.44Year of Broken Service. A Break in Service of one year as more specifically provided in Appendix A to the Plan.
1.45Year of Vesting Service. A Period of Service of one year as more specifically provided in Appendix A to the Plan.
ARTICLE II
Eligibility and Participation
2.1Eligibility and Date of Participation.
(a)Each individual who is a Participant in the Plan on the day before the Effective Date of this Restatement of the Plan shall continue to be a Participant in the Plan at such time. Each Eligible Employee who is not then a Participant shall become a Participant on the earlier of the following dates:
(i)On the first Entry Date (A) which occurs more than one month after his Date of Hire and (B) on which he is an Eligible Employee, or
(ii)If he is not an Eligible Employee on the date referred to in clause (i) above, on the first day he becomes an Eligible Employee thereafter.
(b)An individual who was, but ceased to be, a Participant shall again be a Participant if and when he again becomes an Eligible Employee.
(c)An individual who becomes a Participant shall be or remain a Participant for so long as he remains an Eligible Employee and thereafter while he is entitled to future benefits under the terms of the Plan.
(d)Notwithstanding the foregoing, effective August 1, 2020, the Plan was completely closed to new entrants such that no individual who was not a Participant as of August 1, 2020 shall become an Eligible Employee or otherwise permitted to become a Participant under the Plan on or after August 1, 2020.
2.2Eligibility Service Definitions. For purposes of this ARTICLE II:
(i)The term “Entry Date” means the first day of each calendar month. Notwithstanding the foregoing, the first Entry Date with respect to an Employee of an Employer which adopts the Plan as a participating employer as of a date after the Effective Date of this Restatement of the Plan shall be the Effective Date of the adoption of the Plan as to such Employer. Additional Entry Dates may be provided in a participating employer’s adoption agreement or in the Plan.

(ii)The term “Date of Hire” means the date on which an Employee is first credited with an Hour of Service, determined without regard to any cessation of employment.
ARTICLE III
Funding
3.1Amount and Timing of Employer Contributions.
(a)With respect to each pay period during the Plan year, the Employer shall make a Matching Contribution to the Fund on behalf of each Participant who has made Participant After-tax and/or Before-tax Matched Contributions to the Plan during such pay period in an amount equal to fifty percent (50%) of such Participant’s aggregate After-tax Matched Contributions and Before-tax Matched Contributions for such pay-period.
(b)With respect to each Plan Year, the Employer shall make a Profit Sharing Contribution to the Fund in an amount equal to the Profit Sharing Formula Amount.
(c)For purposes hereof, the following terms shall have the following meanings:
(i)The term “Employee Retirement Savings Plan” means the Employee Retirement Savings Plan (formerly know as the General Cigar Holdings, Inc. Savings Plan for periods prior to January 1, 2008) maintained by the Plan Sponsor or an Affiliate.
(ii)The term “Net Income” means, for any Plan Year, the consolidated net income of (i) Swedish Match USA, Inc. and its subsidiary(ies) and (ii) SMCI Holding, Inc. and its subsidiary(ies) for its fiscal year ending within such Plan Year, as adjusted as follows:
(A)The following items shall be added:
(I)All domestic and foreign taxes based upon income.
(II)The aggregate amount of all management service fees charged by any Affiliate which is a direct or indirect stockholder of the Plan Sponsor.
(III)The provisions for contributions, if any, under this Plan, the Hourly Profit Sharing Plan and, for Employees of any Employer participating in this Plan who are participants in and eligible for a share of the employer contributions under the Employee Retirement Savings Plan, contributions for such Employees under the Employee Retirement Savings Plan, and awards under any Executive Incentive Plan maintained by the Plan Sponsor, any Long-Term Performance Award Plan maintained by the Plan Sponsor, the Sales Incentive Plan maintained by the Plan Sponsor and any successor or additional incentive plans maintained by any participating Employer.
(IV)Interest paid or accrued and otherwise taken into account in determining such consolidated net income.
(B)The following items shall be excluded:
(I)All amounts included in such consolidated net income which are also reported by any Affiliate which is a direct or indirect stockholder of the respective Employer as non-recurring charges or credits to income and cumulative effects of accounting changes.
(II)Any extraordinary or non-recurring items or type of income, losses or expenses designated by resolution of the Board as excludable from time to time (but not later than the due date, including extensions, of the Employers federal income tax return for such fiscal year).

(III)Any income or loss of an Affiliate (other than P.T.C. Brands, Inc., Dominion Brands, Inc., Custom Blends, Inc., and Swedish Match Financial Corporation) while not an Employer.
(IV)The aggregate amount of all management service fees received by a participating Employer from any Affiliate (other than P.T.C. Brands, Inc., Dominion Brands, Inc., and Custom Blends, Inc.) which is not an Employer.
For each Plan Year, the Plan Sponsor shall determine the Net Income, and such determination shall be conclusive and binding on each Employer, the Administrator, the Trustee, the Participants and their beneficiaries, and shall not be subject to review in any manner. Neither the Administrator, the Trustee, Participants, nor any other person interested in the Fund shall have the right to question any such determination, any judgment made by the Plan Sponsor incident thereto, the accuracy of the books of account or other data upon which such determination is made, or the method of accounting utilized in making such determination.
(iii)The term “Profit Sharing Formula Amount” means, for any Plan Year, the lesser of (A) or (B) as set forth below:
(A)The amount determined by multiplying (I) and (II) as set forth below:
(I)The sum of:
A)Two percent (2%) of the Net Income for the Plan Year to the extent that such Net Income is not in excess of $700,000; and
B)Three percent (3%) of the Net Income for the Plan Year to the extent that such Net Income is in excess of $700,000.
(II)A fraction, the numerator of which is the Total SMNA Salaried Compensation for the Plan Year and the denominator of which is the sum of the Total Salaried Compensation for the Plan Year and the Total Hourly Compensation for the Plan Year.
(B)Five percent (5%) of the Total SMNA Salaried Compensation for the Plan Year.
(iv)The term “Total Hourly Compensation” means, with respect to any Plan Year, the aggregate amount of “Covered Compensation” (as defined in the Hourly Profit Sharing Plan) for such Plan Year of all “Covered Participants” (as defined in the Hourly Profit Sharing Plan) in the Hourly Profit Sharing Plan who are entitled to an allocation of the Employer profit sharing contribution under the terms of the Hourly Profit Sharing Plan for such Plan Year.
(v)The term “Total Salaried Compensation” means, with respect to any Plan Year, the aggregate amount of Covered Compensation for such Plan Year of all Covered Participants in this Plan for such Plan Year and of covered compensation taken into account in determining the allocation of the profit sharing contribution under the Employee Retirement Savings Plan for such Plan Year of all participants in the Employee Retirement Savings Plan entitled to a share of the profit sharing contribution under the Employee Retirement Savings Plan for such Plan Year.
(vi)The term “Total SMNA Salaried Compensation” means, with respect to any Plan Year, the aggregate amount of Covered Compensation for such Plan Year of all Covered Participants in this Plan for such Plan Year.
(d)With respect to any Plan Year the Plan is a Top Heavy Plan:
(i)The Plan Sponsor shall cause a Top Heavy Contribution by the Employer to be made on behalf of each Non-Key Employee who is a Participant for such Plan Year, who is an Eligible Employee on the last day of such Plan Year, who is not a participant in any defined benefit pension plan maintained by the Employer at any time during the Plan Year and who is not covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining with the Employer so that the total allocation of contributions by the Employer (other than Supplemental Contributions to the Plan and similar contributions to other plans) and forfeitures for each such Non Key Employee is at least equal to the lesser of:
(A)Three percent (3%) of his Top Heavy Compensation for such Plan Year, or
(B)Such lesser percentage of his Top Heavy Compensation for such Plan Year which is equal to the percentage of Top Heavy Compensation of the Key Employee for such Plan Year for whom an allocation of contributions by the Employer (other than Supplemental Contributions and similar contributions to other plans) and forfeitures under this Plan and any other qualified defined contribution plan, simplified employee pension plan or SIMPLE IRA plan maintained by the Employer is made which is the highest such percentage for such Plan Year (calculated by aggregating all such contributions and forfeitures); provided, however, that this clause (i)(B) shall not apply if this Plan enables a defined benefit plan to meet the requirements of Section 401(a)(4) or 410 of the Code.
For purposes hereof, “Top Heavy Compensation” means a Participant’s Total Compensation, not in excess of the Compensation Limit, for a Plan Year. For purposes hereof, contributions considered made by the Employer which are attributable to a salary reduction or similar arrangement (such as Before-tax Contributions which are not redesignated as After-tax Contributions) shall only be taken into account for purposes of determining the highest percentage of any Key Employee pursuant to clause (i)(B) of this subparagraph; matching contributions within the meaning of Section 401(m) of the Code (such as Matching Contributions) shall be taken into account for purposes of determining the highest percentage of any Key Employee pursuant to clause (i)(B) of this subparagraph and of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Top Heavy Contribution requirement of the Plan; and Catch-up Contributions to the Plan and similar contributions to other plans shall be disregarded altogether. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
(ii)The top-heavy minimum contribution requirements of Section 416 of the Code and this subparagraph shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the alternative method under Section 401(k)(12) of the Code of satisfying the nondiscrimination requirements of Section 401(k) of the Code and of matching contributions which meet the alternative method under Section 401(m)(11) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code.
(e)With respect to each Plan Year, the Employer shall make a Supplemental Contribution to the Fund on behalf of Participants in such amount as may be required pursuant to paragraph 6.6.
(f)In no event shall the sum of the Matching, Profit Sharing and Top Heavy Contributions made by the Employer and the Participant Before-tax Contributions considered made by the Employer for purposes of Section 404 of the Code for any taxable year of the Employer exceed the maximum amount deductible from the Employer’s income for such taxable year under the Code, including the maximum amount deductible under the “carry over” provisions relating to contributions in previous years of more or less than the maximum amount permissible and any amount deductible as a contribution on behalf of an Affiliate, in which latter case any such contribution shall be deemed, for purposes of this Plan, to have been made by such Affiliate. Each contribution by the Employer shall be conditioned on its deductibility. If a reduction is thereby required, the excess amount shall be reduced in the following manner:
(i)First, to the extent directed by the Plan Sponsor by the date, including extensions thereof, on which its federal income tax return is due to be filed for such taxable year, the Before-tax Unmatched Contributions for such taxable year of the Eligible Participants (as defined in Appendix D to the Plan) who are Highly Compensated Employees for such taxable year (but only if and to the extent deductibility of such contributions is limited) shall first be redesignated as After-tax Unmatched Contributions and credited to each such Participant’s After-tax Unmatched Account and shall be considered as gross income to the Participant; and then such Participant’s Before-tax Matched Contributions for such taxable year shall be redesignated as After-tax Matched Contributions and credited to the Participant’s After-tax Matched Account and shall be considered as gross income to the Participant. Among such Participants, the reduction shall be effected by reducing contributions in order of the highest Deferral Percentages (as defined in Appendix D to the Plan),

(ii)Then, the Profit Sharing Contribution for such taxable year shall be reduced,
(iii)Then, the Matching Contribution for such taxable year shall be reduced, and
(iv)Then, the Top Heavy Contribution for such taxable year shall be reduced, to the extent necessary to reduce the excess amount to zero. Unless otherwise directed by the Plan Sponsor, any such reductions (other than those referred to in clause (i) of this subparagraph) shall be effected pro rata based on the entire class of contributions for such taxable year to be reduced.
3.2Share and Remittance of Employer Contributions.
(a)Each Employer shall contribute to the Fund for each Plan Year:
(i)Unless otherwise determined by the Plan Sponsor, as its share of the Matching Contribution an amount equal to fifty percent (50%) of the After-tax Matched Contributions and Before-tax Matched Contributions made by Participants for such Plan Year as Eligible Employees of such Employer; plus
(ii)Unless otherwise determined by the Plan Sponsor, that portion of the Profit Sharing Contribution calculated by multiplying the Profit Sharing Contribution for the Plan Year by a fraction, the numerator of which is the aggregate Covered Compensation of Covered Participants payable by it for the Plan Year and the denominator of which is the aggregate Covered Compensation of Covered Participants payable by all Employers other than Cricket North America, Inc. for the Plan Year;
plus
(iii)That portion of the Top Heavy Contribution as it is directed to contribute by the Plan Sponsor.
(b)In the event that any Employer is unable to make all or any part of any contribution to the Fund, the Plan Sponsor shall direct that one or more other Employers (including itself) contribute to the Fund on behalf of such Employer the amount unable to be contributed by such Employer, and for purposes of administering the Plan such contribution shall be deemed made by the Employer on whose behalf it was made.
(c)The Matching Contribution of an Employer for each payroll period shall be made at least monthly and no later than the end of the month following the month for which contributed; and the Profit Sharing Contribution and Top Heavy Contribution of an Employer for any Plan Year each may be made in one or more payments at any time; provided that the total amount of such contributions for any Plan Year shall be paid not later than the date, including extensions thereof, on which the Employer’s federal income tax return is due to be filed for its taxable year ending with or within such Plan Year and for which such contributions are made.
(d)Any contribution of an Employer for a Plan Year that is not timely paid during or following the close of the Plan Year, but which is paid thereafter, shall be considered, for allocation purposes, a contribution to the Fund for the Plan Year for which such contribution was originally computed and accrued. When such contribution is paid to the Trustee, it shall be allocated to Participants entitled thereto for the Plan Year for which such contribution was computed and accrued, without regard to the Plan Year in which such contribution was actually made or is deductible by the Employer for federal income tax purposes.
3.3Duty to Determine or Enforce Contributions. The Trustee shall not be required to determine the amount of the Employer’s contribution for any Plan Year or to enforce the duty of the Employer to make such contributions; but the Trustee shall provide the Employer and the Administrator with such information as either of them may reasonably require in connection therewith. Any responsibility for pursuing or enforcing the duty of the Employer to make contributions shall rest with the Administrator.

3.4Participant After-tax and Before-tax Contributions. Subject to applicable suspensions as provided in subparagraph 4.12(e) and ARTICLE IX, Participants may make After-tax Contributions and Before-tax Contributions, and such contributions shall be designated either as Matched or as Unmatched, as follows:
(a)Each Participant may make Regular After-tax Contributions and/or Regular Before-tax Contributions to the Plan through payroll deduction while he is an Eligible Employee.
(i)The aggregate amount of a Participant’s Regular After-tax Contributions and Regular Before-tax Contributions for any payroll period shall be an amount equal to the product obtained by multiplying (A) such Participant’s rate of contribution by (B) his Covered Compensation for such payroll period.
(ii)A Participant’s rate of contribution may be any rate, in whole multiples of one percent (1%), from one percent (1%) through fifty percent (50%).
(iii)Each Participant shall designate the type(s) of contribution, whether After-tax or Before-tax, and rate(s) thereof he is making.
(b)For each payroll period contributed, each Participant’s Regular After-tax and Before-tax Contributions made by payroll deposit contributions shall automatically be designated as follows, subject however to such other designation by the Participant as the Administrator may from time to time permit and subject further to redesignation as provided in other applicable provisions of the Plan.
(i)Such Before-tax Contributions shall be designated as “Before-tax Matched Contributions” (also known as “Before-tax Matched Contributions”) to the extent of the lesser of (A) six percent (6%) of the Participant’s Covered Compensation for such payroll period or (B) the amount of such Before-tax Contributions;
(ii)Such After-tax Contributions shall be designated as “After-tax Matched Contributions” (also known as “After-tax Matched Contributions”) to the extent of the lesser of (A) the excess of six percent (6%) of the Participant’s Covered Compensation for such payroll period over the amount of such Before-tax Matched Contributions for such payroll period or (B) the amount of such After-tax Contributions for such payroll period; and
(iii)The balance of the Before-tax Contributions and the After-tax Contributions of the Participant for such payroll period shall be designated as “Before-tax Unmatched Contributions” (also known as “Before-tax Unmatched Contributions”) and “After-tax Unmatched Contributions” (also known as “After-tax Unmatched Contributions”), respectively.
Notwithstanding anything to the contrary in the Plan, all Catch-up Contributions made pursuant to subparagraph 3.4(d) shall automatically be considered to be, and are hereby designated as, “Before-tax Unmatched Contributions” (also known as “Before-tax Unmatched Contributions”) for purposes of the Plan.
(c)Each Participant may also make Special After-tax and/or Before-tax Matched Contributions (also known as “Special After-tax and/or Before-tax Matched Contributions”) during the month of December of each year by direct cash payment in the case of Special After-tax Matched Contributions or by payroll deduction in the case of Special After-tax and/or Before-tax Matched Contributions in accordance with rules promulgated by the Administrator. The amount of such Matched Contributions which may be made by a Participant shall be equal to (i) less (ii) as set forth below:
(i)Any whole percentage of the Participant’s Covered Compensation for the Plan Year including such month, in one percent (1%) increments, up to six percent (6%), as elected by the Participant;
(ii)The total amount of Matched Contributions otherwise made or anticipated to be made by the Participant for such Plan Year.
(d)Each Participant who is eligible to make Before-tax Contributions to the Plan but who is subject to Code or Plan design limitations on such contributions and who would attain age fifty (50) by the end of the Participant’s taxable year in question may make additional Before-tax Contributions to the Plan through payroll deduction while he is an

Eligible Employee in the form of catch-up contributions for such taxable year in accordance with, and subject to the limitations of, Section 414(v) of the Code (“Catch-up Contributions”); provided, however, that no Participant who is included in a unit of employees covered by a collective bargaining agreement with a participating Employer may make Catch-up Contributions to the Plan unless that agreement expressly provides for making Catch-up Contributions to the Plan. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the otherwise required limitations of Sections 401(a)(30) and 415(c) of the Code or limitations imposed under the design of the Plan (such as those contained in the preceding provisions of this paragraph). Catch-up Contributions are not counted in determining the minimum allocation under Section 416 of the Code (but Catch-up Contributions made in prior years are counted in determining whether the Plan is a Top-Heavy Plan). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 403(b)(12), 408(k), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.

(e)All Before-tax Contributions are intended to be payments to the Plan by the Employer under a cash or deferred arrangement described in Section 401(k) of the Code, and any reference herein to such contributions as employee or Participant contributions is for convenience only and is not intended as a designation of such contributions as employee contributions within the meaning of Section 414(h)(1) of the Code.
(f)Effective since March 1, 2006, each Participant who is hired or rehired, or who otherwise becomes an Eligible Employee for purposes of participation in the Plan as a Participant, on or after January 1, 2006 shall be considered to have made an election to contribute Before-tax Contributions in the amount of three percent (3%) of his Compensation upon so becoming a Participant or resuming participation in the Plan unless he timely makes an election otherwise pursuant to the Plan’s contribution election procedures and any such deemed contribution election shall then continue in force until he thereafter timely elects to change or terminate such contribution pursuant to the Plan’s contribution election procedures. In addition, effective since March 1, 2006, each other Participant who is an Eligible Employee on March 1, 2006 for purposes of participation in the Plan, whose contributions rights are not suspended at such time due to a hardship withdrawal and who has no contribution election in effect on March 1, 2006 (for this purpose an affirmative election not to contribute is considered a contribution election) shall be considered to have made an election to contribute Before-tax Contributions in the amount of two percent (2%) of his Compensation commencing March 1, 2006 unless he timely makes an election otherwise pursuant to the Plan’s contribution election procedures and any such deemed contribution election shall then continue in force until he thereafter timely elects to change or terminate such contribution pursuant to the Plan’s contribution election procedures. The Administrator shall cause notice timely to be provided to each such Participant to whom the deemed election rule of this subparagraph applies so that the Participant will have the opportunity to rescind the deemed election or elect a different contribution amount.
(g)Notwithstanding anything to the contrary in the Plan (including Appendix D), a Participant’s After-tax and Before-tax Contributions to the Plan with respect to a Plan Year (or Limitation Year, as applicable) shall only be made out of his Covered Compensation that is included in his Total Compensation for such Plan Year (or Limitation Years, as applicable).
3.5Limitation on Before-tax Contributions. The aggregate amount of a Participant’s Before-tax Contributions made to the Plan for a Plan Year shall not exceed the applicable limits thereon under Section 402(g) of the Code and in Appendix D to the Plan or any other applicable limit in the Plan. In the event that Elective Deferrals (as defined in Appendix D to the Plan) are transferred from another plan to this Plan the provisions of Appendix D to the Plan shall apply and such contributions shall be limited or reduce as provided in Appendix D to the Plan.
3.6Participant Rollover Contributions.
(a)A Participant who is an Eligible Employee may make a Rollover Contribution in the form of a lump sum in cash, or cash attributable to a sale of property, distributable from an eligible retirement plan. Notwithstanding the foregoing, no Rollover Contribution may consist of any amount constituting “accumulated deductible employee contributions” within the meaning of Section 72(o)(5)(B) of the Code.
(b)For purposes hereof, a “Rollover Contribution” is an eligible rollover distribution under Section 402(c) of the Code, whether or not a direct plan-to-plan rollover.

(c)The Administrator may require as a condition of any such Rollover Contribution that the Participant, and/or the trustee, custodian or issuer of any plan, trust, bond, annuity or account from which the amount to be rolled over or transferred is attributable, make such certification as the Administrator deems necessary respecting the qualification of the distributing or transferor plan, trust, or annuity, the amount and nature of the distribution or transfer, the qualification of the Rollover Contribution as a rollover amount with respect to this Plan, and any other information the Administrator may reasonably require.
(d)In the event it is discovered that any Rollover Contribution made by or on behalf of a Participant is not a qualifying rollover amount or an eligible rollover distribution or otherwise is a contribution or transfer which is not permitted to be received as a Rollover Contribution under the Plan, the Accrued Benefit of the Participant attributable to such non-qualifying Rollover Contribution shall be returned to the Participant (or if deceased, his Beneficiary).
(e)The Plan will accept as a Rollover Contribution by Participant contribution, or by direct rollover, an eligible rollover distribution only as follows:
(i)From a qualified plan described in Section 401(a) or 403(a) of the Code, but excluding after-tax employee contributions;
(ii)From an annuity contract described in Section 403(b) of the Code, but excluding after-tax employee contributions;
(iii)From an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and
(iv)From an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code, but only the portion of the distribution that is eligible to be rolled over and would otherwise be includible in gross income.
3.7Procedure for and Time of Making Participant Contributions.
(a)A Participant’s contributions which may be made by payroll deposit shall commence to be made starting as of the effective date of his application to make such contribution. A Participant who is an Eligible Employee may commence making payroll deposit contributions initially as of the date he first becomes a Participant and thereafter he may change the rate or type (where applicable), terminate or recommence (subject however to the provisions of paragraph 9.2) his payroll deposit contributions as of the first of any calendar month (or, if permitted by the Administrator on a uniform and non-discriminatory basis, as of the beginning of any payroll period) by making an election with the Administrator by such date as the Administrator permits on a uniform and non-discriminatory basis from time to time and prior to the time the amounts in question are payable or otherwise made available to the Participant.
(b)If a Participant ceases to be an Eligible Employee, his contributions to the Plan shall cease to be made. Except as otherwise prohibited by paragraph 9.2 hereof, if such individual again becomes an Eligible Employee, he shall again be entitled to recommence his payroll deposit contributions as provided in subparagraph 3.7(a).
(c)A Participant’s Rollover Contributions and Special After-tax Contributions made by direct cash payment shall be made by delivering the same to the Administrator together with an appropriate written contribution form.
(d)Each Participant shall when electing to make contributions designate the amount, type and rate of contribution elected on the applicable form.
(e)Participant contributions received by the Administrator or withheld by the Employer shall be paid over to the Trustee as soon as is reasonably practical after the applicable form and contribution are received in the case of lump sum contributions and after the amount can be segregated from the general assets of the Employer in the case of payroll deduction or salary reduction contributions but in no event later than fifteen (15) business days after the calendar month of such segregation; provided, however, that After-tax and Before-tax Contributions shall in all events be paid over to the Trustee not later than the end of the Plan Year immediately following the Plan Year for which withheld by the Employer.

(f)Notwithstanding anything to the contrary herein, the Administrator may on a non-discriminatory basis at any time and from time to time:
(i)Permit changes by Participants in the type or rate of their payroll deposit contributions prospectively,
(ii)Unilaterally and prospectively limit After-tax and/or Before-tax Contributions which may be made to the Plan,
(iii)Unilaterally and prospectively change designations by Participants of contributions from Before-tax Contributions to After-tax Contributions;
to the extent considered advisable by the Administrator in order to satisfy the requirements of paragraphs 4.3, 4.10 and/or 4.11 and/or to prevent the sum of Before-tax Contributions by Participants and Matching, Profit Sharing and Top Heavy Contributions by the Employer for a taxable year of the Employer from exceeding the amount thereof deductible for such taxable year by the Employer for federal income tax purposes.
3.8Use of Forfeitures and Unallocated Annual Additions. Funds released through forfeitures shall be used first to pay administrative expenses of the Plan and Fund pursuant to paragraph 10.2 (including prepaying such expenses for the current or next Plan Year), if so directed by the Plan Sponsor, and then as a Supplemental Contribution if required pursuant to paragraph 6.6, and then to correct errors pursuant to paragraph 4.9, if so directed by the Plan Sponsor. Thereafter, any remaining forfeitures shall be allocated in the same manner as Profit Sharing Contributions under subparagraph 4.2(b). All unallocated Annual Additions held in the special account under paragraph 4.5 shall be used to reduce the next due contribution by the Employer.
3.9Transfers to this Plan from Other Tax Qualified Defined Contributions Plans of Affiliates.
(a)The Administrator is authorized, on a uniform and non-discriminatory basis, to receive elective or non-elective transfers of account balances on behalf of any Participant who is an Eligible Employee and who is fully vested in his employer-derived accounts from the following defined contributions plans (each a “Transferor Plan”) while maintained by an Affiliate:
(i)The Swedish Match Cigars 401(k) Plan (the “SMC 401(k) Plan”), currently maintained by Swedish Match Cigars Inc.
(ii)The Employee Retirement Savings Plan (the “ERS Plan”), currently maintained by the Plan Sponsor.
(iii)The Hourly Profit Sharing Plan.
In the event of such a transfer to this Plan, all benefits protected under Section 411(d)(6) of the Code shall remain protected as and to the extent required Section 411(d)(6) of the Code, and the provisions of paragraph 14.2 shall be applicable.
(b)Unless otherwise provided by the Administrator, transferred accounts from the Transferor Plan shall be allocated hereunder to the following comparable account of the Participant under this Plan (with the Administrator determining whether allocation should be made to Matching and Profit Sharing Active or Non-forfeitable Accounts based on the applicable provision of this Plan and the Transferor Plan) :

The Following Transferor Plan Funds Shall Be Transferred to	The Following Plan Accounts
Safe harbor matching contributions	ADP Safe Harbor Account
After-tax matched contributions	After tax Matched Account
After-tax unmatched contributions	After tax Unmatched Account
Before-tax matched contributions	Before-tax Matched Account
Before-tax unmatched contributions	Before-tax Unmatched Account
Matching contributions (other than safe harbor matching contributions and qualified matching contributions)	Matching Active or Non-forfeitable Active Account
Profit sharing, top heavy and/or non safe harbor non-elective contributions	Profit Sharing Active or Non-forfeitable Account
Rollover contributions	Rollover Account
Qualified matching contributions	QMAC Account
Qualified non-elective contributions	QNEC Account

(c)Such transferred shall initially be allocated to such fund division as the Administrator shall provide or as the Administrator may allow the Participant to direct, provided that transfer of a promissory note or notes representing plan loan(s) to a Participant from the Transferor Plan shall initially be allocated to the Plan’s Loan Fund. Unless otherwise determined by the Administrator, the transfer shall be in the form of cash and the promissory note or note(s) representing a plan loan(s) to the Participant.
3.10Transfers to Other Tax Qualified Defined Contributions Plans of Affiliates from this Plan.
(a)The Administrator is authorized, on a uniform and non-discriminatory basis, to effect elective or non-elective transfers of account balances to any of the following defined contributions plans (each a “Transferee Plan”) while maintained by an Affiliate on behalf of any Participant who is fully vested in his employer derived accounts under this Plan and who is a participant in any such Transferee Plan:
(i)The Salaried Profit Sharing Plan.
(ii)The ERS Plan (as defined in paragraph 3.9).
(iii)The Hourly Profit Sharing Plan.
In the event of such a transfer from this Plan, all benefits protected under Section 411(d)(6) of the Code shall remain protected as and to the extent required Section 411(d)(6) of the Code, and the provisions of paragraph 14.2 shall be applicable.
(b)Unless otherwise determined by the Administrator, the transfer shall be in the form of cash and the promissory note(s) evidencing a Plan loan or loans to the Participant.

ARTICLE IV
Participants’ Accounts and Adjustments
4.1Accounts. The Administrator shall establish and maintain on the books of the Fund for all Participants and all other persons having an interest therein separate accounts reflecting the Accrued Benefit of each Participant. Such accounts shall reflect the interest of each account in each division of the Fund.
4.2Allocation of Contributions and Forfeitures. Subject to the applicable limitations contained herein:
(a)The Employer’s Matching Contribution to the Fund made on behalf of a Participant for a Plan Year shall be allocated to the Matching Active Account of such Participant as of the last Valuation Date of the period in such Plan Year for which such contribution is made.
(b)The sum of:
(i)The Employer’s Profit Sharing Contribution to the Fund for each Plan Year and
(ii)The aggregate amount of forfeitures for such Plan Year not used to correct errors pursuant to paragraph 4.9, to restore accounts pursuant to paragraph 6.6 or to pay administrative expenses pursuant to paragraph 10.2 as provided in paragraph 3.8, shall be allocated as of the last Valuation Date of such Plan Year among the Profit Sharing Active Accounts of those Participants who are Covered Participants for such Plan Year in proportion to their Covered Compensation for such Plan Year.
(c)The Employer’s Supplemental Contribution made to the Fund on behalf of a Participant for a Plan Year, the amount of any forfeitures used to restore the Participant’s account pursuant to paragraph 6.6 and amounts repaid by the Participant pursuant to paragraph 6.6 shall be allocated to the account of such Participant from which forfeited or distributed as of the last Valuation Date of such Plan Year or when repaid, respectively.
(d)The Employer’s Top Heavy Contribution to the Fund made on behalf of a Participant for a Plan Year shall be allocated to the Profit Sharing Active Account of such Participant as of the last Valuation Date of such Plan Year.
(e)Each Participant’s After-tax Matched Contributions, Before-tax Matched Contributions, After-tax Unmatched Contributions and Before-tax Unmatched Contributions (including Catch-up Contributions) to the Fund for a Plan Year shall be allocated to his After-tax Matched Account, Before-tax Matched Account, After-tax Unmatched Account and Before-tax Unmatched Account, respectively, as of the last Valuation Date of the period in such Plan Year for which made.
(f)Each Participant’s Rollover Contributions shall be allocated to his Rollover Account when made.
4.3415 Limitations on Annual Additions.
(a)Notwithstanding any other provision of the Plan, the sum of all Annual Additions allocated to the accounts of any Participant for any Limitation Year may not exceed the lesser of:
(i)$58,000 (referred to herein as the “Dollar Limitation”), or
(ii)One hundred percent (100%) of such Participant’s Total Compensation for such Limitation Year, which limitations are jointly referred to herein as the “415 Limitations”. The compensation limit referred to in clause (ii) of this subparagraph shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

(b)In determining the Dollar Limitation:
(i)The Dollar Limitation shall be automatically adjusted by the applicable Adjustment Factor, from time to time, to reflect any annual cost of living adjustments and any such adjustment (which with the original Dollar Limitation is sometimes referred to herein as the “adjusted Dollar Limitation”) shall be effective for the Limitation Year which ends with or within the calendar year for which such increase is effective.
(ii)If any Limitation Year is a period of less than twelve (12) months, then the Dollar Limitation for such Limitation Year shall be prorated by multiplying then the Dollar Limitation for such Limitation Year by a fraction, the numerator of which is the number of months in such Limitation Year and the denominator of which is twelve (12).
(c)The term “Annual Additions” shall mean the sum of the following amounts allocated to a Participant’s account under the Plan for a Limitation Year:
(i)All contributions by the Employer other than Supplemental Contributions;
(ii)All forfeitures other than those used to restore accounts pursuant to paragraph 6.6;
(iii)All Participant After-tax and Before-tax Contributions; and
(iv)Any other amounts defined as “annual additions” under Section 415 of the Code.
Notwithstanding anything to the contrary herein, the following shall not be treated as Annual Additions for purposes hereof: Catch-up Contributions made pursuant to this Plan (or similar contributions to other plans) under Section 414(v) of the Code, the restoration of a Participant’s Account in accordance with Section 411(a)(3)(D) of the Code or Section 411(a)(7)(C) of the Code or resulting from a repayment of cashouts (as described in Section 415(k)(3) of the Code) under a governmental plan (as defined in Section 414(d) of the Code), restorative payments within the meaning of Treas. Regs. Section 1.415(c)-1(b)(2)(ii)(C), Rollover Contributions and any other amounts which are excluded from being “annual additions” under Section 415 of the Code.
(d)For purposes hereof, the term “Limitation Year” means the Plan Year.
(e)For purposes hereof, the rules of Section 415 of the Code are incorporated by reference for purposes of determining “Annual Additions” and applying the “415 Limitations”.
4.4Additional Limitations on Annual Additions Where Employer Maintains More Than One Plan.
(a)If any Participant is or has been a participant in another Qualified Defined Contribution Plan or in a Qualified Defined Benefit Plans (whether or not terminated), the limitations contained in paragraph 4.3 shall be appropriately adjusted when and as required by Section 415 of the Code, as modified where applicable by Section 416 of the Code, which provisions are incorporated by reference and shall control over any contrary or omitted or inconsistent provisions in the Plan.
(b)If any Participant is or has been a participant in more than one Qualified Defined Contribution Plans (whether or not terminated, and including predecessor plans and formerly affiliated plans as and to the extent required by Section 415 of the Code), the limitations under Section 415 of the Code apply as if all such Qualified Defined Contribution Plans were one plan. In the event that the 415 Limitations would otherwise be exceeded for a Limitation Year, the applicable limitation shall be applied for such Participant by limiting the allocation of Annual Additions to the accounts of such Participant as follows:
(i)Plans with Different Limitation Years. If a Participant participates in multiple Qualified Defined Contribution Plans sponsored by the Employer with different Limitation Years, the maximum Annual Additions in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant’s accounts in the other plans for such Limitation Year.

(ii)Plans with the Same Limitation Year. If a Participant participates in multiple Qualified Defined Contribution Plans sponsored by the Employer which have the same Limitation Year, then (I) if only one of the plans is subject to Section 412 of the Code, the Annual Additions will first be credited to the Participant’s accounts in the plan so subject; and (II) if none of the plans are subject to Section 412 of the Code, the maximum Annual Additions in this Plan for a given Limitation Year will either (1) equal the product of the maximum Annual Additions for such Limitation Year minus any other Annual Additions previously credited to the Participant’s account, multiplied by the ratio that the Annual Additions which would be credited to a Participant’s accounts hereunder without regard to the limitations imposed with respect to the aggregation of plans bears to the Annual Additions for all plans described in this clause (ii), or (2) be reduced by the Annual Additions credited to the Participant’s accounts in the other plans for such Limitation Year.
(c)Solely for purposes of paragraphs 4.3, 4.4 and 4.5, the following words and terms shall have the meaning set forth below in this subparagraph:
(i)The term “Qualified Defined Contribution Plan” means any plan maintained by the Employer or portion thereof described or treated as a defined contribution plan within the meaning of Sections 414(i) and 415(k) of the Code, including, but not limited to, defined contribution plans qualified under Section 401(a) of the Code, tax sheltered annuity contracts described in Section 403(b) of the Code, simplified employee pension plans described in Section 408(k) of the Code, any employee contribution portion of and any cost of living protection arrangement under a defined benefit plan qualified under Section 401(a) of the Code, any individual medical account under a pension or annuity plan within the meaning of Section 415(1) of the Code, and any welfare benefit fund within the meaning of Section 419(e) of the Code.
(ii)The term “Qualified Defined Benefit Plan” means any plan maintained by the Employer or portion thereof described or treated as a defined benefit plan within the meaning of Sections 414(j) and 415(k) of the Code.
(d)In complying with the limitations of Section 415 of the Code, all other transitional rules under any law enacting or amending Section 415, or Section 416 as applicable to Section 415, of the Code shall be applicable as determined by the Plan Sponsor.
4.5Special Account for Unallocated Annual Additions.
(a)If the Administrator determines that the amount of a Participant’s Annual Additions exceed the limitations set forth herein, the excess Annual Additions shall be corrected as permitted under the Internal Revenue Service’s Employee Plans Compliance Resolution System (“EPCRS”), including any successor system or program thereto, or pursuant to any other available guidance from the Internal Revenue Service or U. S. Department of the Treasury.
(b)All contributions by the Employer for such Plan Year which are excess Annual Additions or which are forfeited and not reallocated shall be retained as an undesignated account on the books of the Fund for allocation among the accounts of the Participants as a part of the Employer’s contribution next due for the next following Plan Year. Any such amounts so used shall be treated for allocation purposes of the Plan as a part of the contribution by the Employer.
(c)Notwithstanding any other provisions of the Plan, the undesignated Employer Account maintained pursuant to this paragraph shall from time to time be prorated among and held in each division of the Fund other than the Loan Fund in the same proportions as the aggregate of all Participants’ interests in each such division of the Fund, and such undesignated Employer Account shall not share in any valuation adjustments otherwise made pursuant to paragraph 4.6 hereof.
(d)Notwithstanding any other provisions of the Plan, no contributions by the Employer (other than Before-tax Contributions deemed to be Employer contributions for federal income tax purposes) which would constitute amounts subject to the 415 Limitations of paragraph 4.3 for a Plan Year may be made to the Plan until any balance at the beginning of such Plan Year in the undesignated account maintained pursuant to this paragraph 4.5 has been allocated among the accounts of Participants.

(e)Notwithstanding any other provisions of the Plan to the contrary, if the Administrator determines that a Participant’s rate of contribution would, based on his anticipated Total Compensation for a Limitation Year, cause his projected Annual Additions for such Limitation Year to exceed his 415 Limitations for such Limitation Year, the Administrator may cease allocating contributions by the Employer to such Participant’s accounts in the Plan.
4.6Valuation of Assets and Allocation of Valuation Adjustments. Earnings, losses and valuation change adjustments (referred to herein collectively as the “net increase or decrease in value” or as the “valuation adjustments”) shall be made at least annually to Participants’ accounts as hereinafter provided:
(a)As of and within a reasonable time after each Valuation Date and as of the date of any transfer out of or benefit payment from a segregated account in the Loan Fund, the Trustee shall value the assets held in each such affected segregated account in the Loan Fund and the Administrator shall adjust each such account to reflect its net increases and decreases in value since the last valuation thereof Expenses incurred and paid out of Plan assets in connection with the administration and investment by such a segregated account shall be charged to the segregated account incurring the same in such non-discriminatory manner as determined by the Administrator.
(b)Within a reasonable time after each Valuation Date, the Trustee shall determine the value of the assets held in the unsegregated accounts in each division of the Fund other than the Loan Fund as of such Valuation Date and the Administrator shall then adjust each unsegregated account on the books of the Fund proportionately (disregarding any negative valuation balances hereunder) to reflect the net increase or decrease in value since the last Valuation Date (the “valuation period”). The following rules shall apply:
(i)Such valuation and adjustments shall be made separately with respect to each such division of the Fund and with respect to each of the Participant’s accounts in such division of the Fund.
(ii)The net increase or decrease in value of each division of the Fund shall be allocated to the accounts of Participants held in such division of the Fund in proportion to the balance in each such account of a Participant at the last Valuation Date, and less all withdrawals, distributions or other payments and all transfers to segregated accounts from such account since the last Valuation Date (referred to as the “valuation balance”).
(iii)For purposes hereof, the “net investment rate of return or loss” of any Fund division for a valuation period is a fraction, the numerator of which is the net increase or decrease in value of such Fund division for such valuation period and the denominator of which is the valuation balance with respect to such Fund division for such valuation period.
(c)Promissory notes of Participants or Beneficiaries held by the Trustee in the Loan Fund shall be valued at the face amount of their unpaid principal balances and, in the event the accrual method of accounting is used for such purpose, any interest accrued but unpaid thereon; and other assets of the Fund shall be valued at their fair market value as of each Valuation Date or other valuation thereof.
(d)The valuation adjustment contemplated by this paragraph shall be made before amounts are forfeited from accounts each Plan Year.
(e)The Administrator shall select the method of accounting (either the cash method or the accrual method or some permissible combination thereof) to be used for purposes hereof.
(f)Notwithstanding the foregoing or any other provision of the Plan to the contrary but subject to the prohibitions and requirements of the Act and the Code, expenses incurred in the administration of the Plan and the Fund may be charged to Plan accounts on either a pro rata basis or a per capita basis, and/or may be charged to the account of the affected Participant(s) on a usage basis (rather than to the accounts of all Participants), as directed by the Administrator on a uniform and non-discriminatory basis for purposes of the tax qualification provisions of the Code. Without limiting the foregoing, some or all of the reasonable expenses attendant to the making and administering of Participant loans, the determinations needed with respect to and making of hardship or other withdrawals, the calculation of benefits payable under different Plan distribution options, the distribution of Plan benefits and the review and implementation of QDROs may be charged directly to the account of the affected Participant, and different rules (i.e., pro rata, per capita, or direct charge to accounts) may apply to different groupings of Participants.

(g)If the Administrator determines in making any valuation, allocation or adjustments to any Participant’s account under the provisions of the Plan that the strict application of the provisions of the Plan will not produce equitable and non-discriminatory allocation among the Participants’ accounts, it may modify any procedures specified in the Plan for purposes of achieving an equal and non-discriminatory allocation in accordance with the general concepts and purposes of the Plan; provided, however, that any such modification shall not be inconsistent with the provisions of Section 401(a)(4), (k) and (m) of the Code.
4.7Determination of Account Balances.
(a)The value of any account on the books of the Fund at any time shall be that amount determined by adding the amount of all contributions which have been allocated to such account and all adjustments and transfers by which such account has been increased, and further by subtracting all adjustments and transfers by which such account has been decreased and all withdrawals, distributions or other payments made from such account, all as provided in the Plan.
(b)In determining account balances for any purpose of the Plan, including but not limited to valuation balances, balances available to be borrowed by Participants, transfers to and from unsegregated accounts, withdrawals, distributions and other payments, the account balance as of the last Valuation Date for which the valuation adjustments described in paragraph 4.6 have been completed and which does not precede the date as of which the account balance determination is made by more than one year, as adjusted for any applicable post-valuation additions and reductions, shall be used.
4.8Suspense Accounts.
(a)If any distribution of an Accrued Benefit is made to a Participant from his Matching and/or Profit Sharing Active Accounts before such Participant has a non-forfeitable right to his entire Accrued Benefit and before such Participant either has incurred five (5) consecutive Years of Broken Service as described in clause (i)(A) or (ii) of subparagraph 6.6(a) or has both incurred a forfeiture due to a cash-out as described in clause (i)(C) of subparagraph 6.6(a) and lost his right of restoration of a forfeited account balance as described in subparagraph 6.6(b) (referred to herein as the “requisite break in service”), the balance of such Matching and/or Profit Sharing Active Accounts after each such distribution shall be maintained as a suspended portion of his Matching and/or Profit Sharing Active Accounts until either:
(i)Such Participant has incurred the requisite break in service, in which event his non-forfeitable interest in each such suspended portion shall be designated as or added to his Matching and/or Profit Sharing Non-forfeitable Accounts pursuant to paragraph 6.6, or
(ii)Such Participant has become entitled to a non-forfeitable interest in his entire Accrued Benefit, in which event such portion shall no longer be suspended.
In no event shall any contributions or forfeitures be allocated to that part of a Participant’s Matching and Profit Sharing Active Accounts which has been so suspended, but such suspended portion shall nevertheless be adjusted to reflect the increases or decreases in the value of the Fund pursuant to paragraph 4.6.
(b)A Participant’s non-forfeitable interest at any relevant time in any suspended portion of his Matching or Profit Sharing Active Accounts shall be determined by first determining:
(i)A “factor”, which is the ratio of the value of such suspended portion at such relevant time to the value of the balance in such suspended portion immediately after such distribution, and
(ii)The “adjusted distribution”, which is the product obtained by multiplying such factor by the sum of the last adjusted distribution, if any, plus the amount of the distribution which brought about the suspension of such portion of such account.
The Participant’s non-forfeitable interest in any suspended portion of his Matching or Profit Sharing Active Account at any relevant time shall equal the excess of:

(iii)The product obtained by multiplying such Participant’s non-forfeitable percentage, determined under paragraph 6.3 at such relevant time, by the sum obtained by adding the adjusted distribution to the value of the suspended portion at such relevant time, over
(iv)The adjusted distribution.
4.9Equitable Adjustment in Case of Error or Omission; and Recovery or Offset of Overpayments.
(a)When an error or omission is discovered in the account of a Participant, the Administrator shall be authorized to make such equitable adjustments as are practical and as are determined by it as of the Plan Year in which the error or omission is discovered or corrected, including but not limited to actual retroactive reallocations, reallocations based on reasonable estimates, and other corrections described in this paragraph.
(b)In the event that the error or omission is the erroneous forfeiture from a Participant’s account or the failure to permit contributions to be made or to properly allocate contributions, forfeitures or valuation adjustments to a Participant’s account, the Plan Sponsor in its sole discretion may contribute or cause there to be contributed by any Employer funds or assets to the Plan or may permit a make-up contribution by the Participant to be made to correct such error or omission and such funds, assets or contributions shall be allocated to the account or accounts of any such affected Participant as the Administrator may direct the Trustee in writing. Any such contributed amounts (other than the portion thereof intended to compensate for previously unallocated investment gain which shall not be considered an allocation subject to the 415 Limitations of paragraph 4.3) shall be considered allocated to the Participant’s account for the Plan Year or Limitation Year to which they relate, rather than the Plan Year or Limitation Year in which actually made, for purposes of such limitations.
(c)In the event that the error or omission is the understatement or overstatement of Fund earnings and losses, the Administrator is expressly authorized to determine the appropriate equitable adjustment on the basis of a standard of materiality therefor. If the understatement or overstatement does not exceed the standard, the Administrator may direct that no correction in the allocation for the valuation period of the understatement or overstatement be made and that such error or omission be corrected solely by treating the amount of the understatement or overstatement as additional earnings or loss for a subsequent valuation period (which generally shall be the valuation period immediately following the valuation period as of which both the error or omission is discovered and a determination is made of the equitable adjustment to correct the error or omission). Unless otherwise determined in writing by the Administrator, the standard of materiality for purposes hereof for a monthly valuation period shall be an aggregate amount (determined on a monthly basis) equal to the greater of Three Dollars ($3.00) per Participant in the affected division of the Fund or one tenth of one percent (.1%) of the fair market value of the affected division of the Fund at the Valuation Date of the understatement or overstatement. This subparagraph shall apply to all such errors or omissions not yet corrected as of the Effective Date of this Restatement of the Plan.
(d)If the event the error is an overpayment to a Participant or Beneficiary (including an alternate payee under a QDRO), the recipient must return the excess to the Trustee when notified of the overpayment by the Administrator. This requirement is limited where explicit statutory provisions require limitation. If the Administrator is not prohibited by the Act or the Code from recovering erroneous payments, no Plan provision may be construed to contravene this paragraph. The right to recover overpayments is considered to be a contractual right inuring to the Plan to which each Participant or Beneficiary (including an alternate payee under a QDRO) agrees by accepting the payment.
4.10Limitation on and Distribution of After-tax Contributions, Before-tax Contributions and Matching Contributions Made by or on behalf of Highly Compensated Employees. After-tax Contributions, Before-tax Contributions and Matching Contributions made by or on behalf of Highly Compensated Employees shall be subject to the non-discrimination rules of Sections 401(k) and (m) of the Code and shall be limited, refunded or forfeited as provided in Appendix D to the Plan.
4.11Distribution of Transferred Contributions to Meet Requirements Similar to Those of Paragraph 4.10. In the event that Deferral Contributions (as defined in Appendix D to the Plan) or Aggregate Contributions (as defined in Appendix D to the Plan) are transferred from another plan to this Plan the provisions of Appendix D to the Plan shall apply and such contributions shall be limited, refunded or forfeited as provided in Appendix D to the Plan.

4.12Special Rules for Reemployed Veterans.
(a)Notwithstanding any other provision of the Plan, the following special rules shall apply in order to provide Make-up Contributions to the Plan on behalf of Reemployed Veterans:
(i)Make-up Contributions shall be made to the Plan by the Employer on behalf of a Reemployed Veteran, and allocated to the appropriate account of the affected Participant’s Accrued Benefit, in such amount and at such time or times as is required by the USERRA.
(ii)Make-up Contributions with respect to a Reemployed Veteran shall not be subject to any otherwise applicable contribution limits under Sections 402(g), 402(h), 403(b), 408, 415, or 457 of the Code or any otherwise limit on deductible contributions under Sections 404(a) or 404(h) of the Code as applied with respect to the Plan Year or taxable year, as applicable to the relevant section of the Code, in which the contribution is made. A Make up Contribution shall not be taken into account in applying the contribution or deductible contribution limits to any other contribution made during the Plan Year or taxable year, as applicable to the relevant section of the Code. Make-up Contributions shall not exceed the aggregate amount of contributions that would have been permitted under the Plan contribution and deductible contribution limits for the Plan Year or taxable year, as applicable to the relevant section of the Code, to which the contribution relates had the Reemployed Veteran continued to be employed by the Employer during the period of his Qualified Military Service.
(iii)Make-up Contributions shall not be treated as contributions for purposes of determining Top Heavy Contributions required to be made by the Employer for either the Plan Year in which they are made or for the Plan Year to which they relate.
(iv)Compensation to be used for purposes of determining Make-up Contributions with respect to a period of Qualified Military Service shall mean the Compensation (as otherwise defined in the Plan but based on rate of pay) which the Reemployed Veteran would have received but for his Qualified Military Service. If a Reemployed Veteran’s pay is not readily determinable, the Reemployed Veteran’s Compensation shall then be his average Compensation for the 12 month period (or actual shorter period of employment) immediately preceding his Qualified Military Service.
(v)The following service counting rules shall apply:
(A)A Reemployed Veteran shall not be considered to have incurred a Year of Broken Service by reason of his Qualified Military Service.
(B)Qualified Military Service of a Reemployed Veteran shall be counted as service for vesting and benefit accrual under the Plan.
(vi)A Reemployed Veteran shall be entitled to Matching Contributions that are contingent on elective deferrals or employee contributions for the period of his Qualified Military Service only if he timely makes those contributions following his return to the Employer’s service as provided in this paragraph.
(b)Notwithstanding any other provision of the Plan, a Reemployed Veteran shall be entitled to make After-tax Contributions and Before-tax Contributions for the period of his Qualified Military Service following his return to the Employer’s service as follows:
(i)Such contributions must be made during the period which begins on the date of reemployment with the Employer following such Qualified Military Service and ends on the earlier of (A) the Reemployed Veteran’s severance from employment with the Employer or (B) the end of the period equal to the lesser of (I) three times the Reemployed Veteran’s period of Qualified Military Service or (II) five (5) years.
(ii)The amount of such contributions shall be determined by the Reemployed Veteran but shall not exceed the maximum amount which the Reemployed Veteran could have made during the period of his Qualified Military Service in accordance with the applicable limitations and rules of the Plan as though the

Reemployed Veteran had continued to be employed by the Employer and received the Compensation during such period in the amount determined pursuant to this paragraph.

(iii)The maximum amount of such contributions determined in clause (ii) above shall be reduced by the amount of any such contributions actually made for during the Reemployed Veteran’s period of Qualified Military Service.
(iv)The Administrator shall adopt procedures relating to the Reemployed Veteran’s right to make After-tax Contributions and Before-tax Contributions for the period of his Qualified Military Service following his return to the Employer’s service. Such procedures shall describe the sequencing and attribution of missed contributions to Plan Years and to types of contributions.
(c)To the extent required or permitted by USERRA or Section 401(a)(37) of the Code:
(i)For purposes of determining vesting in Accrued Benefits, entitlement to death benefits under the Plan in a Plan Year beginning on or after January 1, 2007 and eligibility for a share of any Employer contribution for a Plan Year beginning on or after January 1, 2014, in the event a Participant ceases to be an Employee in order to perform Qualified Military Service and dies on or after January 1, 2007, or becomes Disabled (as defined in paragraph 5.4) on or after January 1, 2014, while performing Qualified Military Service, the Participant’s death or Disability shall be considered to have occurred while he was an Employee and, if he ceased to be an Eligible Employee in order to perform Qualified Military Service, while he was an Eligible Employee so that his Beneficiaries or, in the event of no designated Beneficiaries, his survivors as determined in accordance with subparagraph 7.3 of the Plan, are entitled to any additional benefits provided under the Plan (other than benefit accruals relating to the period of Qualified Military Service unless otherwise expressly provided), including without limitation any additional or enhanced vesting or death benefits, had the Participant resumed employment with the Employer and then terminated employment on account of death. Such Participant’s period of Qualified Military Service shall be counted for vesting and, for a Plan Year beginning on or after January 1, 2014, for benefit accrual under the Plan.
(ii)For purposes of determining the Accrued Benefit of a Participant in Qualified Military Service, in the event a Participant ceases to be an Eligible Employee in order to perform Qualified Military Service and dies on or after January 1, 2007, or becomes Disabled (as defined in paragraph 5.4) on or after January 1, 2014, while performing Qualified Military Service, the Participant shall be considered to have returned to work on the day before his death in order to receive the Make-up Contribution under the Plan relating to the period of his Qualified Military Service.
If any benefit is due by reason of this subparagraph and the Participant’s otherwise non-vested Accrued Benefit has been forfeited, the additional account balance that is due shall be restored out of forfeitures under the Plan or, if none, by a special contribution by the Employer.
(d)Effective for Plan Years beginning on or after January 1, 2009, for purposes of the Plan, Compensation (but only to the extent the Differential Wage Payments to the individual in question, if an Employee, would otherwise be included in Compensation) and Total Compensation includes Differential Wage Payments and a person receiving a Differential Wage Payment from an Employer shall be considered an Employee of that Employer. A “Differential Wage Payment” is any payment which is made to an individual by an Employer with respect to any period during which the individual is performing Qualified Military Service while on active duty for a period of more than thirty (30) days and which represents all or a portion of the wages the individual would have received from an Employer if the individual were performing services for the Employer.
(e)Effective for Plan Years beginning on or after January 1, 2009, a Participant receiving a Differential Wage Payment (as defined in subparagraph 4.12(d)) shall be considered to have severed from employment of the Employer solely for purposes of Section 401(k)(2)(B)(i)(I) of the Code and the corresponding provision of the Plan (which prohibits distribution of certain account balances attributable to certain elective, qualified non-elective and qualified matching contributions prior to a severance from employment) during any period he is performing Qualified Military Service while on active duty for a period of more than thirty (30) days; and such a Participant may elect to receive a distribution of his non-forfeitable Accrued Benefit from the Plan as though he actually severed from employment while he is receiving a

Differential Wage Payment. If such a Participant elects to receive a distribution of his non-forfeitable Accrued Benefit attributable to elective, qualified non-elective and qualified matching contributions prior to his actual severance from employment, then the Participant shall be suspended for six months after the date of the distribution from making elective contributions (including Before-tax Contributions) and employee contributions (including After-tax Contributions) to the Plan as required by Section 414(u)(12(B)(ii) of the Code.

(f)Effective for Plan Years beginning on or after January 1, 2009, if a Participant is ordered or called to report for Qualified Military Service for a period in excess of 179 days or for an indefinite period, such Participant may request an in-service distribution of his non-forfeitable Accrued Benefit attributable to elective contributions and qualified non-elective or qualified matching contributions treated as elective contributions (a “Qualified Reservist Distribution”). A Qualified Reservist Distribution must be requested and made during the period beginning on the date of such order or call to active duty and ending at the close of the active duty period. A Qualified Reservist Distribution is not subject to the 10% early withdrawal penalty of Section 72(t) of the Code. A Participant who receives a Qualified Reservist Distribution may elect to make a contribution or contributions equal in the aggregate to the Qualified Reservist Distribution to an individual retirement account during the two-year period beginning on the day following the end of the active duty period. Dollar limitations that are otherwise applicable to individual retirement accounts shall not apply to such contributions.
(g)For purposes of this paragraph, the following terms have the following meanings:
(i)“Make-up Contributions” means the contributions which are required to be made to the Plan for a Reemployed Veteran pursuant to the USERRA and Section 414(u) of the Code. These contributions generally are the contributions by the Employer that would have accrued to the Reemployed Veteran under the Plan, but for his absence due to his Qualified Military Service. Neither the Make up Contribution obligation nor this paragraph requires that (A) any earnings be credited to the account of a Reemployed Veteran with respect to any Make up Contribution before such contribution is actually made or (B) the Plan provide for any make-up allocation of any forfeitures that occurred during the period of a Reemployed Veteran’s Qualified Military Service.
(ii)“Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service and to the Employer.
(iii)“Reemployed Veteran” means a person who is or, but for his Qualified Military Service, would have been a Participant at some time during his Qualified Military Service and who is entitled to the restoration benefits and protections of the USERRA with respect to his Qualified Military Service and the Plan.
(iv)“USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994.
ARTICLE V
Retirement Dates
5.1Normal Retirement Date. The Normal Retirement Date of a Participant shall be the first day of the calendar month next following the date on which the Participant attains his Normal Retirement Age.
5.2Delayed Retirement Date. A Participant who continues in the active employment of the Employer beyond his Normal Retirement Date shall continue to participate in the Plan, and his Delayed Retirement Date shall be the first day of the calendar month next following the date of termination of his employment with the Employer.
5.3Early Retirement Date. A Participant who has attained the age of fifty-five (55) years or more while an Employee and has completed at least ten (10) Years of Vesting Service as determined for vesting purposes under paragraph 6.5 may retire from the employment of the Employer prior to his Normal Retirement Date and his Early Retirement Date shall be the first day of the calendar month next following the date of such retirement.

5.4Disability Retirement Date.
(a)A Participant who, while an Employee, is Disabled, as hereinafter determined, may retire from the employment of the Employer prior to his Normal Retirement Date and his Disability Retirement Date shall be the first day of the calendar month next following the date of such retirement.
(b)“Disability” or “Disabled” means the total and continuous inability of the Participant to engage in any and every gainful occupation or employment or substantial gainful activity for which he is qualified or may reasonably become qualified by reason of his training, education or experience by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve (12) months. For purposes hereof:
(i)The permanence and degree of such impairment shall be supported by medical evidence satisfactory to the Administrator.
(ii)The determination of the status of a Participant as a Disabled Participant shall be made by the Administrator. In making its determination, the Administrator may rely on the advice of one or more physicians appointed or approved by the Plan Sponsor, and the Administrator shall have the right to require further medical examinations from time to time to determine whether there has been any change in the Participant’s condition.
(iii)It is intended that the definition of the terms “Disability” and “Disabled” have the same meaning, or be based on the same standard, as the phrase “permanently and totally disabled” as used in Section 22(e)(3) of the Code.
ARTICLE VI
Vesting
6.1Vesting at Attainment of Normal Retirement Age or Disability. Upon either:
(i)A Participant’s having attained his Normal Retirement Age while employed by the Employer, or
(ii)A Participant’s Disability (as defined in paragraph 5.4) while employed by the Employer, the Accrued Benefit of such Participant shall be fully vested and non-forfeitable.
6.2Vesting at Death. If a Participant dies while employed by the Employer, the Accrued Benefit of such Participant shall be fully vested and non-forfeitable.
6.3Vesting in Matching and Profit Sharing Active Accounts at Other Times.
(a)Notwithstanding any contrary provision hereof, each Participant who is credited with an Hour of Service as an Eligible Employee on or after July 1, 2002 shall, upon meeting such employment and service conditions, have a fully vested and non-forfeitable interest in his Matching and Profit Sharing Active Accounts.
(b)Except as otherwise provided herein, at any time when a Participant is not fully vested in his Matching and Profit Sharing Active Accounts under paragraphs 6.1 or 6.2 or subparagraph 6.3(a), he shall have a non-forfeitable interest in a percentage of his Matching and Profit Sharing Active Accounts depending upon the number of Years of Vesting Service with which he is credited at such time in accordance with the schedule below:

Years of Vesting Service	Non-forfeitable Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

Notwithstanding the foregoing, if a Participant is or has been a “Disabled Participant” as provided in the January 1, 1989 Restatement of the Plan, he shall at all times have a fully vested and non-forfeitable interest in that portion of his Profit Sharing Account attributable to allocations of the Profit Sharing Contribution on the basis of his “imputed Compensation” pursuant to the January 1, 1989 Restatement of the Plan.
6.4Vesting in Accrued Benefit Other Than Matching and Profit Sharing Active Accounts. A Participant shall at all times have a fully vested and non-forfeitable interest in his Accrued Benefit other than his Matching and Profit Sharing Active Accounts.
6.5Vesting Service Rules. For the purpose of computing a Participant’s non-forfeitable right to a percentage of his Matching and Profit Sharing Active Accounts, all Years of Vesting Service shall be included except Years (or portions thereof) of Vesting Service disregarded under the following rules:
(a)Any of his Years of Vesting Service completed prior to his incurring a Year of Broken Service shall be disregarded until he has completed a Year of Vesting Service following his Year of Broken Service.
(b)Any of his Years of Vesting Service completed prior to one Year of Broken Service shall be disregarded if he has, at the end of any such Year of Broken Service:
(i)No non-forfeitable right to an Accrued Benefit derived from the Employer’s contributions to this Plan (which contributions for this purpose include Before-tax Contributions), and
(ii)Consecutive Year(s) of Broken Service which equal or exceed his aggregate Year(s) of Vesting Service before the commencement of such Year(s) of Broken Service, and
(iii)For service computations in Plan Years commencing on and after January 1, 1985, at least five (5) consecutive Years of Broken Service.
For purposes of this subparagraph, a Participant’s aggregate Years of Vesting Service shall not include Years of Vesting Service which are at any time excluded by the application of the provisions of this subparagraph.
(c)Any of his Years of Vesting Service occurring prior to any termination of employment by the Participant with the Employer before January 1, 1976 shall be disregarded.
6.6Forfeiture and Restoration of Matching and Profit Sharing Active Accounts.
(a)The balance of a Participant’s Matching and Profit Sharing Active Accounts in excess of his non-forfeitable interest therein shall be forfeited at the earlier of the following dates (his “forfeiture date”):
(i)In the event of separation from service, the balance of a Participant’s Matching and Profit Sharing Active Accounts in excess of his non-forfeitable interest therein shall be forfeited at the earlier of:
(A)At the end of five (5) consecutive Years of Broken Service,
(B)At the date of his death, in the event of his death after his cessation of employment with the Employer, or

(C)At the date the distribution of his entire non-forfeitable Accrued Benefit is completed (a “cash-out”).
(ii)In all other cases, the balance of a Participant’s Matching and Profit Sharing Active Accounts in excess of his non-forfeitable interest therein shall be forfeited where the Participant is an Employee and his non vested account balance has not been forfeited pursuant to clause (i) of this subparagraph (or if it has been so forfeited, it has also been restored as provided therein) at the end of any five (5) consecutive Years of Broken Service.
After a Participant’s forfeiture date (and the loss of his right of restoration described in subparagraph 6.6(b), if applicable), his non-forfeitable interest in his Matching and Profit Sharing Active Accounts shall then be designated as or added to his Matching and Profit Sharing Non-forfeitable Accounts and no further allocations of any part of the Matching, Profit Sharing or Top Heavy Contributions by the Employer or of any forfeitures shall be made to such account thereafter.
(b)If a Participant incurs a forfeiture date due to a cash-out and again becomes an Employee (the date of which is referred to herein as the “Re-employment Date”), an amount equal to such forfeited account balance (without increase or decrease for valuation adjustments in the Fund after the forfeiture) shall be restored to his Matching and Profit Sharing Active Accounts through a Supplemental Contribution made by the Employer for such Plan Year in which both:
(i)While an Employee, he repays to the Fund the amount of the distribution from his Matching and Profit Sharing Accounts, and
(ii)Such repayment is made before the earlier of (I) the date he incurs five (5) consecutive Years of Broken Service after the date of his forfeiture or (II) the date which is five (5) years after his Reemployment Date (at which earlier date his restoration right expires).
(c)For purposes of this subparagraph, a Participant who has no non-forfeitable interest in his Accrued Benefit shall be deemed to have been cashed-out pursuant to the provisions of this paragraph upon his ceasing to be an Employee and shall be deemed to have repaid such cashed-out benefit upon his Re-employment Date provided that such Re-employment Date occurs before his restoration right expires.
(d)If a Participant has incurred a forfeiture date or an expiration of his restoration right with respect to his Matching and Profit Sharing Active Accounts, and if he later is entitled to an allocation of Matching, Profit Sharing or Top Heavy Contributions or forfeitures, new Matching and Profit Sharing Active Accounts shall be established for such Participant. Years of Vesting Service after such event shall not be taken into consideration in determining the amount of such Participant’s previously established Matching and Profit Sharing Active or Non-forfeitable Accounts.
ARTICLE VII
Death Benefits
7.1Death after Benefit Commencement Date. If a Participant dies after his Accrued Benefit has begun to be paid to him, the only benefits payable under the Plan after his death shall be those, if any, provided under the form of payment being made to him at his death.
7.2Death before Benefit Commencement Date. If a Participant dies before his Accrued Benefit has begun to be paid to him, his non-forfeitable Accrued Benefit under the Plan shall be paid to his Beneficiary at the time and in the manner described in ARTICLE VIII.
7.3Beneficiary Designation.
(a)Subject to the rights of his Spouse as hereinafter provided, each Participant shall have the right to notify the Administrator of any designation of a Beneficiary to receive, if alive, benefits under the Plan in the event of his death. Such designation may be changed from time to time by notice to the Administrator. Notwithstanding anything to the contrary in the foregoing, the Beneficiary of any Participant who dies on or after August 23, 1984 and who is credited with at least one “Hour of Service” (as defined in the Salaried Retirement Plan) or one paid hour of leave from the Employer on or after August 23, 1984 shall be the Participant’s surviving Spouse, if any, and no contrary Beneficiary designation shall be given effect unless such surviving Spouse consents to the Beneficiary designation.

(b)If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or, except when his Beneficiary is his Spouse, cannot be located by the Administrator within one year after the date when the Administrator commenced making a reasonable effort to locate such Beneficiary, then his surviving Spouse, or if none, then his children (whether by blood or adoption) in equal parts per stirpes, or if none, then the executor or the administrator of his estate shall be deemed to be his Beneficiary.
(c)Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary. If a Beneficiary shall survive the Participant, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Participant, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary. If multiple Beneficiaries are designated, absent provisions by the Participant, those named or the survivors of them shall share equally any benefits payable under the Plan. Any Beneficiary, including the Participant’s Spouse, shall be entitled to disclaim any benefit otherwise payable to him under the Plan.
7.4Spousal Consent Procedures. Any Beneficiary designation by a Participant for purposes of paragraph 7.3 shall be subject to the following rules:
(a)Such Beneficiary designation shall not be given effect unless either:
(i)The Participant’s Spouse consents in writing thereto and the Spouse’s consent acknowledges its effect and is notarized by a notary public (or the equivalent), or
(ii)It is established to the satisfaction of the Administrator that such consent may not be obtained because there is no Spouse, because the Spouse cannot be located, because the Participant has been abandoned by the Spouse (which fact shall be determined under applicable law and evidenced by a court order so specifying), or because of such other circumstances as may be provided under Section 417(a)(2)(B) of the Code.
(b)If a Spouse consents to a Participant’s Beneficiary designation, such consent shall either be in the form of:
(i)A limited consent which acknowledges the specific non Spouse Beneficiary or class of non Spouse Beneficiaries (including any multiple, contingent or successive Beneficiary or class of Beneficiaries), if any, or
(ii)If permitted by the Administrator on a uniform and non-discriminatory basis, a general consent which acknowledges the Spouse’s right (and awareness thereof) to limit consent only to a specific Beneficiary or class of Beneficiaries and in which the Spouse voluntarily elects to relinquish such right.
(c)If a Spouse consents to a Participant’s Beneficiary designation, any change (other than a revocation of the Beneficiary designation altogether) therein by the Participant shall require the further consent of his Spouse in accordance with the applicable provisions of this paragraph (unless the Spouse has given a general consent which expressly permits changes therein by the Participant without any requirement of further consent by the Spouse).
(d)Any such consent by a Spouse may not be revoked by such Spouse.
(e)Any such consent by a Spouse, or the establishment that the consent of a Spouse need not be obtained, shall be effective only with respect to such Spouse.

ARTICLE VIII
Payment of Benefits
8.1Time of Payment.
(a)Except as provided in clause (iii) below, the non-forfeitable Accrued Benefit of a Participant shall become payable to the Participant, if then alive, no earlier than the cessation of employment with the Employer and at a time determined by the Administrator in accordance with the following rules:
(i)The non-forfeitable Accrued Benefit of the Participant shall normally commence to be paid at the following applicable times:
(A)If the entire non-forfeitable Accrued Benefit of a Participant does not exceed $5,000, such Accrued Benefit shall be paid to the Participant as soon as possible after his termination of employment with the Employer for reasons other than retirement under the Plan.
(B)In the case of a Participant who retires under the terms of the Plan, such Accrued Benefit shall commence to be paid as soon as possible after the date of his retirement, subject to the requirements of clause (iv) of this subparagraph.
(C)If the entire non-forfeitable Accrued Benefit of a Participant who terminates his employment with the Employer for reasons other than retirement or death exceeds, at the time of the distribution, $5,000, such Accrued Benefit shall commence to be paid as soon as possible after his termination of employment with the Employer, subject to the requirements of clause (iv) of this subparagraph.
(ii)Notwithstanding the foregoing, the non-forfeitable Accrued Benefit of a Participant shall not commence to be paid later than the sixtieth (60th) day after the end of the Plan Year in which occurs the later of:
(A)The date on which the Participant attains his Normal Retirement Age, or
(B)The date on which he ceases to be an Employee.
(iii)Notwithstanding the foregoing, the non-forfeitable Accrued Benefit of a Participant shall commence to be paid by the April 1 (sometimes referred to as the “Required Beginning Date”) immediately following the calendar year in which occurs the later of the following applicable event (the “Required Beginning Event”):
(A)The date the Participant attains the age seventy-two (72) (seventy and one-half (70-1/2) for Participants who attained this age on or before December 31, 2019), or
(B)If the Participant is not a 5% Owner, the date the Participant retires from the service of the Employer or otherwise ceases to be employed by the Employer. For purposes hereof a “5% Owner” means a Participant who is a more than five percent (5%) owner of the Employer (as defined for purposes of determining Key Employees) with respect to the Plan Year ending in the calendar year in which the Participant attains the age seventy-two (72) (seventy and one-half (70-1/2) for Participants who attained this age on or before December 31, 2019) (a “5% Owner”).
The non-forfeitable Accrued Benefit of a Participant for each Plan Year after his Accrued Benefit commences pursuant to this clause shall commence to be paid as soon as possible after each such Plan Year.
(iv)Notwithstanding the foregoing, payment shall not commence to be made to a Participant whose non-forfeitable Accrued Benefit exceeds $5,000 before he attains his Normal Retirement Age without his first having filed a written consent to payment with the Administrator.

(v)Notwithstanding the foregoing other than clause (iii), except as provided in ARTICLE IX, the non-forfeitable Accrued Benefit of a Participant shall not commence to be paid before the earlier of:
(A)The date such Participant ceases to be employed by the Employer by reason of death, disability, retirement or other severance from employment within the meaning of Section 401(k) of the Code (regardless of when the severance from employment occurred). (For this purpose, (I) cessation of employment in connection with a sale of less than substantially all the assets used in a trade or business where no Plan assets are transferred to the acquiring employer’s qualified plan will be deemed a severance from employment; (II) a change in status from being an Employee who is not a Leased Employee to being a Leased Employee is not considered to be a severance from employment; and (III) a Participant does not have a severance from employment if, in connection with a change of employment, the Participant’s new employer maintains a plan with respect to the Participant by continuing or assuming sponsorship of the Plan or by accepting a transfer of Plan assets and liabilities (within the meaning of Section 414(1) of the Code) with respect to the Participant), or
(B)The date of termination of the Plan without the establishment by the Employer (determined as of the date of the Plan termination) of an alternative defined contribution plan as determined for purposes of Section 401(k) of the Code. An “alternative defined contribution plan” generally means any other defined contribution plan that exists at any time during the period beginning on the date of Plan termination and ending twelve (12) months after distribution of all assets in connection with the Plan termination, provided, however, that following plans are excluded from being an alternative defined contribution plan: an employee stock ownership plan as defined in Section 409 or 4975(e)(7) of the Code, a simplified employee pension as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that satisfies the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f) of the Code, and a plan under which fewer than two percent (2%) of the Employees eligible to participate in the Plan at the date of its termination are or were eligible to participate at any time during the twenty-four (24) month period beginning twelve (12) months before its termination.
Clause (v)(B) of this subparagraph shall not apply unless the distribution occurring by reason of an event described therein is a Lump Sum Payment.
(b)The non-forfeitable Accrued Benefit of a Participant who is deceased before such Accrued Benefit commences to be paid to him shall become payable to his Beneficiary as soon as possible after the date of the Participant’s death.
(c)Notwithstanding the foregoing provisions of this paragraph, a Participant who retires under the terms of the Plan may elect a later date on which such Accrued Benefit shall become payable. Such later date shall not be later than the latest time for payment under clause (iii) of subparagraph 8.1(a). Such election shall be in writing, executed and filed with the Administrator at least thirty (30) days (or such shorter period as the Administrator may permit on a uniform and non-discriminatory basis) before the date such Accrued Benefit otherwise becomes payable, and it shall set forth and shall be conditioned upon the payment of such Accrued Benefit in the form of a Lump Sum Payment as provided herein. Any such election may be revoked or modified at any time.
(d)If all or a part of a Participant’s non-forfeitable Accrued Benefit is assigned to and becomes payable to an alternate payee who is the Participant’s former spouse pursuant to a QDRO (as contemplated by paragraph 15.7) and if the entire amount of such Accrued Benefit is desired to be received, then payment of such entire assigned Accrued Benefit shall be made in the form of a Lump Sum Payment (as defined in paragraph 8.4) as though the alternate payee were considered a Beneficiary for purposes of payment pursuant to paragraph 8.3 as soon as reasonably possible after the QDRO pertaining to such assigned benefit is determined to be a QDRO and the alternate payee directs payment to be made, provided the Administrator receives such order and direction prior to such time.
(e)Notwithstanding the foregoing provisions of this paragraph, payment may be delayed for a reasonable period in the event the recipient cannot be located or is not competent to receive the benefit payment, there is a dispute as to the proper recipient of such benefit payment, additional time is needed to complete the Plan valuation adjustments and allocations, or additional time is necessary to properly explain the recipient’s options.

8.2Form of Payment When Participant Is the Initial Recipient. Subject to the withdrawal rights of ARTICLE a, the non-forfeitable Accrued Benefit of a Participant payable to him pursuant to paragraph 8.1 shall be paid to him in the applicable manner described in this paragraph. Payments continuing after a Participant’s death shall be made to his Beneficiary.
(a)If such non-forfeitable Accrued Benefit is paid to a Participant who ceases to be employed by the Employer for reasons other than retirement under the terms of the Plan, if such non-forfeitable Accrued Benefit is paid to a Participant pursuant to clause (iii) of subparagraph 8.1(a)), or if a deferred lump sum is elected under subparagraph 8.1(c), such Accrued Benefits shall be paid in the form of a Lump Sum Payment (as defined in paragraph 8.4).
(b)Where payment is not made pursuant to subparagraph 8.2(a), the Participant shall by written designation filed with the Administrator determine the form in which such non-forfeitable Accrued Benefit is to be paid; provided that payment shall be made in the form of a Lump Sum Payment if the Participant fails to elect a form of payment. Such Accrued Benefit shall be paid either:
(i)In a Lump Sum Payment (as defined in paragraph 8.4).
(ii)In Periodic Installments (as defined in paragraph 8.5) over a term certain not longer than fifteen (15) years and not extending beyond:
(A)The life expectancy of the Participant, or
(B)If the Participant’s Beneficiary is his Spouse, the joint life and last survivor expectancy of the Participant and his Spouse.
For purposes hereof, life expectancies shall be determined at the time such Accrued Benefit becomes payable on the basis of the applicable life expectancy or distribution period in the Single Life Table or Joint and Last Survivor Table in Section 1.401(a)(9)-9 of the Treasury regulations, and life expectancies and the applicable term certain for Periodic Installments shall not be redetermined except as required pursuant to Section 401(a)(9) of the Code.
(c)If such non-forfeitable Accrued Benefit is paid to a Participant who ceases to be employed by the Employer and who becomes a STG Employee in connection with the business combination contemplated by the STG Master Agreement, if such Participant’s non-forfeitable Accrued Benefit is paid in a Lump Sum Payment (as defined in paragraph 8.4), if such Participant’s non-forfeitable Accrued Benefit includes a promissory note representing a loan from the Plan to the Participant, if the Participant elects a direct transfer of such promissory note to the tax qualified defined contribution plan maintained by the STG Group and in which the Participant is a participant (the “STG Plan”) and if the STG Plan will accept a direct roll over of such promissory note, then such promissory note shall be directly rolled over to the STG Plan, provided that (i) the direct rollover is elected within thirty (30) days after the Participant ceases to be employed by the Employer and (ii) the promissory note and/or related documentation is revised to provide for payroll withholding of loan payments by the STG Employee’s STG Group employer (or its delegate) and pay over of the same to the trustee or other fiduciary of the STG Plan. The terms “STG Employee”, “STG Group” and “STG Master Agreement” are defined in subparagraph 1.19(j).
8.3Form of Payment When Beneficiary Is the Initial Recipient. Subject to the withdrawal rights of ARTICLE IX, in the event of a Participant’s death before his Accrued Benefit commences to be paid to him, the Participant’s non-forfeitable Accrued Benefit payable pursuant to paragraph 8.1 shall be paid to his Beneficiary in the applicable manner described in this paragraph. Payments continuing after a Beneficiary’s death shall be made to the successor Beneficiary.
(a)If such non-forfeitable Accrued Benefit is $5,000 or less, such Accrued Benefit shall be paid in the form of a Lump Sum Payment (as defined in paragraph 8.4).
(b)Where payment is not made pursuant to subparagraph 8.3(a), the Beneficiary shall by written designation filed with the Administrator determine the form in which such non-forfeitable Accrued Benefit is to be paid; provided that payment shall be in the form of a Lump Sum Payment if the Beneficiary fails to elect a form of payment. Such Accrued Benefit shall be paid either:

(i)In a Lump Sum Payment (as defined in paragraph 8.4).
(ii)In Periodic Installments (as defined in paragraph 8.5) over a term certain not exceeding fifteen (15) years and unless (A) and (B) as set forth below are satisfied, not extending beyond five (5) years after the date of the Participant’s death occurs unless:
(A)Such term certain does not extend beyond the life expectancy of the Beneficiary and the Beneficiary is an individual, and
(B)Such installments commence not later than (I) the end of the first (1st) calendar year following the calendar year in which the Participant’s death occurs in the case such individual Beneficiary is not the Participant’s Spouse or (II) the later of the end of the calendar year in which the Participant would have attained the age of seventy and one-half (70-1/2) or the end of the first (1st) calendar year following the calendar year in which the Participant’s death occurs in the case such individual Beneficiary is the Participant’s Spouse.
(c)Notwithstanding the foregoing, the Plan was amended effective January 1, 2020 to implement the following minimum distribution rules as required by the Setting Every Community Up for Retirement Enhancement Act of 2019 for Beneficiaries of Participants who die on or after January 1, 2020:
(i)If the Beneficiary is an Eligible Designated Beneficiary (as defined below), he or she shall be permitted to elect among the following forms of payment; provided that payment shall be in the form of a Lump Sum Payment if the Beneficiary fails to elect a form a payment. Such Accrued Benefit shall be paid either:
(A)In a Lump Sum Payment (as defined in paragraph 8.4).
(B)In Periodic Installments (as defined in paragraph 8.5) over a term certain resulting in distribution of the entire interest by December 31st of the year containing the tenth (10th) anniversary of the Participant’s death.
(C)In distributions over the life expectancy of the Eligible Designated Beneficiary commencing not later than (I) the end of the first (1st) calendar year following the calendar year in which the Participant’s death occurs in the case such Eligible Designated Beneficiary is not the Participant’s Spouse or (II) the later of the end of the calendar year in which the Participant would have attained age of seventy-two (72) (seventy and one-half (70-1/2) for Participants who attained this age on or before December 31, 2019) or the end of the first (1st) calendar year following the calendar year in which the Participant’s death occurs in the case such Eligible Designated Beneficiary is the Participant’s Spouse. For Eligible Designated Beneficiaries who are minor children, life expectancy distributions will occur for ten (10) years after the Beneficiary reaches the age of majority, at which time the Plan shall distribute the remaining balance.
(ii)If the Beneficiary is an individual who is not an Eligible Designated Beneficiary, he or she shall be permitted to elect among the following forms of payment; provided that payment shall be made in the form of a Lump Sum Payment if the Beneficiary fails to elect a form of payment. Such Accrued Benefit shall be paid either:
(A)In a Lump Sum Payment (as defined in paragraph 8.4).
(B)In Periodic Installments (as defined in paragraph 8.5) over a term certain resulting in distribution of the entire interest by December 31st of the year containing the tenth (10th) anniversary of the Participant’s death.
(iii)If the Beneficiary is not an individual, payment shall be made from the Plan by December 31st of the year containing the fifth (5th) anniversary of the Participant’s death; provided that payment shall be made in the form of a Lump Sum Payment if the Beneficiary fails to elect a form of payment. If the Participant died after their required beginning date, the account shall be distributed at least as rapidly as the Participant would have been paid out.

(iv)For purposes of this paragraph, the term “Eligible Designated Beneficiary” means, with respect to any Participant, any designated Beneficiary who is (I) the surviving Spouse of the Participant; (II) a child of the Participant who has not reached majority; (III) disabled (within the meaning of Code Section 72(m)(7)); (IV) a chronically ill individual (within the meaning of Code Section 7702(B)(c)(2), except that the requirements of (A)(i) thereof shall only be treated as met if there is a certification that, as of such date, the period of inability described in such subparagraph with respect to the individual is an indefinite one which is reasonably expected to be lengthy in nature; or (V) an individual not described in any of the preceding subclauses who is not more than ten (10) years younger that the Participant. The determination of whether a designated Beneficiary is an Eligible Designated Beneficiary shall be made as of the date of the death of the Participant.
For purposes hereof, life expectancies shall be determined at the time such Accrued Benefit becomes payable on the basis of the applicable life expectancy or distribution period in the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations, and life expectancies and the applicable term certain for Periodic Installments shall not be redetermined except as required pursuant to Section 401(a)(9) of the Code.
8.4Lump Sum Payments. The term “Lump Sum Payment” generally means a single payment of the entire non-forfeitable Accrued Benefit. A non-forfeitable Accrued Benefit of a Participant payable in the form of a Lump Sum Payment shall be determined as of the last Valuation Date (or other time of valuation hereunder) for which the valuation adjustment under paragraph 4.6 have been completed prior to the date of payment to which shall be added any contributions or other adjustments allocated after such Valuation Date (or other time of valuation hereunder) and from which shall be subtracted any distributions or other adjustments since such Valuation Date (or other time of valuation hereunder). In the event an Accrued Benefit is to be paid in a Lump Sum Payment and the amount thereof has not been determined, the Administrator is authorized to make one or more interim payments prior to the time the amount of such Lump Sum Payment is finally determined.
8.5Periodic Installments.
(a)The term “Periodic Installments” means periodic payments in amounts determined by the Administrator and paid monthly, quarterly or annually. Each installment paid to a Participant or to a Beneficiary shall be determined pursuant to a fractional method under which the amount of each installment is equal to the quotient obtained by dividing the amount of such Participant’s non-forfeitable Accrued Benefit determined as though a Lump Sum Payment were being made by the number of installment payments then remaining to be made, provided that monthly (as opposed to quarterly or annual) installment payments may be adjusted only quarterly.
(b)In the event an Accrued Benefit is to be paid in the form of Periodic Installments and the amount of any installment has not been determined, the Administrator is authorized to make one or more interim payments prior to the time the amount of such installment is finally determined.
(c)Upon the death of a Participant after his non-forfeitable Accrued Benefit becomes payable in Periodic Installments, the amounts of any Periodic Installments remaining unpaid shall be paid to his Beneficiary over the remaining term certain for such installments subject to such advance or acceleration thereof permitted hereunder.
(d)Notwithstanding the foregoing, if a Participant dies before his Required Beginning Date (as defined in clause (iii) of subparagraph 8.1(a)) and is receiving at the time of his death, Periodic Installments, the amount of any Periodic Installment shall be redetermined to the extent required to satisfy the minimum distribution requirement of Section 401(a)(9) of the Code.
8.6Advance on or Acceleration of Deferred Payment or Periodic Installments. If distribution of a Participant’s non-forfeitable Accrued Benefit has been deferred by election of the Participant or is being made from the Fund in the form of Periodic Installments, payment of all or part of any such remaining Accrued Benefit may be made to the Participant or to the Beneficiary entitled to benefits prior to the scheduled time for payment upon written application delivered to the Administrator. Only one such request shall be permitted in any Plan Year.

8.7Plan-to-plan Direct Rollover as a Distribution Option.
(a)Notwithstanding any contrary provision of the Plan, but subject to any de minimis or other exceptions or limitations provided for under Section 401(a)(31) of the Code:
(i)Any prospective recipient (whether a Participant, a surviving spouse or a current or former spouse who is an alternate payee under a qualified domestic relations order) of a distribution from the Plan which constitutes an “eligible rollover distribution” (to the extent otherwise includible in the recipient’s gross income) may direct the Trustee to pay the distribution directly to an “eligible retirement plan”;
(ii)If (A) the present value of the entire non-forfeitable Accrued Benefit payable to a Participant equals $5,000 or less, (B) the Participant has not attained the later of his Normal Retirement Age or the age of sixty-two (62) and (C) the Participant does not either consent in writing to a distribution to him (as opposed to a rollover to an “eligible retirement plan”) or direct in writing the distribution be made to a specified “eligible retirement plan” or plans, then any “eligible rollover distribution” payable to the Participant shall be made by the Trustee’s paying the distribution directly to an “eligible retirement plan” which is an individual retirement plan in a direct rollover to the individual retirement plan on behalf of the Participant (an “automatic rollover”); and
(iii)Any non-spouse designated Beneficiary within the meaning of Section 401(a)(9)(E) of the Code who is a prospective recipient of an “eligible rollover distribution” from the Plan may direct the Trustee to pay the distribution directly to an “inherited IRA.”
(b)For purposes hereof, the following terms have the meanings assigned to them in Section 401(a)(31) of the Code and, to the extent not inconsistent therewith, shall have the following meanings:
(i)Except as provided below, the term “eligible retirement plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), a qualified trust described in Section 401(a) of the Code, an annuity plan described in Section 403(a) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state or an annuity contract described in Section 403(b) of the Code, an individual retirement plan described in Section 408A of the Code (sometimes referred to as a Roth IRA), that accepts the prospective recipient’s eligible rollover distribution.
(A)An “eligible retirement plan” applicable to a Participant shall also apply in the case of a distribution to a Participant’s surviving spouse and to a Participant’s spouse or former spouse who is the alternate payee under a QDRO.
(B)In the case of an eligible rollover distribution payable to a non spouse designated Beneficiary within the meaning of Section 401(a)(9)(E) of the Code, an “eligible retirement plan” means only an “inherited IRA”.
(ii)The term “eligible rollover distribution” means any distribution other than any of the following:
(A)A distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made either for the life (or life expectancy) of the recipient or the joint lives (or joint life expectancies) of the recipient and his beneficiary who is an individual or for a specified period of ten (10) or more years.
(B)A distribution to the extent it is required under the minimum distribution requirement of Section 401(a)(9) of the Code.
(C)That portion of a hardship withdrawal attributable to pre-tax elective contributions or other contributions subject to the withdrawal restrictions of Section 401(k)(2)(B)(i)(IV) of the Code.

(D)Any amount that is distributed on account of hardship (whether or not subject to the withdrawal restrictions of Section 401(k)(2)(B)(i)(IV) of the Code).
(E)Any other amount which is not considered an eligible rollover distribution for purposes of Section 402(c)(4) of the Code with respect to the Plan.
A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to a qualified plan or trust described in Section 401(a) or 403(a) of the Code or an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible, or to an individual retirement account or annuity described in Section 408(a) or (b) of the Code.
(iii)The term “inherited IRA” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) or an individual retirement plan described in Section 408A of the Code (sometimes referred to as a Roth IRA) established for the purpose of receiving the distribution where the individual retirement account or annuity or Roth IRA is treated as an inherited individual retirement account or annuity within the meaning of Section 408(d)(3)(C) or, as applicable, Section 409A(d)(3)(B) of the Code.
(c)Any such direction shall be filed with the Administrator in such form and at such time as the Administrator may require and shall adequately specify the eligible retirement plan to which the payment shall be made.
(d)The Trustee shall make payment as directed only if the proposed transferee plan will accept the payment.
(e)Any such plan-to-plan transfer shall be considered a distribution option under this Plan and shall be subject to all the usual distribution rules of this Plan (including but not limited to the requirement of spousal consent, where applicable, and an advance explanation of the option).
(f)The Administrator is authorized in its discretion, applied on a uniform and non-discriminatory basis, to apply any discretionary de minimis or other discretionary exceptions or limitations provided for under Section 401(a)(31) of the Code in effecting or declining to effect plan-to-plan transfers hereunder.
(g)Within a reasonable time (generally not more than one hundred eighty (180) days nor less than thirty (30) days) before the benefit payment date of a prospective recipient of an eligible rollover distribution from the Plan, the Administrator shall provide the prospective recipient with a written explanation of the rollover and tax rules required by Section 402(f) of the Code. In addition, where the prospective distribution is described in clause (ii) of subparagraph 8.7(a), the Administrator shall provide the written notice to the prospective recipient required by Sections 401(a)(31)(B)(i) of the Code (either separately or at the time the notice under Section 402(f) of the Code is provided) that the automatic rollover to an individual retirement plan pursuant to clause (ii) of subparagraph 8.7(a) may be transferred to another individual retirement plan.
(h)In the case of an automatic rollover described in clause (ii) of subparagraph 8.7(a):
(i)Unless otherwise determined by the Plan Sponsor by written agreement with another Plan fiduciary, the Administrator shall determine the individual retirement plan to receive the automatic rollover and the initial investment under the individual retirement plan in which the automatic rollover is invested;
(ii)The automatic rollover shall be made to an individual retirement plan within the meaning of Section 7701(a)(37) of the Code;
(iii)In connection with the automatic rollover, the Administrator shall enter into a written agreement with the individual retirement plan provider that provides:

(A)The rolled-over funds shall be invested in an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity;
(B)For purposes of clause (iii)(A) of this subparagraph, the investment product selected for the rolled-over funds shall seek to maintain, over the term of the investment, the dollar value that is equal to the amount invested in the product by the individual retirement plan;
(C)The investment product selected for the rolled-over funds shall be offered by a state or federally regulated financial institution, which shall be either (I) a bank or savings association, the deposits of which are insured by the Federal Deposit Insurance Corporation, (II) a credit union, the member accounts of which are insured within the meaning of Section 101(7) of the Federal Credit Union Act, (III) an insurance company, the products of which are protected by State guaranty associations, or (IV) an investment company registered under the Investment Company Act of 1940;
(D)All fees and expenses attendant to an individual retirement plan, including investments of the individual retirement plan (e.g., establishment charges, maintenance fees, investment expenses, termination costs and surrender charges) shall not exceed the fees and expenses charged by the individual retirement plan provider for comparable individual retirement plans established for reasons other than the receipt of a rollover distribution subject to the provisions of Section 401(a)(31)(B) of the Code; and
(E)The recipient on whose behalf the Plan makes an automatic rollover shall have the right to enforce the terms of the contractual agreement establishing the individual retirement plan, with regard to his rolled-over funds, against the individual retirement plan provider.
(iv)Participants shall be furnished a summary plan description, or a summary of material modifications, that describes the Plan’s automatic rollover provisions effectuating the requirements of Section 401(a)(31)(B) of the Code, including an explanation that the mandatory distribution in the form of an automatic rollover will be invested in an investment product designed to preserve principal and provide a reasonable rate of return and liquidity, a statement indicating how fees and expenses attendant to the individual retirement plan will be allocated (i.e., the extent to which expenses will be borne by the account holder alone or shared with the distributing Plan or Plan Sponsor), and the name, address and phone number of a plan contact (to the extent not otherwise provided in the summary plan description or summary of material modifications) for further information concerning the Plan’s automatic rollover provisions, the individual retirement plan provider and the fees and expenses attendant to the individual retirement plan; and
(v)Both the Administrator’s (or other Plan fiduciary’s) selection of an individual retirement plan and the investment of funds must not result in a prohibited transaction under Section 406 of the Act, unless such actions are exempted from the prohibited transaction provisions by a prohibited transaction exemption issued pursuant to Section 408(a) of the Act.
It is intended that the automatic rollover provisions of the Plan satisfy the safe harbor therefore under Department of Labor regulations section 2550.404a 2, and such provisions shall be interpreted and administered in accordance therewith.
8.8Notice, Election and Consent Procedures Regarding Accrued Benefit Payment.
(a)Any election authorized by subparagraph 8.2(b) and 8.3(b) and any designation or consent to a date of payment by a Participant or Beneficiary shall be in writing, shall clearly indicate the election or designation being made or the consent being given, and shall be filed with the Administrator (generally not more than one hundred eighty (180) days prior to the payment date) and in accordance with the procedures provided in the following subparagraphs to this paragraph.
(b)Within a reasonable time (generally not more than one hundred eighty (180) days nor less than thirty (30) days) before a Participant’s non-forfeitable Accrued Benefit commences to be paid, the Administrator shall by mail or personal delivery provide the Participant or his Beneficiary, as the case may be, with a written explanation of:

(i)The terms and conditions of the applicable forms of payment, including the financial effects of the applicable forms of payment.
(ii)The Participant’s right to delay receipt of his non-forfeitable Accrued Benefit until such later date allowed under paragraph 8.1, including the right to modify or revoke any election thereunder and the consequences of failing to delay or defer payment.
(iii)The Participant’s right to obtain an advance on or acceleration of payment of his non-forfeitable Accrued Benefit as provided under paragraph 8.6.
(c)Within a reasonable time before the non-forfeitable Accrued Benefit of a Participant who died prior to commencement of payment of his Accrued Benefit is to be paid, the Administrator shall by mail or personal delivery provide the Participant’s Beneficiary with a written explanation of:
(i)The terms and conditions of the applicable forms of payment
(ii)The Beneficiary’s right to delay receipt of the Participant’s non-forfeitable Accrued Benefit until such later date allowed under paragraph 8.1, including the right to modify or revoke any election thereunder.
(iii)The Beneficiary’s right to obtain an advance on or acceleration of payment of the Participant’s non-forfeitable Accrued Benefit under paragraph 8.6.
(d)Notwithstanding the other distribution timing rules herein, if a distribution is one to which Section 401(a)(11) and 417 of the Code do not apply (and it is intended that those sections do not apply to distributions from this Plan), such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a) 11(c) of the Income Tax Regulations is given, provided that:
(i)The Administrator clearly informs the recipient that, where applicable, the recipient has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect or consent to a distribution (and, if applicable, a particular distribution option), and
(ii)The recipient, after receiving the notice, affirmatively elects a distribution.
8.9Benefit Determination and Payment Procedure.
(a)The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the forms or manner of payment to the Participant or the Participant’s Beneficiary, in the event of the death of a Participant. The Administrator shall promptly notify the Trustee of each such determination that benefit payments are due or should cease to be made and provide to the Trustee all other information necessary to allow the Trustee to carry out said determination, whereupon the Trustee shall pay or cease to pay such benefits from the Fund in accordance with the Administrator’s determination.
(b)In making the determinations described in subparagraph 8.9(a), the Administrator shall take into account the terms of any QDRO received with respect to the non-forfeitable Accrued Benefit of the Participant. The time and form of payment with respect to the QDRO and the time and form of payment chosen by the Participant or his Beneficiary or required by the Plan shall not be altered by the terms of the QDRO (except as required under Section 414(p)(4) of the Code). The Administrator shall make all determinations regarding benefit payments to be made pursuant to a QDRO. Any benefit payment which may be subject to the terms of a domestic relations order received by the Administrator shall be suspended during the period the Administrator is considering whether the order is a QDRO. In the event that benefits are in pay status at the time that a domestic relations order is received, the Administrator shall promptly notify the Trustee of the amount, if any, of the benefit payments that must be suspended for the period required by the Administrator to determine the status of the order. Upon the completion of the Administrator’s review or other determination of the status of the order, the Administrator shall promptly notify the Trustee of the time benefit payments are to commence or resume, and of the identity of, and the amount and form of benefits to be paid to the person or persons to whom payment is to be made.

(c)To the extent the payment provisions of the Plan are inconsistent with and violative of the requirements of Section 401(a)(9) of the Code, the provisions of Section 401(a)(9) of the Code are hereby incorporated by reference and shall control. In this regard, with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the final and temporary regulations under Section 401(a)(9) of the Code that were published in the Federal Register on April 17, 2002, as modified by the final regulations under Section 401(a)(9) of the Code that were published in the Federal Register on June 15, 2004 (including any applicable deferred effective dates and/or transition rules), notwithstanding any other provision of the Plan to the contrary. In this regard, the following rules shall apply:
(i)The incidental death benefit requirement of Section 401(a)(9)(G) must be complied with.
(ii)Distributions shall be made in compliance with Treas. Regs. Sections 1.409(a)(9) 2 through 1.409(a)(9) 9, as applicable to the Plan.
(iii)Any provisions of the Plan which conflict with Section 401(a)(9) of the Code or the regulations thereunder noted herein are overridden and superseded.
Notwithstanding the foregoing, the Administrator shall adopt a procedure to implement the waiver of 2020 required minimum distributions, as described in Section 401(a)(9)(I) of the Code, which shall conform with the guidance in IRS Notice 2020-51. In particular, participants and beneficiaries who would have been required to receive a 2020 required minimum distribution will not receive such distribution unless he or she chooses to receive the distribution; provided, however, that the following categories of participants and beneficiaries will receive the distribution: (i) participants or beneficiaries who would have been required to receive required minimum distributions for 2019 by April 1, 2020; (ii) participants or beneficiaries who, prior to the enactment of Section 401(a)(9)(I) of the Code, requested that a required minimum distribution for 2020 be paid on the date the individual selected in 2020; and (iii) beneficiaries of deceased participants who would have received the 2020 required minimum distribution in the absence of Section 401(a)(9)(I) of the Code (except that from March 27, 2020 until October 19, 2020, amounts that would have otherwise been considered a required minimum distribution shall not be issued to such beneficiaries).
(d)For purposes of determining whether a Participant’s non-forfeitable Accrued Benefit exceeds $5,000 under paragraphs 8.1, 8.2, 8.3 or any other provision of the Plan, the value of the Participant’s nonforfeitable Accrued Benefit shall be determined without regard to that portion of his Accrued Benefit that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.
8.10Claims Procedure.
(a)A Participant or Beneficiary (the “claimant”) shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided or approved by the Administrator for such purpose. The Administrator (or a claims fiduciary appointed by the Administrator) shall give such claim due consideration and shall either approve or deny it in whole or in part. The following procedure shall apply:
(i)The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.
(ii)If the claim is not a Disability Benefit Claim, within ninety (90) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail (postage prepaid) to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address. The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant’s claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within ninety (90) days after receipt of the claimant’s claim.

(iii)If the claim is a Disability Benefit Claim, within forty-five (45) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address. The aforesaid forty-five (45) day response period may be extended to seventy-five (75) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to seventy-five (75) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within forty-five (45) days after receipt of the claimant’s claim. Thereafter, the aforesaid seventy-five (75) day response period may be extended to one hundred five (105) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to one hundred five (105) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within seventy-five (75) days after receipt of the claimant’s claim. In the event of any such extension, the notice of extension shall specifically explain, to the extent applicable, the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide any specified information which is to be provided by the claimant.
(iv)Any notice of denial shall be written in a manner calculated to be understood by the claimant and shall:
(A)Set forth a specific reason or reasons for the denial,
(B)Make reference to the specific provisions of the Plan document or other relevant documents, records or information on which the denial is based,
(C)Describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary,
(D)Explain the Plan’s claim review procedures, including the time limits applicable to such procedures (which are generally contained in of subparagraph 8.10(b)), and provide a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following an adverse determination on review of the claim denial,
(E)In the case of a Disability Benefit Claim, include a discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(I)The views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant,
(II)The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, and
(III)A disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration,
(F)In the case of a Disability Benefit Claim, include, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request,
(G)In the case of a Disability Benefit Claim, include either the specific internal rules, guidelines, protocols, standards or other similar criterion of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criterion of the Plan do not exist, and

(H)In the case of a Disability Benefit Claim, include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.
(b)A Participant or Beneficiary whose claim filed pursuant to subparagraph 8.10(a) has been denied, in whole or in part, may, within sixty (60) days (or one hundred eighty (180) days in the case of a Disability Benefit Claim) following receipt of notice of such denial, make written application to the Administrator for a review of such claim, which application shall be filed with the Administrator. For purposes of such review, the following procedure shall apply:
(i)The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.
(ii)The claimant or his duly authorized representative shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.
(iii)The claimant or his duly authorized representative shall be provided, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim and may submit to the Administrator written comments, documents, records, and other information relating to such claim.
(iv)The Administrator (or a claims fiduciary appointed by the Administrator) shall make a full and fair review of any denial of a claim for benefits, which shall include:
(A)Taking into account all comments, documents, records, and other information submitted by the claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and
(B)In the case of a Disability Benefit Claim:
(I)Providing for a review that does not afford deference to the initial claim denial and that is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the claim denial that is the subject of the review, nor the subordinate of such individual,
(II)In making its decision on a review of any claim denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consulting with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment,
(III)Providing to the claimant or his authorized representative, either upon request in writing and free of charge or automatically, the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial that is the subject of the review, without regard to whether the advice was relied upon in making the benefit determination,
(IV)Ensuring that the health care professional engaged for purposes of a consultation under clause (iv)(B)(II) of this subparagraph shall be an individual who is neither an individual who was consulted in connection with the claim denial that is the subject of the review, nor the subordinate of any such individual,
(V)Before the Plan can issue an adverse benefit determination on review, the Administrator shall provide the claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan (or at the direction of the Plan) in connection with the claim; such evidence shall be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date, and

(VI)Before the Plan can issue an adverse benefit determination on review based on a new or additional rationale, the Administrator shall provide the claimant, free of charge, with the rationale; the rationale shall be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date.
(v)If the claim is not a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than sixty (60) days after receipt by the Administrator of the claimant’s request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within sixty (60) days after the receipt of the claimant’s request for a review.
(vi)If the claim is a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than forty-five (45) days after receipt by the Administrator of the claimant’s request for review, or ninety (90) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to ninety (90) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within forty-five (45) days after the receipt of the claimant’s request for a review.
(vii)The decision on review shall be in writing, shall be delivered or mailed by the Administrator to the claimant or his duly authorized representative in the manner prescribed in subparagraph 8.10(a) for notices of approval or denial of claims, shall be written in a manner calculated to be understood by the claimant and shall in the case of an adverse determination:
(A)Include the specific reason or reasons for the adverse determination,
(B)Make reference to the specific provisions of the Plan on which the adverse determination is based,
(C)Include a statement that the claimant is entitled to receive, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits,
(D)Include a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following the adverse determination on review,
(E)In the case of a Disability Benefit Claim, provide the following statement (if applicable and appropriate): “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”
(F)In the case of a Disability Benefit Claim, include a discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(I)The views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant,
(II)The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, and

(III)A disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration,
(G)In the case of a Disability Benefit Claim, include, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request,
(H)In the case of a Disability Benefit Claim, include either the specific internal rules, guidelines, protocols, standards or other similar criterion of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criterion of the Plan do not exist, and
(I)In the case of a Disability Benefit Claim, include any applicable contractual limitations period that applies to the claimant’s right to bring an action under Section 502(a) of ERISA, including the calendar date on which the contractual limitations period expires for the claim.
The Administrator’s decision made in good faith shall be final.
(c)The period of time within which a benefit determination initially or on review is required to be made shall begin at the time the claim or request for review is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that a period of time is extended as permitted pursuant to this paragraph due to the failure of a claimant or his duly authorized representative to submit information necessary to decide a claim or review, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant or his duly authorized representative until the date on which the claimant or his duly authorized representative responds to the request for additional information. Any lawsuit challenging a claim denial under this Plan must be commenced no later than three years after the date on which the claim was initially submitted.
(d)For purposes of the Plan’s claims procedure:
(i)A “Disability Benefit Claim” is a claim for a Plan benefit whose availability is conditioned on a determination of disability and where the Plan’s claim’s adjudicator must make a determination of disability in order to decide the claim. A claim is not a Disability Benefit Claim where the determination of disability is made by a party (other than the Plan’s claim’s adjudicator or other fiduciary) outside the Plan for purposes other than making a benefit determination under the Plan (such as a determination of disability by the Social Security Administration or under the Employer’s long term disability plan).
(ii)A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, (C) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination, or (D) in the case of a Disability Benefit Claim, constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.
(e)The Administrator may establish reasonable procedures for determining whether a person has been authorized to act on behalf of a claimant.
8.11Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Administrator may designate for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

8.12Distribution of Benefit When Distributee Cannot Be Located. The Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or Participant’s Spouse or a Participant’s Beneficiary entitled to any other benefit under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Employer’s, the Administrator’s or the Trustee’s records. If the Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Trustee shall continue to hold the benefit due such person, subject to any applicable statute of escheats.
ARTICLE IX
Withdrawals and Loans to Participants
9.1Non-Hardship Withdrawals.
(a)After-tax Unmatched Account and/or Rollover Account - A Participant who is employed by the Employer may make non-hardship withdrawals in whole or in part from his After-tax Unmatched Account and/or Rollover Account.
(b)ADP Safe Harbor Matching Account, Before-tax Unmatched Account, QNEC Account and/or QMAC Account - A Participant who is employed by the Employer and who has attained the age of fifty-nine and one half (59 1/2) may make non-hardship withdrawals in whole or in part from his ADP Safe Harbor Matching Account, his Before-tax Unmatched Account, his QNEC Account and his QMAC Account.
(c)After-tax Matched Account - A Participant who is employed by the Employer may make non-hardship withdrawals in whole or in part from his After-tax Matched Account, less that amount of his After-tax Matched Contributions made to the Plan within the twenty-four (24) calendar months preceding the month of withdrawal and considered held in such account at such time.
(d)Before-tax Matched Account - A Participant who is employed by the Employer and who has attained the age of fifty-nine and one-half (59-1/2) may make non-hardship withdrawals in whole or in part from his Before-tax Matched Account, less, for withdrawals before June 1, 2013, that amount of his Before-tax Matched Contributions made to the Plan within the twenty-four (24) calendar months preceding the month of withdrawal and considered held in such amount at such time.
(e)Matching Account - A Participant who is employed by the Employer may make non-hardship withdrawals in whole or in part from his Matching Account (to the extent vested), less that amount therein of the Matching Contributions on his behalf allocated to such account as of a date during the twenty-four (24) calendar month period preceding the month of withdrawal and considered held in such account at such time.
(f)Accrued Benefit — Commencing June 1, 2013, a Participant who is employed by the Employer and who has attained the age of sixty-five (65) may make non-hardship withdrawals in whole or in part from his Accrued Benefit (to the extent vested). Such withdrawals under this subparagraph are not permitted prior to June 1, 2013.
9.2Hardship Withdrawals.
(a)A Participant who is employed by the Employer and who suffers a Severe Hardship may, upon written request approved by the Administrator, make a hardship withdrawal of all or that portion of the sum of:
(i)The balance of his Before-tax Matched Account and his Before-tax Unmatched Account at December 31, 1988,
(ii)That amount of his Before-tax Matched Contributions and his Before-tax Unmatched Contributions made after December 31, 1988 and then considered held in his Before-tax Matched Account and his Before-tax Unmatched Account, respectively,

(iii)The balance of his After-tax Matched and Unmatched Accounts, his Rollover Account and his Matching Account (to the extent vested), and
(iv)For hardship withdrawals on or after December 2, 2019, the balance of his Before-tax Account shall include any earnings on such amounts, regardless of when such amounts were contributed or earned.
(b)“Severe Hardship” of a Participant for purposes of this paragraph shall be determined by the Administrator upon review of each situation and in accordance with the following objective standard and means an immediate and heavy need for financial assistance in meeting obligations incurred or to be incurred by the Participant, taking into account the Participant’s other reasonably available resources, as provided below. A Severe Hardship shall be considered to exist only where the conditions of both of the following clauses (i) and (ii) are satisfied:
(i)The immediate and heavy need requirement shall be considered satisfied only where the need is on account of any of the following:
(A)Expenses for (or necessary to obtain) medical care (to the extent not reimbursable or compensable by any plan, program, insurance or otherwise) described under Section 213(d) of the Code (determined without regard to whether the expenses exceed seven and one half percent (7.5%) of adjusted gross income) and incurred by the Participant or any of the Participant’s dependents (as defined in Section 152 of the Code and for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code).
(B)Costs directly related to the purchase (excluding mortgage payments) of a dwelling unit which within a reasonable time is to be used (determined at the time the withdrawal is made) as the principal residence of the Participant.
(C)Payment of tuition, related educational expenses and room and board for the next 12 months of post secondary education for the Participant, the Participant’s spouse, the Participant’s children, or any of the Participant’s dependents (as defined in Section 152 of the Code and for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code).
(D)Payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence.
(E)Payment of burial or funeral expenses of any of the Participant’s deceased parent, spouse, children, or other dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code).
(F)Payment of expenses for repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to Section 165(h)(5) of the Code and whether the loss exceeds ten percent (10%) of adjusted gross income).
(G)Payment of expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.
Effective as determined by the Administrator, the amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the Severe Hardship distribution. The Administrator is authorized to modify the list of events or circumstances constituting a Severe Hardship whenever the applicable provisions of Section 401(k) of the Code, or rulings or other announcements by the Internal Revenue Service pertaining thereto, permit.

(ii)The other reasonably available resources requirement shall be considered satisfied only when all of the following occur:
(A)The distribution from the Plan does not exceed the amount of the immediate and heavy need plus the projected income tax liability on the amount to be withdrawn (taking into account the following described currently available funds).
(B)The Participant has obtained all currently available distributions (including distributions of ESOP dividends under Section 404(k) of the Code) other than Severe Hardship distributions under this Plan and comparable hardship distributions under all other qualified plans maintained by the Employer.
(C)The Participant either (I) has obtained all currently available non taxable loans under this Plan and all other qualified plans maintained by the Employer or (II) in the case where the Participant is also borrowing from a commercial lender to satisfy part of the immediate and heavy need, the lender refuses to lend where the Participant borrows from this Plan or such other qualified plan. Notwithstanding the foregoing, effective December 2, 2019, the Participant shall no longer be required to obtain all currently available loans under the Plan and all other qualified plans maintained by the Employer.
(D)The Participant agrees to a suspension of his Elective Deferrals (as defined in Appendix D to the Plan) to this Plan and his After-tax Contributions to this Plan and all his employee contributions (other than mandatory employee contributions to a defined benefit plan and rollover contributions to any plan) to this Plan and all other qualified plans and non-qualified plans of deferred compensation (other than health or welfare benefit plans) maintained by the Employer, including, but not limited to stock option, stock purchase and similar plans, for a period of six (6) months after receipt of a Severe Hardship, and all applicable plans so provide or the Participant’s contributions to such applicable plans are otherwise so suspended under the terms of a legally enforceable agreement. Notwithstanding the foregoing, for hardship withdrawals on or after December 2, 2019, the suspension of Elective Deferrals described herein shall no longer apply. For the avoidance of doubt, any suspensions in effect as of December 1, 2019 shall cease to apply on and after December 2, 2019.
Prior to December 2, 2019, the Participant contribution suspension requirement of clause (ii)(D) was imposed on any Severe Hardship withdrawal or similar hardship authorized in any other qualified plan maintained by the Employer and was deemed agreed to by any Participant requesting a Severe Hardship withdrawal or such other similar hardship withdrawal.
(c)Prior to December 2, 2019, the Participant contribution suspension referred to in clause (ii)(D) of subparagraph 9.2(b) was imposed for the applicable period beginning on the first day of the payroll period next following the date of withdrawal. For purposes hereof, separate periods of suspension under this paragraph ran concurrently.
(d)Prior to December 2, 2019, a Participant who was an Eligible Employee could recommence his contributions to the Plan after his applicable period of suspension has expired. Upon the expiration of the Participant contribution suspension period referred to in clause (ii)(D) of subparagraph 9.2(b) (“suspension period”), a Participant who was an Eligible Employee automatically recommenced his contributions to the Plan, unless the Participant affirmatively elected in a manner prescribed by the Plan Administrator not to recommence contributions within a thirty (30) day election period immediately following the suspension period. If the Participant did not make the affirmative election described in the preceding sentence, the Participant’s contributions recommenced as soon as administratively possible, but generally within two payroll periods following the thirty (30) day election period described in the preceding sentence.
(e)Prior to December 2, 2019, for purposes hereof, unless otherwise provided in the applicable asset transfer, plan merger or consolidation or adoption agreement, the remaining period of any suspension from participation under any plan which was merged into this Plan at the time of such merger was considered a period of suspension under this paragraph during which Participants could not contribute to the Plan.

9.3Withdrawal Restrictions and Procedure.
(a)A Participant shall not make more than one non-hardship withdrawal in any Plan Year. Withdrawals from more than one account made at the same time shall only count as one withdrawal.
(b)All withdrawals shall be made by filing a written withdrawal request form with the Administrator in which the amount of the withdrawal request, the circumstances surrounding a hardship withdrawal request and such other information (including but not limited to certifications regarding no other cash resources and/or other resources for purposes of determining the existence of a Severe Hardship) pertaining thereto as the Administrator may deem appropriate are stated.
(c)For any withdrawal which constitutes an eligible rollover distribution (as described in paragraph 8.7), the Administrator shall provide the person requesting the withdrawal with an advance notice of the plan-to-plan direct rollover option available pursuant to paragraph 8.7 for the withdrawal.
9.4Payment of Withdrawals.
(a)The plan-to-plan direct rollover option described in paragraph 8.7 shall be available for any withdrawal which constitutes an eligible rollover distribution (as described in paragraph 8.7).
(b)All withdrawals (which term is intended to include plan-to-plan direct rollovers pursuant to paragraph 8.7) shall be made within a reasonable time and at such time or times as are determined by the Administrator after the Participant’s non-hardship withdrawal request is delivered to the Administrator or his hardship withdrawal request is approved by the Administrator, as the case may be, and shall be made in cash.
(c)The amount of any withdrawal shall be determined on the basis of the value of the Participant’s accounts from which the withdrawal is made as of the most recent Valuation Date for which the valuation adjustments under paragraph 4.6 have been completed prior to the date of payment of the withdrawal, decreased by any withdrawals or other distributions since such Valuation Date.
(d)Each withdrawal by a Participant shall be prorated based upon the values of the respective divisions of the Fund (other than the Loan Fund unless directed by the Administrator) in the Participant’s accounts from which withdrawn, and the withdrawal shall be considered made from the Participant’s available accounts to the extent permitted hereinabove, with availability being determined on the basis of the circumstances (such as Severe Hardship, non-hardship, the age of the Participant, or the time contributions have been in the Plan as provided herein) surrounding the withdrawal, in the following order:
(i)First his After-tax Unmatched Account,
(ii)Then his After-tax Matched Account, less that amount therein of his After-tax Matched Contributions made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of any non-hardship withdrawal,
(iii)Then his Rollover Account,
(iv)Then his Before-tax Unmatched Account,
(v)Then his Before-tax Matched Account, less, for withdrawals before June 1, 2013, that amount therein of his Before-tax Matched Contributions made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of any non-hardship withdrawal,
(vi)Then his Matching Account (to the extent vested, with withdrawals being made first from his Matching Non-forfeitable Account and then from his Matching Active Account), less that amount therein of Matching Contributions allocated thereto as of a date during the twenty-four (24) calendar month period preceding the month of withdrawal in the case of any non-hardship withdrawal,

(vii)Then his Profit Sharing Account (to the extent vested, with withdrawals being made first from his Profit Sharing Non-forfeitable Account and then from his Profit Sharing Active Account),
(viii)Then his ADP Safe Harbor Matching Account,
(ix)Then his QMAC Account, and
(x)Lastly his QNEC Account.
(e)Solely for purposes of determining amounts available for withdrawal and for suspension from participation:
(i)In the discretion of the Administrator, amounts required to be aged by months may be aged by quarters or years if monthly records are not readily available without additional cost.
(ii)Except as otherwise expressly provided herein, withdrawals from an account shall be considered made first from earnings and then, on a first-in, first-out basis, from contributions.
9.5No Withdrawal Restoration. No restoration of amounts withdrawn from the Plan shall be permitted.
9.6Loans.
(a)Loans from the Fund may be made to Participants (such term for purposes of this paragraph is intended to include a deceased Participant’s Beneficiary who is entitled to the Participant’s non-forfeitable Accrued Benefit for all purposes except eligibility for taking loans from the Plan) who are employed by the Employer or who otherwise are “parties in interest” (as defined in Section 3(14) of the Act) on written application therefor delivered to the Administrator, subject to the following rules:
(i)Loans must be adequately secured, which may include or consist of use of a Participant’s non-forfeitable Accrued Benefit as security, provided however that:
(A)Not more than fifty percent (50%) of a Participant’s non-forfeitable Accrued Benefit may be considered adequate security for such purpose, and
(B)Any pledge and assignment of a Participant’s non-forfeitable Accrued Benefit shall be ineffective and void for any period of time during which the loan fails to comply with the provisions of Section 4975(d)(1) of the Code and Section 408(b)(1) of the Act.
(ii)Loans must be approved by the Administrator in accordance with a uniform, nondiscriminatory policy (the “Loan Policy”) established, and which thereafter may be modified or suspended from time to time, by the Administrator. The Administrator’s Loan Policy shall at a minimum contain:
(A)A procedure for applying for loans,
(B)The basis on which loans will be approved or denied,
(C)Limitations, if any, on the types and amounts of loans available,
(D)The procedure for determining a reasonable interest rate,
(E)The types of collateral which may secure a loan,
(F)The events constituting a default and the steps that will be taken to preserve the Plan assets in the event of a default.

(iii)Loans must be available to all Participants on a reasonably equivalent basis. A deceased Participant’s Beneficiary who is entitled to the Participant’s non-forfeitable Accrued Benefit under the Plan upon the Participant’s death shall not be eligible to take a loan from the Plan.
(iv)Loans must not be made available to Highly Compensated Employees in an amount of and/or percentage of their non-forfeitable Accrued Benefits or some combination thereof greater than that made available to other Participants.
(v)Loans must not exceed with respect to any Participant (when added to the outstanding balance of all loans to the Participant from the Plan and all other qualified employer plans of the Employer and of each Affiliate) the lesser of:
(A)$50,000, reduced by the excess of (I) the Participant’s highest aggregate outstanding balance in the preceding twelve (12) months under this Plan and such other plans over (II) his aggregate outstanding balance under this Plan and such other plans on the date on which the loan in question is made, or
(B)One-half of the sum of the Participant’s non-forfeitable Accrued Benefit under this Plan and non-forfeitable accrued benefits (exclusive of his accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code) under such other plans.
(vi)Loans must bear a reasonable rate of interest (which means a commercially reasonable rate of interest), which may be fixed or variable and which may vary between Participants based on the term of the loan, the security provided and such other considerations deemed desirable by the Administrator.
(b)The Administrator’s Loan Policy may include considerations such as creditworthiness or financial need and any other considerations deemed desirable by the Administrator. The Loan Policy shall include credit worthiness considerations.
(c)All loans shall require repayment by substantially level amortization with payments not less frequently than quarterly and shall otherwise be repaid in the manner and within a specified period of time as determined by the Administrator, but in no event to exceed thirty (30) years for “home loans” or five (5) years for all other loans. For purposes hereof a “home loan” is any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant.
(d)The Employer shall cooperate with the Administrator and the Trustee in enforcing prompt repayment of all such loans and installments thereon. The entire balance of principal and interest then due on all such loans upon which a Participant is then liable shall be deducted from any distributions or benefits paid to or with respect to such Participant and shall be applied to the payment of such balance.
(e)Every loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and annual interest rate of the finance charge.
(f)Notwithstanding the foregoing, the Administrator may on a non-discriminatory basis, among other things, set minimum loan amounts (not to exceed $1,000), minimum repayment amounts, more restrictive loan limits, and/or a maximum number of outstanding loans for any Participant at any one time, may impose a loan processing and/or administrative charge, may restrict accounts from which loans are made, may require repayment by payroll deduction, and may suspend loan rights from time to time.
(g)Upon the making of a loan to a Participant pursuant to this paragraph, the Trustee shall transfer to a segregated account for the Participant in the Loan Fund an amount equal to the principal amount of such loan:
(i)First from his accounts in the following order:
(A)First his After-tax Unmatched Account,

(B)Then his After-tax Matched Account,
(C)Then his Rollover Account,
(D)Then his Matching Account (to the extent vested), with transfers being made first from his Matching Non-forfeitable Account and then his Matching Active Account,
(E)Then his Profit Sharing Account (to the extent vested), with transfers being made first from his Profit Sharing Non-forfeitable Account and then from his Profit Sharing Active Account,
(F)Then his Before-tax Unmatched Account, and
(G)Lastly his Before-tax Matched Account,
(H)Then his ADP Safe Harbor Matching Account,
(I)Then his QMAC Account, and
(J)Lastly his QNEC Account.
(ii)Then with the transfers being made from the Fund division(s) (other than the Loan Fund) in each such tier of accounts on a prorata basis.
(h)Notwithstanding any other provision of the Plan, if a loan repayment obligation is suspended for any part of a Participant’s service in the uniformed services of the United States (as defined in chapter 43 of title 38, United States Code), whether or not Qualified Military Service (as defined in paragraph 4.12), such suspension shall not be taken into account for purposes of Sections 72(p), 401(a) or 4975(d)(1) of the Code and, if the Administrator permits, for purposes of the loan term and similar rules of the Plan.
9.7Instructions to Trustee. The Administrator, upon determination that a requested withdrawal or loan is permissible under the Plan, shall immediately notify the Trustee, who shall pay from the Fund the amount of the withdrawal or loan in accordance with the Administrator’s instructions and, in the case of a withdrawal, shall deduct the amount thereof from the Participants’ account in the Fund as designated by the Administrator.
ARTICLE X
The Fund
10.1Trust Fund and Exclusive Benefit. The Trustee shall receive all contributions under and all assets transferred to the Plan and shall invest and administer them as a trust fund (the “Fund”) for the exclusive benefit of the Participants and Beneficiaries hereunder in accordance with the Plan. Except as otherwise expressly provided herein, no part of the corpus or income of the Fund shall revert to or be used or enjoyed by the Employer or be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries and the defrayal of reasonable expenses of the Plan and Fund. The rights of all persons hereunder are subject to the terms of the Plan.
10.2Plan and Fund Expenses. Unless or to the extent not paid by the Employer without being advanced subject to reimbursement (which shall make such payments as directed by the Plan Sponsor) or unless prohibited by the Act or the Code, all expenses of the Plan and the Fund, including reasonable legal, accounting, custodial, brokerage, consulting and other fees and expenses incurred in the establishment, amendment, administration and termination of the Plan or the Fund and/or the compensation of the Trustee and other fiduciaries of the Plan to the extent provided under the Plan, and all taxes of any nature whatsoever, including interest and penalties, assessed against or imposed upon the Fund or the income thereof shall be paid out of the Fund and shall constitute a charge upon the Fund. The Plan Sponsor may cause the Employer to advance any or all such expenses and/or taxes on behalf of the Fund, subject to the Employer’s right of reimbursement from the Fund if so directed by the Plan Sponsor and to the applicable prohibited transaction provisions of the Act and the Code.

10.3Reversions to the Employer.
(a)If a contribution by the Employer is made under a mistake of fact, upon written direction by the Plan Sponsor, the Trustee shall return to the Employer an amount equal to such mistaken contribution, less any losses attributable to such mistaken contribution, within one year after payment of such contribution. If a contribution by the Employer is made conditioned upon its deductibility for federal income tax purposes and there is a final determination of the disallowance of a deduction under Section 404 of the Code for such contribution or portion thereof, upon written direction by the Plan Sponsor, the Trustee shall return to the Employer an amount equal to the amount of such contribution or portion thereof so disallowed, less any losses attributable to such contribution, within one year after such final determination. Notwithstanding anything to the contrary in the foregoing, any such return shall be limited to an amount which would not cause the balance of any Participant’s account to be reduced to less than the balance such Participant’s account would have been had such amount not been contributed.
(b)After the termination of the Plan as a whole and after all fixed and contingent liabilities of the Fund to Participants and their Beneficiaries have been satisfied, any remaining assets of the Fund held pursuant to paragraph 4.5 shall be distributed to the Employer as the Plan Sponsor may direct.
10.4No Interest Other Than Plan Benefit. Nothing contained herein shall be deemed to give any Participant or Beneficiary any interest in any specific part of the Fund or any interest other than his right to receive benefits in accordance with the provisions of the Plan.
10.5Payments from the Fund. The Trustee shall make all payments from the Fund which become due hereunder in accordance with the written instructions or directions of the Administrator. In directing the Trustee to make any payments or deliveries out of the Fund, the Administrator shall follow the provisions of the Plan. The Trustee acting in accordance with such instructions or directions shall be fully protected and indemnified by the Employer in relying upon any such written instruction or direction which the Trustee reasonably and in good faith believes to be proper.
10.6Fund Divisions.
(a)The Fund shall be held in divisions (sometimes referred to as the “Fund divisions” or “investment funds”) as provided herein and as described and modified from time to time in the Trust Agreement.
(b)The Fund divisions which shall be maintained in the Fund are as follows:
(i)Available Fund Divisions — The Available Fund Divisions shall consist of those following mutual funds, common trust funds, regulated investment companies, collective trust funds and/or other pooled investment funds listed from time to time as such on Appendix E to the Plan, each of which shall be treated as a separate Fund division. Notwithstanding the preceding, investment in employer securities, as defined in Section 407(d)(1) of ERISA, is prohibited under the Plan.
(ii)Default Fund — The Default Fund shall consist of and be invested in such assets (including without limitation the mutual funds, common trust funds, regulated investment companies, collective trust funds and/or other pooled investment funds listed from time to time as such on Appendix E to the Plan and/or such short-term temporary investments and such cash balances) as the Plan Sponsor directs on Appendix E to the Plan.
(iii)Loan Fund — The Loan Fund shall consist of loans made to Participants pursuant to the Plan’s loan policy, which shall be considered directed investments of each such Participant, of principal and interest payments thereon and of temporary investments thereof.
(A)As provided in the Plan’s loan policy, an amount equal to the principal amount of a loan to a Participant shall be segregated from such Participant’s account or accounts within the other divisions of the Fund.
(B)Payments of the principal of and payments of interest on a loan to a Participant shall be transferred upon payment pro rata:

(I)To the Participant’s unsegregated accounts in the Fund in the reverse order from which funds were transferred from such accounts to the Participant’s segregated account in the Loan Fund for purposes of making such loan, and
(II)To the divisions of the Fund determined on the basis of the Participant’s contribution investment direction then in effect under paragraph 10.7.
(c)The Fund divisions offered under the Plan shall be automatically modified to the extent the Fund divisions maintained under the Trust Agreement and available for investment under the Plan are modified. Unless otherwise provided in the Trust Agreement, the Employee Benefits Committee may change, add to or eliminate the Fund divisions available for investment under the Plan from time to time.
10.7Investment Directions.
(a)Not later than the date designated by the Administrator under a uniform and non-discriminatory policy preceding the applicable effective date, a Participant (or, if deceased, his Beneficiary) may make a “contribution investment direction” and/or an “account balance investment direction” as follows:
(i)Contribution Investment Direction — A Participant may make a contribution investment direction by directing that whole multiples of the Permitted Direction Percentage (equaling one hundred percent (100%) in the aggregate) of his allocable share of future Directible Contributions be invested in the Available Fund Divisions. Any such contribution investment direction shall be effected for contributions made after commencement of participation or contributions, as the case may be, and thereafter as of each subsequent Contribution Investment Direction Change Date for which such direction is timely delivered to the Administrator (or its designee). Only one such contribution investment direction may be made for any calendar month.
(ii)Account Balance Investment Direction — A Participant (or, if deceased, his Beneficiary) may make an account balance investment direction by directing that whole multiples of the Permitted Direction Percentage (equaling one hundred percent (100%) in the aggregate) of his Directible Accounts be invested in the Available Fund Divisions. Any such account balance investment direction shall be effective as of and for the Account Balance Investment Direction Change Date for which such direction is timely delivered to the Administrator (or its designee).
(b)Upon becoming a Participant or upon making an After-tax or Before-tax Contribution or a Rollover Contribution without a contribution investment direction in force, a Participant may direct that his allocable share of any such contribution and future contributions be invested, in whole multiples of the Permitted Direction Percentage (but not exceeding one hundred percent (100%) in the aggregate) in the Available Fund Divisions.
(c)In the case of the direct transfer of assets to the Plan on behalf of a Participant, such transferred assets or the proceeds from the sale thereof (other than those initially invested in the Loan Fund) shall initially be invested in the Available Fund Divisions for such purpose as provided in the applicable plan merger or consolidation agreement, asset transfer agreement or adoption agreement or, if not so provided as directed pursuant hereto by the Participant (or, if deceased, his Beneficiary) for whom transferred.
(d)If or to the extent a Participant (or if deceased, his Beneficiary) has no investment direction in effect, his Directible Contributions and Accounts shall be invested in the applicable Default Fund specified in Appendix E to the Plan.
(e)For purposes of this paragraph:
(i)The term “Account Balance Investment Direction Change Date” means any Valuation Date.
(ii)The term “Available Fund Divisions” means all Fund divisions designated as such in paragraph 10.6.

(iii)The term “Directible Accounts” means all accounts, or parts of accounts, of the Participant other than that part held in the Loan Fund.
(iv)The term “Directible Contributions” means (A) all contributions made by the Participant and (B) all contributions made by the Employer.
(v)The term “Contribution Investment Direction Change Date” means any Valuation Date.
(vi)The term “Permitted Direction Percentage” means whole multiples of one percent (1%).
(f)The Plan is intended to constitute a plan described in Section 404(c) of the Act and Title 29 of the Code of Federal Regulations Section 2550 404c-1 under which Participants may direct investments. It is intended that fiduciaries of the Plan shall act accordingly and may thereby be relieved of liability for investment losses which are the result of Participant and Beneficiary investment directions regarding allocation of accounts and contributions among the available divisions of the Fund to the maximum extent permitted under Section 404(c) of the Act.
10.8Payments from Fund Divisions. Except as otherwise expressly provided in the Plan or at the direction of the Administrator, any payment from a Participant’s account which is invested in more than one Fund division shall be made from each such Fund division other than the Loan Fund in proportion to the balances of each such Fund division other than the Loan Fund in such account.
ARTICLE XI
Fiduciaries
11.1Named Fiduciaries and Duties and Responsibilities. Authority to control and manage the operation and administration of the Plan shall be vested in the following, who, together with their membership, if any, shall be the Named Fiduciaries under the Plan with those powers, duties, and responsibilities specifically allocated to them by the Plan:
(a)Administrative Committee — The Administrative Committee in connection with its fiduciary delegations and rights relating to the Plan and the Fund.
(b)Investment Committee — The Investment Committee in connection with its fiduciary obligations relating to the Plan and the Fund.
(c)Plan Administrator — The Plan Administrator in connection with its fiduciary obligations and rights relating to the Plan and the Fund.
(d)Plan Sponsor — The Plan Sponsor in connection with its fiduciary obligations and rights relating to the Plan and the Fund.
(e)Trustee — The Trustee in connection with its fiduciary obligations and rights relating to the Plan and the Fund, provided, however, that the Trustee shall not be a Named Fiduciary where the Trust Agreement either provides that the Trustee is not a Named Fiduciary or provides that the Trustee is intended to be a directed trustee (or is otherwise described as having no discretionary authority and control regarding management of the assets of the Plan).
11.2Limitation of Duties and Responsibilities of Named Fiduciaries. The duties and responsibilities, and any liability therefor, of the Named Fiduciaries provided for in paragraph 11.1 shall be severally limited to the duties and responsibilities specifically allocated to each such Named Fiduciary in accordance with the terms of the Plan, and there shall be no joint duty, responsibility, or liability among any such groups of Named Fiduciaries in the control and management of the operation and administration of the Plan.
11.3Service by Named Fiduciaries in More Than One Capacity. Any person or group of persons may serve in more than one Named Fiduciary capacity with respect to the Plan (including both service as Trustee and Plan Administrator).

11.4Allocation or Delegation of Duties and Responsibilities by Named Fiduciaries. By written agreement filed with the Plan Administrator and the Plan Sponsor, the duties and responsibilities of the Trustee with respect to the management and control of the assets of the Fund may, with the written consent of the Plan Sponsor, be allocated among the Trustees (if there are two or more persons so serving) and any other duties and responsibilities of any Named Fiduciary may be allocated among Named Fiduciaries or may, with the consent of the Plan Sponsor, be delegated to persons other than Named Fiduciaries. The delegation permitted under this paragraph includes the Trustee’s right to select a custodian to hold the assets of the Fund. Any written agreement shall specifically set forth the duties and responsibilities so allocated or delegated, shall contain reasonable provisions for termination, and shall be executed by the parties thereto.
11.5Assistance and Consultation. A Named Fiduciary, and any delegate named pursuant to paragraph 11.4, may engage agents to assist in its duties and may consult with counsel, who may be counsel for the Employer, with respect to any matter affecting the Plan or its obligations and responsibilities hereunder, or with respect to any action or proceeding affecting the Plan. All compensation and expenses of such agents and counsel shall be paid or reimbursed from the Fund, except to the extent prohibited by the Act or the Code and except to the extent paid or reimbursed by the Employer.
11.6Indemnification. The Employer shall indemnify and hold harmless any individual who is a Named Fiduciary or a member of a Named Fiduciary under the Plan and any other individual to whom duties of a Named Fiduciary are delegated pursuant to paragraph 11.4, to the extent permitted by law, from and against any liability, loss, cost or expense arising from their good faith action or inaction in connection with their responsibilities under the Plan.
ARTICLE XII
The Trust Fund
12.1The Trust Fund. All assets of the Plan shall be held and invested in the Fund in accordance with the provisions of this Plan and the Trust Agreement.
12.2Master Trust. The Fund may be held and invested as part of a master trust arrangement established and maintained for defined contribution plans maintained by the Plan Sponsor. For such period as the Fund is part of such master trust arrangement, all references in this Plan to the Fund shall be considered to refer to the interest of this Plan in the master trust, all references to Trust Agreement shall be considered to refer to the agreement under which such master trust arrangement is maintained, and all references to the Trustee shall be deemed to refer to the trustee designated under such agreement.
ARTICLE XIII
Plan Administration
13.1Appointment of Plan Administrator.
(a)The Plan Sponsor may appoint one or more persons to serve as the Plan Administrator (the “Administrator”) for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan, the Act and the Code. In the event more than one person is appointed, the persons shall form an administrative committee for the Plan. The person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Plan Sponsor, and may, by sixty (60) days prior written notice to the Plan Sponsor, terminate such appointment. The Plan Sponsor shall inform the Trustee of any such appointment or termination and the Trustee may assume that any person appointed continues in office until notified of any change.
(b)Unless otherwise determined by the Plan Sponsor, the Employee Benefits Committee of the Plan Sponsor shall serve as the Administrator.
13.2Plan Sponsor as Plan Administrator. In the event that no Administrator is appointed or in office pursuant to paragraph 13.1, the Plan Sponsor shall be the Administrator.
13.3Compensation and Expenses. Unless otherwise determined and paid by the Employer (as directed by the Plan Sponsor), the person or committeemen serving as the Administrator shall serve without compensation for service as such. All expenses of the Administrator shall be paid as provided in paragraph 10.2, provided no compensation shall be paid the Administrator from the Fund to the extent prohibited by the Act or the Code.

13.4Procedure if a Committee. If the Administrator is a committee, it shall appoint from its members a Chairman and a Secretary. The Secretary shall keep records as may be necessary of the acts and resolutions of such committee and be prepared to furnish reports thereof to the Trustee. Except as otherwise provided, all instruments executed on behalf of such committee may be executed by its Chairman or Secretary and the Trustee may assume that such committee, its Chairman or Secretary are the persons who were last designated as such to the Trustee in writing by the Plan Sponsor.
13.5Action by Majority Vote if a Committee. If the Administrator is a committee, its action in all matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon. They may meet informally or take any action without the necessity of meeting as a group.
13.6Appointment of Successors. Upon the death, resignation or removal of a person serving as, or on a committee which is, the Administrator, the Plan Sponsor may, but need not, appoint a successor.
13.7Additional Duties and Responsibilities. The Administrator shall have the following duties and responsibilities in addition to those expressly provided elsewhere in the Plan:
(a)The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Act and the Code, including but not limited to the preparation of necessary plan descriptions, summary plan descriptions, annual reports, summary annual reports, employee benefit statements, notice of forfeitability of benefits, notice of special tax treatment (such as, for example, rollover or capital gains treatment) for distributions, and other statements or reports, the distribution thereof to Participants and their Beneficiaries and the filing thereof with the appropriate governmental officials and agencies.
(b)The Administrator shall maintain and retain necessary records respecting administration of the Plan and matters upon which disclosure is required under the Act and the Code.
(c)The Administrator shall make any elections for the Plan under the Act or the Code.
(d)The Administrator shall provide to Participants and Beneficiaries such notices, including but not limited to the notice to interested parties, and information as are required by the Plan, the Act and the Code.
(e)The Administrator shall make all determinations regarding eligibility for participation in and benefits under the Plan.
(f)The Administrator shall establish and communicate to the Trustee a funding policy consistent with the current and long term financial needs of the Plan with respect to the ages of the Participants in the Plan and other such relevant information; provided, however, that nothing in this subparagraph shall be construed as granting to the Plan Administrator any power or authority with respect to the control and management of the Fund.
(g)The Administrator shall have the right to settle claims against the Plan and to make such equitable adjustments in a Participant’s or Beneficiary’s rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.
13.8Power and Authority.
(a)The Administrator is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan, including the power to interpret the provisions of the Plan. For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.
(b)The Administrator shall exercise its power and authority in its discretion. It is intended that a court review of the Administrator’s exercise of its power and authority with respect to matters relating to claims for benefits by, and to eligibility for participation in and benefits of, Participants and Beneficiaries shall be made only on an arbitrary and capricious standard.

13.9Availability of Records. The Employer and the Trustee shall, at the request of the Administrator, make available necessary records or other information they possess which may be required by the Administrator in order to carry out its duties hereunder.
13.10No Action with Respect to Own Benefit. No Administrator who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual. Such action shall be taken by the remaining Administrator, if any, or otherwise by the Plan Sponsor.
13.11Limitation on Powers and Authority. None of the powers and duties provided in this ARTICLE are intended to authorize or empower the Administrator in any way to modify, alter, add to or subtract from any provisions of the Plan.
ARTICLE XIV
Amendment and Termination of Plan
14.1Amendment.
(a)The Plan may be amended in whole or in part at any time by action of the Board; provided, however, that:
(i)Except to the extent permitted or required by the Act or the Code, neither the Accrued Benefit (nor any subsidy, early retirement benefit, optional form of payment or any other benefit considered to be an accrued benefit for purposes of Section 411(d)(6)(B) of the Code) of a Participant, nor the percentage thereof which is non-forfeitable, at the time of any such amendment shall be adversely affected thereby.
(ii)Except to the extent permitted or required by the Act or the Code, no such amendment shall have the effect of revesting in the Employers any part of the Fund prior to the termination of the Plan and the satisfaction of all fixed and contingent liabilities thereunder with respect to Participants and their Beneficiaries.
(iii)The duties and obligations of the Trustee hereunder shall not be increased nor its compensation decreased without its written consent.
Any such amendment to the Plan shall be in writing and shall be adopted pursuant to action by the Board (including pursuant to any standing authorization for any officer, director or committee to adopt amendments, whether or not pursuant to subparagraph 14.1(b)) in accordance with its applicable procedures, including where applicable by majority vote or consent in writing.
(b)In addition, and as an alternative, to amendment of the Plan by action of the Board, but subject to the limitations on amendment contained in subparagraph 14.1(a), the Administrator shall be and is hereby authorized to adopt on behalf of the Board and to execute any technical amendment or amendments to the Plan which in the opinion of counsel for the Plan Sponsor are required by law and are deemed advisable by the Administrator and to so adopt and execute any other discretionary amendment or amendments to the Plan which do not, in view of the Administrator, materially affect costs or the eligibility, vesting or benefit provisions of the Plan and which in the opinion of the Administrator are deemed advisable.
14.2Merger, Consolidation or Transfer of Assets.
(a)The merger or consolidation of or transfer of assets or liabilities between this Plan and any other plan shall be permitted upon action by the Board or as expressly provided elsewhere in the Plan so long as, immediately after such merger, consolidation or transfer of assets or liabilities, each Participant who is or may become eligible to receive an accrued benefit of any type from this Plan (or whose Beneficiaries may be eligible to receive any such benefit) would, if such surviving or transferee plan was then terminated, be entitled to receive an accrued benefit at least equal to the accrued benefit to which such Participant (and each such Beneficiary) would have been entitled had this Plan terminated immediately prior to such merger, consolidation or transfer of assets or liabilities.

(b)With the consent of the Plan Sponsor, the Trustee may accept a direct transfer of cash or other property to the Fund on behalf of a Participant from a plan qualified under Section 401 or 403(a) of the Code which is not a pension plan and which is not a direct or indirect transferee of a pension plan.
(c)In the event property is received by the Trustee pursuant to this paragraph, such property shall be valued at its fair market value on the date of receipt by the Trustee in accordance with the method of valuation used for purposes of paragraph 4.6 or as otherwise provided in the merger, consolidation or asset transfer agreement.
(d)Assets becoming part of the Fund by reason of any such merger, consolidation or transfer of assets or liabilities shall be allocated to the accounts in the Plan as provided in the merger, consolidation or asset transfer agreement or as otherwise provided in the Plan.
(e)Unless otherwise permitted by the Code, the limitations on distributions under Sections 401(k) of the Code shall continue to apply to amounts attributable to elective contributions, qualified non-elective contributions and qualified matching contributions taken into account for the actual deferral percentage test under Treas. Regs. Section 1.401(k)-2(a)(6) or the actual contribution percentage test under Treas. Regs. Section 1.401(m)-2(a)(6) that are received from or transferred to another qualified plan of the Employer or another employer. The transferor plan does not fail to comply with this continuing limitation on distribution if it reasonably concludes that the transferee plan provides that the transferred amounts may not be distributed before the times permitted under Sections 401(k) and (m) of the Code. This continuing limitation on distribution ceases to apply after the transfer if the amounts could have been distributed at the time of the transfer (other than on account of hardship), and the transfer is an elective transfer described in Treas. Regs. Section 1.411(d)-4, Q&A-3(b)(1). This continuing limitation on distribution also does not apply to amounts that have been paid in a direct rollover to the Plan after being distributed or becoming distributable by another plan.
14.3Plan Permanence and Termination. The Employers have established the Plan with the intention and expectation that they will be able to make their contributions indefinitely, but none of the Employers are or shall be under any obligation or liability to any Participant or Employee to continue their contributions or to maintain the Plan for any given length the time, and each may in its sole and absolute discretion discontinue its contributions or otherwise terminate its participation in the Plan at any time without any such liability for such discontinuance or termination.
14.4Lapse in Contributions. Failure by any Employer to make contributions to the Fund in any year or years, unless the same shall constitute a complete discontinuance of contributions, or shall be coupled with any other event causing a termination of its participation in the Plan, shall not terminate the Plan or operate to vest the rights of any Participants or to accelerate any payments or distributions to or for the benefit of any Participants or their Beneficiaries.
14.5Termination Events.
(a)The Plan shall terminate in whole or in part as the case may be upon the happening of any of the following events:
(i)With respect to any Employer, action by its Board terminating the Plan as to it and specifying the date of such termination. Notice of such termination shall be delivered to the Plan Sponsor, the Trustee and the Administrator.
(ii)With respect to any Employer, its adjudication as a bankrupt or its general assignment to or for the benefit of its creditors or its dissolution, unless within sixty (60) days after such event a successor employer shall assume the terms and conditions hereof in writing.
(iii)With respect to any Employer, its complete discontinuance of contributions.
(iv)Termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, provided, however, that in the case of a partial termination, paragraphs 14.5 through 14.8 shall only apply to that part of the Plan which is partially terminated.
(v)With respect to any Employer, upon its ceasing to be an Affiliate with respect to the Plan Sponsor.

(vi)Action by the Board of the Plan Sponsor terminating the Plan as a whole and specifying the date of such termination. Notice of such termination shall be delivered to the Trustee, the Administrator and all Employers.
(b)For purposes of paragraphs 14.6 through 14.8 hereof, any action by the Board terminating the Plan shall also specify whether the Plan is thereafter to be operated as a “terminated plan” or a “frozen plan”.    Such terms are defined as follows:
(i)A “terminated plan” is one that has been formally terminated, has ceased crediting service for benefit accrual purposes and vesting, and has been or is distributing Plan assets to Participants and Beneficiaries entitled thereto as soon as administratively possible. For purposes hereof, a Plan will be considered a terminated plan when Plan assets are required to be distributed pursuant to paragraph 14.8 hereof.
(ii)A “frozen plan” is one to which contributions to the Plan have ceased but all Plan assets are not being distributed to Participants or Beneficiaries entitled thereto as soon as administratively possible. For purposes hereof, a Plan will be considered a frozen plan when Plan assets are not required to be distributed pursuant to paragraph 14.8 hereof.
(c)Termination of the Plan shall mean that:
(i)Contributions shall cease to be made to the Plan for periods after the effective date of the termination, and
(ii)Unless otherwise determined by the Board or prohibited by the Act or the Code, any withdrawal, investment direction, loan or other rights shall cease in the case of a “terminated plan” or shall continue in the case of a “frozen plan”, and
(iii)In the case of a “frozen plan”, benefit payments shall be made as provided in ARTICLE VIII and withdrawals shall be permitted as provided in ARTICLE a prior to its becoming a “terminated plan”.
14.6Termination Allocations and Separate Accounts.
(a)Upon the effective date of the termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, or upon the effective date of the complete discontinuance of contributions to the Plan, the accounts of each affected Participant shall be fully vested.
(b)Upon the effective date of the termination of the Plan with respect to any Employer, or upon the discontinuance of contributions by it, all or that portion of each Participant’s account which is attributable to such Employer’s (or its predecessor’s) contributions shall be fully vested to the extent, if any, as the Board or the Plan Sponsor shall provide. In addition:
(i)If so directed by the Plan Sponsor, and as of the effective date of the termination of the Plan with respect to such Employer or the complete discontinuance of contributions by it, or as of any subsequent Valuation Date, the Trustee shall pay out of the Fund or provide for all accrued expenses not otherwise paid, shall value the assets held by the Fund, and shall adjust such accounts, both in the same manner as at the end of the Plan Year.
(ii)If so directed by the Plan Sponsor, the Trustee shall then hold as separate accounts the portions of each account which have been fully vested under the provisions of this subparagraph.
(c)Upon the effective date of the termination of the Plan as a whole or the complete discontinuance of all contributions to the Plan, or if so directed by the Plan Sponsor, the partial termination of the Plan, the Trustee shall, subject to the 415 Limitation of paragraph 4.3, allocate the then unallocated contributions and forfeitures to the accounts of Participants and adjust such accounts in the same manner as at the end of the Plan Year and shall thereafter hold such accounts of all Participants as separate accounts hereunder. Thereafter, and after all fixed and contingent liabilities of the Fund to Participants and their Beneficiaries have been satisfied, any remaining assets of the Fund held in such account pursuant to paragraph 4.5 hereof shall be distributed to the Employer in such manner and in such proportions as the Plan Sponsor may determine.

(d)To the extent a Participant’s Matching Active Account or Profit Sharing Active Account becomes fully vested pursuant to this paragraph, it shall be transferred to his Matching Non-forfeitable Account and Profit Sharing Non-forfeitable Account, respectively.
14.7Holding of Separate Accounts.
(a)Upon termination of the Plan with respect to any Employer caused solely by a complete discontinuance of its contributions, by a partial termination of the Plan and/or by action of its Board or the Board, the Trustee shall hold and the Administrator shall continue to administer any separate accounts established in accordance with paragraph 14.6 as a part of the Fund in accordance with the provisions of the Plan for the sole benefit of the then Participants and Beneficiaries then receiving benefits, and any future Beneficiaries entitled to receive benefits hereunder with respect to such separate accounts.
(b)In administering such separate accounts the Administrator shall have the powers and duties imposed upon it under the Plan provided that no circumstances shall all or any portion of the separate accounts of any Participant held under this paragraph, as from time to time adjusted to reflect the profits, losses and expenses of the Fund, be subject to any forfeiture or inure to the benefit of any person other than such Participant or his Beneficiary.
14.8Distribution of Separate Accounts after Termination. Notwithstanding the other provisions of this ARTICLE XIV, but subject to the applicable provisions of clause (iv) subparagraph 8.1(a) in the event that the Employer maintains another defined contribution plan other than an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code) and of clause (v) of subparagraph 8.1(a), the Trustee shall forthwith distribute or pay the respective separate accounts in the Fund to the Participants or their Beneficiaries entitled thereto, in cash or in assets valued as hereinbefore provided, in a Lump Sum Payment upon the happening of any of the following events which occur on or after or result in the termination of the Plan:
(i)Delivery to the Trustee of a notice executed on behalf of the Plan Sponsor by authority of its Board of Directors directing that such distribution or payment be made.
(ii)Adjudication of the Plan Sponsor as a bankrupt or general assignment by the Plan Sponsor to or for the benefit of creditors or dissolution of the Plan Sponsor, unless, within sixty (60) days after such event, either a successor or other employer shall assume the terms and conditions hereof in writing, or the Trustee (or a successor Trustee appointed within such sixty (60) day period) shall agree to continue to hold and administer the Fund as provided herein and additionally, unless otherwise agreed with or directed by the Plan Sponsor, to assume all the powers and duties imposed upon the Named Fiduciaries under the Plan. In assuming such powers and duties, the Trustee (or any successor Trustee) shall be vested with all authority granted by the Plan without any limitation imposed upon such authority by the Plan except the requirement that its actions shall be governed by the other provisions of the Plan and by the Act and the Code. If the Trustee (or any successor Trustee) shall so agree to continue the trust, all expenses of the Plan and the Fund and reasonable compensation to the Trustee (or any successor Trustee) and any successor shall be paid from the Fund. In the event of the death, resignation or removal of the Trustee (or any successor Trustee) who shall have so agreed to continue the trust, a court of competent jurisdiction over the Fund shall appoint a successor or the respective account balances in the Fund shall forthwith be distributed as hereinabove provided at the direction of such court.
14.9Effect of Employer Merger, Consolidation or Liquidation. Notwithstanding the foregoing provisions of this ARTICLE XIV, the merger or liquidation of any Employer into any other Employer or the consolidation of two (2) or more of the Employers shall not cause the Plan to terminate with respect to the merging, liquidating or consolidating Employers, provided that the Plan has been adopted or is continued by and has not terminated with respect to the surviving or continuing Employer.

ARTICLE XV
Miscellaneous
15.1Headings. The headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.
15.2Gender and Number. In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice versa in all cases where such meanings would be appropriate.
15.3Governing Law. The Plan and the Fund created hereunder shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia, and any federal law pre empting the same. Unless federal law specifically addresses the issue, federal law shall not pre empt applicable state law preventing an individual or person claiming through him from acquiring property or receiving benefits as a result of the death of a decedent where such individual caused the death.
15.4Employment Rights. Participation in the Plan shall not give any employee the right to be retained in the Employer’s employ nor, upon dismissal or upon his voluntary termination of employment, to have any right or interest in the Fund other than as herein provided.
15.5Conclusiveness of Employer Records. The records of the Employer with respect to age, service, employment history, compensation, absences, illnesses and all other relevant matters shall be conclusive for purposes of the administration of the Plan.
15.6Right to Require Information and Reliance Thereon. The Employer, Administrator and Trustee shall have the right to require any Participant, Beneficiary or other person receiving benefit payments to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan and may rely thereon in carrying out its duties hereunder. Any payment to or on behalf of a Participant or Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant and his Beneficiary; and any payment to or on behalf of a Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by such Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by such Beneficiary.
15.7Alienation and Assignment. Except as otherwise permitted by the Act and the Code and as expressly permitted by the Plan or the Administrator, no benefit hereunder shall be subject in any manner to alienation, sale, anticipation, transfer, assignment, pledge, encumbrance, garnishment, attachment, execution or levy of any kind. As provided in the Act and the Code, this prohibition shall not apply to any QDRO entered on or after January 1, 1985, and the Administrator shall have all rights granted thereunder in determining the existence of such an order, in establishing and following procedures therefor and in complying with any such order. The Administrator shall treat any domestic relations order entered before January 1, 1985 as a QDRO entered on January 1, 1985 if the Plan is paying benefits pursuant to such order on January 1, 1985 or if the Administrator in its discretion deems such treatment warranted.
15.8Notices and Elections.
(a)Except as provided in subparagraph 15.8(b), all notices required to be given in writing and all elections, consents, applications and the like required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice, election, consent or application by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election, consent or application.
(b)Subject to limitations under applicable provisions of the Code or the Act (such as the requirement that spousal consent be in writing), the Administrator is authorized in its discretion to accept other means for receipt of effective notices, elections, consent and/or application by Participants and/or Beneficiaries, including but not limited to interactive voice systems and internet or other on line electronic communication systems, on such basis and for such purposes as it determines from time to time.

15.9Delegation of Authority. Whenever the Plan Sponsor or any Employer is permitted or required to perform any act, such act may be performed by its Chief Executive Officer, its President or its Board of Directors or by any other person duly authorized by any of the foregoing.
15.10Service of Process. The Administrator, as well as the Trustee, shall be the agent for service of process on the Plan.
15.11Construction. This Plan is created for the exclusive benefit of Employees of the Employer and their Beneficiaries and this Plan and the Trust Agreement shall be interpreted and administered in a non-discriminatory manner consistent with its being an employees’ profit sharing plan and trust and a defined contribution plan as defined in Sections 401(a) and 414(i), of the Code, respectively, with a cash or deferred arrangement described in 401(k) of the Code. Notwithstanding any contrary provision of the Plan and in lieu of administration of the Plan in accordance with its express terms, the Plan may be administered in accordance with a good faith interpretation of the applicable requirements of Sections 401(a)(4), 401(a)(17), 410(b), 414(r) and 414(s) of the Code and of any other sections of the Code for which a good faith compliance standard is expressly provide for by the Internal Revenue Service for all periods for which such compliance standard is applicable.
ARTICLE XVI
Adoption of the Plan
16.1Restated Adoption and Failure to Obtain Qualification. If the Internal Revenue Service determines that this Restatement of the Plan does not qualify initially under Section 401 of the Code, the Plan as restated herein shall have no force and effect, unless the same shall be further amended in order to so qualify.
16.2Adoption by Additional Employers.
(a)Any employer which is an Affiliate and which, with the consent of the Board, desires to adopt the Plan, may do so by executing the Plan or an adoption agreement in a form authorized and approved by such employer’s Board of Directors and the Board. In the event that such Affiliate has established and has been maintaining a profit sharing plan for the benefit of its employees which qualifies under Section 401 or 404(a)(2) of the Code, an adoption or other agreement may provide, subject to the requirements of paragraph 14.2, that such plan is amended and restated by the provisions of this Plan (such prior plan being deemed a predecessor plan to this Plan) or that such plan is to be merged or consolidated with this Plan; and, in such event, the assets of such plan shall be paid over to the Trustee to be administered as a part of the Fund pursuant to the provisions of this Plan.
(b)In addition, and as alternative, to the consent, authorization and approval by the Board required under subparagraph 16.2(a) with respect to the adoption of the Plan by an Affiliate and/or the transfer of assets from the plan of an Affiliate to the Plan or merger or consolidation of such plan with the Plan in connection therewith, but subject to the requirements of paragraph 14.2, the Administrator shall be and is hereby authorized to consent to, authorize and approve any such adoption of the Plan, the transfer of assets to the Plan and/or merger or consolidation with the Plan and to execute any adoption or other agreement therefor.

Pursuant to action taken by the Board of Directors of Swedish Match North America LLC, a Delaware limited liability company, authorizing the Employee Benefits Committee of Swedish Match North America to amend the Plan, the undersigned Chairman or Secretary of the Employee Benefits Committee has signed this amendment and restatement of the Plan as of the day and year above written, thereby evidencing the Employee Benefits Committee’s approval and adoption of this amendment and restatement of the Plan pursuant to its aforesaid authorization.

SWEDISH MATCH NORTH AMERICA EMPLOYEE BENEFITS COMMITTEE, Plan Administrator By: /s/ Cathy Rusch Its: Secretary

SWEDISH MATCH NORTH AMERICA SALARIED PROFIT SHARING PLAN
Appendix A
Elapsed Time Method of Determining Service
A-1.1Elapsed Time Method of Determining Service. The following definitions and rules shall apply in determining service under the “Elapsed Time” method of determining service:
(a)For purposes hereof, the following terms have the following meanings:
(i)“Break in Service”. The period of time commencing on an Employee’s Severance Date and ending on the first day thereafter on which the Employee again performs duties for the Employer. Effective for absences beginning on or after January 1, 1985, in the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service for purposes of eligibility to participate or vesting under this Plan. For the purpose of this clause, an absence from work for maternity or paternity reasons means an absence (A) by reason of pregnancy of the individual, (B) by reason of the birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual or (D) for the purpose of caring for such child for a period beginning immediately following such birth or placement.
(ii)“Employment Commencement Date”. The date on which an Employee first performs duties for the Employer.
(iii)“Leave of Absence”. Any absence authorized by a participating Employer under rules established by the participating Employer and uniformly applied to all persons similarly situated, provided, however, that the Employee resumes active employment with the participating Employer, or retires under the Plan or dies, within the period specified in the authorization for the leave of absence.
(iv)“Military Service”. Military service in the Armed Forces of the United States, during a period of national emergency, or pursuant to any compulsory military service law, provided the Employee returns to employment with the Employer within ninety (90) days from the date of his discharge or release from such service or such greater period as provided by law.
(v)“Period of Service”. The period of time beginning on an Employee’s Employment Commencement Date or Re employment Commencement Date, as the case may be, and ending on his first Severance Date thereafter.
(vi)“Re-employment Commencement Date”. The date on which an Employee first performs duties for the Employer after a Break in Service.
(vii)“Severance Date”. The earlier of (A) or (B) as set forth below, except as otherwise provided below:
(A)The date on which an Employee ceases to be employed by the Employer by reason of resignation, discharge, retirement or death;
(B)The first anniversary of the first day of a period during which the Employee is continuously absent from service with the Employer (with or without pay) for any reason other than resignation, discharge, retirement or death, such as vacation, holiday, sickness, Disability (as defined in paragraph 5.4 of the Plan), layoff, or authorized leave of absence.
In no event, however, shall a Severance Date occur during a period of absence which is due to a Leave of Absence, Temporary Layoff, Military Service or Disability or for a period for which the Participant is entitled to short-term disability benefits under any short-term disability plan maintained by a participating Employer for salaried employees.
A-1

(viii) “Temporary Layoff”. Temporary layoff for the convenience of the Employer, provided however, that the Employee is recalled to employment with the Employer and returned to such employment when recalled.
Notwithstanding the foregoing definitions, if an Employee’s Period of Service ends, and a Break in Service begins, and if such Employee is re employed before incurring a one year Break in Service, no Break in Service shall be considered to have occurred and the period of time otherwise treated as a Break in Service shall be considered a Period of Service. In addition, solely for purposes of this Plan, a Participant who ceases to be an Employee before August 1, 1995 shall be considered to be actively employed by a participating Employer as an Employee for a period equal to (1) in the event the Participant ceases to be an Employee before July 1, 1995, the period for which salary continuation payments are payable to the Participant under any severance pay policy or plan of a participating Employer, whether paid in a lump sum or in periodic payments, in which event the Participant’s Severance Date shall be deemed to occur on the expiration of such period, or (2) in the event the Participant ceases to be an Employee after June 30, 1995, the shorter of (a) the period for which salary continuation payments are payable to the Participant under any severance pay policy or plan of a participating Employer, whether paid in a lump sum or in periodic payments, or (b) the period starting on the first day for which such payments are payable and ending on July 31, 1995 (or if later, 15 days after the amendment to the Plan containing this July 31, 1995 cutoff is both adopted and announced to any affected employee or employees), in which event the Participant’s Severance Date shall be deemed to occur on the last day for which such salary continuation payments are taken into account hereunder.
(b)The following rules shall apply in determining service:
(i)A stated Break in Service (such as “one year” or “five years”) means a continuous Break in Service of the stated required time.
(ii)Separate Periods of Service not disregarded under the break in service rules of the Plan shall be aggregated in determining completion of any stated required Period of Service, and such aggregation shall be calculated on the basis that three hundred sixty-five (365) days equals a whole year.
(iii)When comparing the length of a Period of Service to a Break in Service for purposes of the Plan, whole and partial years shall be compared, with partial years being based on days in the period.
(iv)Nothing contained in the service counting provisions of this paragraph shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any valid rule or regulation issued under any such law so as to deny an individual credit for service in the employment of the Employer where such credit is required by any federal law other than the Act.
A-1.2Qualified Military Service. Effective December 12, 1994, service shall be granted for periods of Qualified Military Service as provided in paragraph 4.12 of the Plan.

A-2

SWEDISH MATCH NORTH AMERICA SALARIED PROFIT SHARING PLAN
Appendix B
Determination of Top Heavy Plan Status
B-1.1Introduction. The Plan will be a Top Heavy Plan for any Plan Year beginning after December 31, 1983 if the sum of the present values of the cumulative accrued benefits of Key Employees under the Plan, and the present values of the cumulative accrued benefits of Key Employees under all plans aggregated with it, exceeds sixty percent (60%) of the aggregate of the present value of the cumulative Accrued Benefits under the Plan and accrued benefits under such plan(s) at the applicable determination date. For purposes hereof, aggregation, accrued benefits (including Accrued Benefits) taken into account, the determination date and all other standards and criteria for determining top-heaviness under this Plan and such other plan(s) shall be determined under Section 416 of the Code. Subject to the foregoing, the determination of Top Heavy Plan status shall be made each Plan Year in accordance with the rules and definitions contained in this Appendix.
B-1.2Determination Date. The determination date with respect to a plan means the last day of its preceding plan year or, in the case of the first plan year of a plan, the last day of such first plan year.
B-1.3Value of Accrued Benefits.
(a)The value of an accrued benefit at a determination date is the value thereof at the most recent valuation date occurring within the twelve (12) month period ending on the determination date, plus, in the case of a defined contribution plan, an appropriate adjustment for contributions made or due thereafter and on or before the determination date.
(b)If the plan is a defined benefit plan, the present value of accrued benefits thereunder shall be determined on the basis of the actuarial assumptions stated in such plan for such purpose or, if none are stated, on the basis of the applicable actuarial equivalent benefit payment factors of such plan, in any case taking into account post retirement mortality, interest, non proportional subsidies (the benefits of which are assumed to commence at the age when the benefit is most valuable), pre retirement mortality and future increases in cost of living, but not taking into account proportional subsidies, future withdrawals or salary increases, future increases in the maximum dollar limitation of Section 415 of the Code, and benefits not relating to retirement.
(c)If the plan is a defined contribution plan, the value of an accrued benefit shall be determined as follows:
(i)An individual’s account balance in a plan not subject to Section 412 of the Code is the sum of his actual account balance on the applicable valuation date and all contributions actually made after the applicable valuation date but on or before the determination date; provided, however, for such a plan’s first plan year, the amount determined in the preceding sentence shall be added to the amount of any contributions made after the determination date that are allocated as of a date in that first plan year.
(ii)An individual’s account balance in a defined contribution plan that is subject to Section 412 of the Code is the sum of his account balance on the applicable valuation date, all contributions due as of the determination date (that is, contributions that would be allocated as of a date not later than the determination date, even though those amounts are not yet required to be contributed), and, for the plan year that contains the determination date, all amounts actually contributed (or due to be contributed) after the extended payment period in Section 412(c)(10) of the Code.
(d)The accrued benefit of a Non Key Employee shall be determined (i) under the method which is uniformly used for accrual purposes for all plans of the Employer or (ii) if there is no method described in clause (i), as if such benefit accrued not more rapidly than the slowest applicable accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
B-1.4Accrued Benefits Excluded from Determination. In determining the value of accrued benefits, there shall be excluded:

(i)Any rollover contribution or plan-to-plan transfer initiated by the participant and made after December 31, 1983 so long as the rollover contribution or transfer was not derived from a plan maintained by the Employer,
(ii)Any accumulated deductible employee contributions,
(iii)The accrued benefit of any individual who was a Key Employee for a prior plan year but who is no longer a Key Employee, and
(iv)For plan years beginning after December 31, 1984 and before January 1, 2001, the accrued benefit of any individual who has not performed service for any Employer maintaining the plan at any time during the five (5) year period ending on the determination date.
(v)For plan years beginning after December 31, 2001, the accrued benefits of any individual who has not performed services for any Employer during the one year period ending on the determination date.
B-1.5Distributions and Transfers Taken into Account in Determination. In determining the value of accrued benefits, the following rules shall apply:
(i)For plan years beginning after December 31, 1984 and before January 1, 2001, there shall be included any distributions made under the plan at any time during the five (5) year period ending on the determination date, including distributions from any terminated plan which if it had not been terminated would have been required to be aggregated with this Plan under clause (i) or (ii) of subparagraph 1.6(b) of this Appendix, but
(ii)For plan years beginning after December 31, 2000, there shall be included any distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the one year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one year period.”
(iii)There shall be excluded:
(A)Distributions made on account of death, to the extent the benefits do not exceed the present value of accrued benefits existing immediately prior to death (in the case of a defined contribution plan, a distribution made on account of death is the participant’s accrued account balance (including the cash value of life insurance policies)), and
(B)Distributions and plan-to-plan transfers which are rolled over into a plan maintained by the Employer or initiated by the participant.
B-1.6Aggregation of Plans.
(a)When aggregating plans, the value of accrued benefits shall be calculated with reference to the determination dates of such aggregated plans that fall within the same calendar year. When aggregating defined benefit plans the same actuarial assumptions shall be used with respect to all such plans and, if the stated assumptions of such plans are not the same, the plan sponsor(s) of such plans shall select and agree on one plan’s assumptions.
(b)The plans to be aggregated with this Plan for purposes hereof for a plan year are:
(i)Each other plan (whether or not terminated) intended to meet the applicable requirements of Section 401(a)(10)(B) of the Code and maintained by the Employer and each simplified employee pension plan (whether or not terminated) maintained by the Employer in which a Key Employee participates for the plan year containing the determination date with respect to such plan year or for any of the preceding four (4) plan years,

(ii)Each other qualified or simplified employee pension plan (whether or not terminated) maintained by the Employer which, during the applicable five (5) plan year period described in clause (i) of this subparagraph, enables any such plan described in clause (i) of this subparagraph to meet the requirements of Section 401(a)(4) or 410 of the Code, and
(iii)Solely in the discretion of the Plan Sponsor, any additional qualified or simplified employee pension plan(s) (whether or not terminated) maintained by the Employer if the plans described in clauses (i) and (ii) of this subparagraph would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan(s) being included in the aggregation group.

SWEDISH MATCH NORTH AMERICA SALARIED PROFIT SHARING PLAN
Appendix C
Appendix C(As of January 1, 2021)
List of Participating Employers

Name	Place of Organization	Effective Date of Commencement of Participation	Effective Date of Termination of Participation
Swedish Match North America LLC (formerly named Swedish Match North America Inc. prior to January 1, 2016, and Pinkerton Group, Inc. prior to January 1, 1997)	Delaware	June 30, 1988	---
Pinkerton Tobacco Company LLC	Delaware	June 30, 1988	---
Swedish Match Leaf Tobacco Company (formerly named Commonwealth Leaf Tobacco Company prior to January 1, 1997)	Delaware	June 30, 1988	---
Swedish Match Cigars Inc.	Delaware	January 1, 2000	---
Pinkerton Tobacco Co., L.P.	Delaware	January 1, 2002	---

C-1

SWEDISH MATCH NORTH AMERICA SALARIED PROFIT SHARING PLAN
Appendix D
Appendix D Rules Pertaining to Limitations of
Participant After-tax Contributions, Before-tax Contributions and Employer Matching Contributions
D-1.1Limitations on Before-tax Contributions.
(a)Limitation - The aggregate amount of a Participant’s Before-tax Contributions made to the Plan for any calendar year shall not exceed the applicable limits thereon specified in this paragraph and elsewhere in the Plan. Notwithstanding anything in the Plan to the contrary, the aggregate Before-tax Contributions and other Elective Deferrals made by a Participant for any calendar year may not exceed the following Catch-up Dollar Limitation or Elective Deferral Dollar Limitation, as applicable, and the following rules shall apply in connection therewith as follows:
(i)In no event shall the aggregate Catch-up Elective Deferrals made pursuant to Section 414(v) of the Code by any Employee for any calendar year (or other applicable period) to this Plan (if permitted under the Plan) and any other plan maintained by the Employer exceed the Catch-up Dollar Limitation, and the Administrator shall, whenever necessary to comply with this limitation, cause such Employee’s Catch-up Elective Deferrals to this Plan (if permitted under the Plan) to cease being made for such calendar year and take such other action as it may deem appropriate in connection therewith.
(ii)In no event shall the aggregate Elective Deferrals made by any Employee for any calendar year to this Plan and any other plan maintained by the Employer exceed the Elective Deferral Dollar Limitation, and the Administrator shall, whenever necessary to comply with this limitation, cause such Employee’s Elective Deferrals to this Plan to cease being made for such calendar year and take such other action as it may deem appropriate in connection therewith.
(b)Definitions - For purposes hereof:
(i)The term “Catch-up Elective Deferrals” means the elective deferrals made pursuant to Section 414(v) of the Code in excess of any otherwise applicable plan limit (other than a limit which prohibits Catch-up Elective Deferrals) and that are made by participants who are aged fifty (50) or over by the end of their taxable years, including any such contributions which may be permitted under this Plan. An otherwise applicable plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Elective Deferrals, such as the limits on annual additions, the dollar limitation on Elective Deferrals under Section 402(g) of the Code (not counting Catch-up Elective Deferrals) and the limit imposed by the actual deferral percentage test under Section 401(k)(3) of the Code. Catch-up Elective Deferrals are not subject to the limits on annual additions under Section 415 of the Code, are not counted in the actual deferral percentage test under Section 401(k)(3) of the Code and are not counted in determining the minimum allocation under Section 416 of the Code (but Catch-up Elective Deferrals made in prior years are counted in determining whether a plan is top-heavy). This Plan does permit Catch-up Elective Deferrals to be made to it, which contributions are sometimes referred to as Catch-up Contributions.
(ii)The term “Catch-up Dollar Limitation” means the applicable dollar amount contained in Section 414(v)(2) of the Code in effect for the calendar year in question if the Plan, or any plan or arrangement with which contributions under the Plan are aggregated, permits Catch-up Elective Deferrals or, otherwise, is zero.
(iii)The term “Elective Deferral Dollar Limitation” means the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year.
(iv)The term “Elective Deferrals” means a Participant’s Before-tax Contributions to the Plan, his Catch-up Contributions to this Plan and his other elective deferrals, including any Catch-up Elective Deferrals, to a cash or deferred arrangement described in Section 401(k) of the Code, tax sheltered annuity described in Section 403(b) of the Code, simplified employee pension plan described in Section 408(k)(6) of the Code, a SIMPLE IRA described in Section 408(p) of the Code or “Section 501(c)(18)” trust to the extent not includable in or to the extent deductible from the Participant’s gross income from his taxable year of contribution on account of and as described in Section 401(k), 403(b), 408(k), 408(p) or 501(c)(18) of the Code and required to be taken into account and aggregated for purposes of applying the limitations of Section 402(g) of the Code to the Plan.

(v)The term “Excess Elective Deferrals” means a Participant’s Elective Deferrals for a calendar year in excess of the Elective Deferral Dollar Limitation as increased, where applicable, by the Catch-up Dollar Limit for such calendar year. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.
(vi)The following procedure applies to the notice of the existence of Excess Elective Deferrals and to the distribution of Excess Elective Deferrals during the calendar year for which made:
(A)By written notice filed with the Administrator the Participant may notify the Administrator of the existence of Excess Elective Deferrals with respect to the Participant and may allocate the amount of his Excess Elective Deferrals for such calendar year among the plans to which contributed and notify the Administrator of the portion, if any, allocated to the Plan. In addition, the Employer may notify the Administrator of Excess Elective Deferrals made to the Plan and other plans maintained by the Employer.
(B)The Administrator shall then distribute the designated Excess Elective Deferrals in a “corrective distribution” during the calendar year for which made so long as the distribution is made after the Plan has received the Excess Elective Deferrals.
(c)Operating Rules and Procedures, and Correction - For purposes hereof:
(i)The following procedure applies to the notice of the existence of Excess Elective Deferrals and to the distribution of Excess Elective Deferrals after the calendar year for which made:
(A)Not later than the January 31 following each calendar year the Employer or the Administrator shall inform each Participant of his aggregate Elective Deferrals to this Plan and any other plan maintained by the Employer for such calendar year.
(B)Not later than the March 1 following each calendar year, by written notice filed with the Administrator the Participant may notify the Administrator of the existence of Excess Elective Deferrals with respect the Participant and may allocate the amount of his Excess Elective Deferrals for such calendar year among the plans to which contributed and notify the Administrator of the portion, if any, allocated to the Plan. In addition, the Employer may notify the Administrator of the Excess Elective Deferrals made to the Plan and other plans maintained by the Employer.
(C)The Administrator shall then direct that any Excess Elective Deferrals which are not Catch-up Elective Deferrals allocated to the Plan are recharacterized as Catch-up Elective Deferrals (if permitted under the Plan) to the extent that the Catch-up Dollar Limitation is not exceeded.
(D)The Administrator shall then direct that any Excess Elective Deferrals allocated to the Plan which may be recharacterized as After-tax Contributions be so recharacterized (if After-tax Contributions are permitted under the plan and any limitation thereon is not thereby exceeded) or otherwise be distributed to the Participant (as adjusted for income or loss thereon) in a “corrective distribution” no later than the April 15 following each calendar year.
(ii)For purposes hereof and except to the extent otherwise provided under Section 401(k) or 402(g) of the Code, as applicable:
(A)The amount of any Excess Elective Deferrals that may be distributed with respect to any Participant for a calendar year shall be reduced by any Excess Deferral Contributions (as defined in paragraph 1.2 of this Appendix) previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within the calendar year.

(B)Excess Catch-up Contributions or Excess Elective Deferrals allocated to the Plan shall be considered first to consist of Before-tax Contributions and Catch-up Contributions which do not generate Matching Contributions by the Employer and similar contributions under other plans taken into account and then to consist of the remainder of the Participant’s Before-tax Contributions and Catch-up Contributions and similar contributions under other plans taken into account.
(iii)For purposes hereof, the income or loss allocated to any Excess Elective Deferrals allocated to the Plan shall be determined by the Administrator pursuant to paragraph 1.5 of this Appendix.
(d)Benefit Accrual Rule - If a Participant’s Elective Deferrals are returned in a corrective distribution made because of the existence of Elective Deferrals made to plans not maintained by the Employer, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon, and any Matching Contributions attributable thereto shall also be distributed (to the extent vested) or forfeited (to the extent not vested). If a Participant’s Elective Deferrals are returned in a corrective distribution made because of the existence of Elective Deferrals made to this Plan or any other plan maintained by the Employer, such contributions shall not be considered made for any benefit accrual requirements contingent thereon, and any Matching Contributions attributable thereto shall be forfeited.
D-1.2Limitation on and Distribution of Before-tax Contributions Made by Highly Compensated Employees.
(a)Limitation - Except where the Plan provides that the alternative method under Section 401(k)(12) of the Code of meeting the nondiscrimination requirements of Section 401(k) of the Code shall be used and the requirements for use of such alternative method are satisfied with respect to the Plan for a Plan Year, the Before-tax Contributions otherwise permitted to be made pursuant to the Plan shall be limited as hereafter provided so that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan Year) does not exceed the greater of (i) or (ii) as follows:
(i)The “regular limitation” percentage which is equal to one hundred twenty-five percent (125%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or
(ii)The “alternative limitation” percentage which is equal to the lesser of:
(A)Two hundred percent (200%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or
(B)Two (2) percentage points over the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.
Notwithstanding the foregoing, if the Tested Plan Year is the first Plan Year of the Plan for which Deferral Contributions are permitted and the Plan is not a successor plan for purposes of Section 401(k)(3)(E) of the Code, then the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be deemed to be three percent (3%). A Plan is not considered to have such a first Plan Year if for such Plan Year the Plan is aggregated under Treas. Regs. Section 1.401(k)-1(g)(11) for Average Deferral Percentage testing purposes with any other plan that was or that included a cash or deferred arrangement under Section 401(k) of the Code in the immediately preceding Plan Year.
(b)Definitions - For purposes hereof:
(i)The term “Applicable Plan Year” means the Tested Plan Year which the Plan Sponsor hereby elects to use in lieu of the Plan Year immediately preceding Tested Plan Year in accordance with Section 401(k)(3)(A) of the Code.
(ii)The term “Average Deferral Percentage” or “ADP” means the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.

(iii)The term “Deferral Contributions” means the following:
(A)Before-tax Contributions.
(B)To the extent provided or elected pursuant to the special operating rules of subparagraph 1.2(c) of this Appendix:
(I)Qualified Non-elective Contributions contributed during, or no later than the end of the 12-month period following the end of, the Applicable Plan Year to the extent that such contributions satisfy the requirements of Section 401(a)(4) of the Code and are not greater for any Non-Highly Compensated Employee than the product obtained by multiplying the Non-Highly Compensated Employee’s Eligible Compensation multiplied by the greater of (a) five percent (5%) (or ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation) or (b) two times the representative contribution rate (as defined in Treas. Regs. Section 1.401(k)-2(a)(6)(iv)(B)).
(II)Qualified Matching Contributions contributed during, or no later than the end of the 12 month period following the end of, the Applicable Plan Year to the extent that such contributions satisfy the requirements of Section 401(a)(4) of the Code and are not greater than the greatest of (a) five percent (5%) (or, if permitted, ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation) of the Non-Highly Compensated Employee’s Eligible Compensation, (b) the sum of the Non-Highly Compensated Employee’s Before-tax Contributions, After-tax Contributions, employee after tax contributions and other elective deferrals (counting only such types of contributions which may generate Matching Contributions or other matching contributions), or (c) the product obtained by multiplying (1) the sum of the Non-Highly Compensated Employee’s Before-tax Contributions, After-tax Contributions, employee after tax contributions and other elective deferrals (counting only such types of contributions which may generate Matching Contributions or other matching contributions) by (2) two times the representative matching rate (as defined in Treas. Regs. Section 1.401(m) 2(a)(5)(ii)(B)).
(III)Any other elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code.
(C)Notwithstanding the foregoing, a Qualified Non-elective Contribution, a Qualified Matching Contribution, a Before-tax Contribution and any other elective deferral shall not be considered a Deferral Contribution for a Plan Year unless:
(I)It is allocated as of a date within the Plan Year (which generally means that it is not contingent upon the Employee’s participation in the plan or arrangement or performance of services on any date subsequent to that date and that is actually paid to the funding vehicle of the plan or arrangement no later than the end of the 12-month period immediately following such Plan Year).
(II)In the case of a Before-tax Contribution and any other elective deferral, it either relates to compensation that either would have been received by the Employee in such Plan Year but for his election to contribute to the plan or arrangement or is attributable to services performed by the Employee in the Plan Year, and but for the Employee’s election to contribute to the plan or arrangement, would have been received by the Employee within two and one half (2 1/2) months after the end of such Plan Year.
(III)In the case of a Qualified Non-elective Contribution or a Qualified Matching Contribution, it is not used to satisfy the safe harbor contribution requirement for use of the alternative method of non-discrimination testing under Section 401(k)(12) of the Code or for use of the alternative method of non-discrimination testing under Section 401(m)(11) of the Code.

(D)Notwithstanding the foregoing, a Before-tax Contribution and any other elective deferral shall not be considered a Deferral Contribution for a Plan Year if:
(I)It is an elective deferral under a safe harbor plan that satisfies the alternative method of non-discrimination testing under Section 401(k)(12) of the Code.
(II)It is a Catch-up Elective Deferral.
(III)It is made by reason of a Participant’s qualified military service pursuant to Section 414(u) of the Code.
(iv)The term “Deferral Percentage” means the ratio (expressed as a percentage and calculated to the nearest one hundredth of one percent (.01%) and calculated separately for each Eligible Participant) of (A) the Before-tax Contributions under the Plan (and, where provided or elected in accordance with the special operating rules of subparagraph 1.2(c) of this Appendix, any other Deferral Contributions) made by or on behalf of an Eligible Participant for the Plan Year to (B) the Eligible Participant’s Eligible Compensation for the Plan Year. The Deferral Percentage of an Eligible Participant who fails to make or receive an allocation of Deferral Contributions for a Plan Year shall be 0%.
(v)The term “Eligible Compensation” means an Eligible Participant’s Total Compensation while he is an Eligible Participant determined without regard to suspensions from participation.
(vi)The term “Eligible Participant” means any Employee who is authorized under the terms of the Plan to make Before-tax Contributions for the Plan Year, determined without regard to suspensions from participation for any reason other than not being an Eligible Employee (or, where provided or elected in accordance with the special operating rules of subparagraph 1.2(c) of this Appendix, who is authorized under the terms of the applicable plan to make or receive an allocation of Deferral Contributions for the Plan Year).
(vii)The term “Excess Deferral Contributions” means the amount of Deferral Contributions for a Plan Year which must be eliminated in order for the restrictions of subparagraph 1.2(a) of this Appendix to be satisfied for the Plan Year. The amount is the excess of:
(A)The aggregate amount of Deferral Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over
(B)The maximum amount of Deferral Contributions permitted by the restrictions of subparagraph 1.2(a) of this Appendix (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of Deferral Percentages).
(viii)The term “Qualified Matching Contribution” means matching contributions as defined in Section 401(m)(4)(A) of the Code, which are subject to the restrictions on distributions contained in Section 401(k)(2)(B) of the Code (generally prohibiting distribution before separation from service, death, or disability unless the Employee has a hardship or has reached the age fifty-nine and one-half (59-1/2) or after plan termination) and which are immediately fully vested and non-forfeitable.
(ix)The term “Qualified Non-elective Contribution” means any employer contributions (other than matching contributions within the meaning of Section 401(m)(4)(A) of the Code) which the Employee may not elect to have paid to him instead of being contributed to the plan, which are subject to the restrictions on distributions contained in Section 401(k)(2)(B) of the Code (generally prohibiting distribution before separation from service, death, or disability unless the Employee has a hardship or has reached age fifty-nine and one-half (59-1/2) or after plan termination), and which are immediately fully vested and non-forfeitable.

(x)The term “Tested Plan Year” means the Plan Year for which the limitation is being applied to the contributions of Eligible Participants who are Highly Compensated Employees.
(c)Operating Rules - The following special rules shall apply for purposes of this paragraph:
(i)The following plans or portions of plans are mandatorily disaggregated and must be tested separately under subparagraph 1.2(a) of this Appendix and Section 401(k)(3) of the Code:
(A)Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement may not be aggregated with contributions by or for employees who are included in a unit of employees not covered by the same collective bargaining agreement.
(B)Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees assigned to qualified separate lines of business within the meaning of Section 414(r) of the Code, unless the plan in question qualifies for the employer wide exception to mandatory disaggregation for this purpose under Section 414(r) of the Code.
(C)Contributions under plans that could but actually are not aggregated for the plan year for purposes of satisfying the minimum coverage requirements of Section 410(b) of the Code (other than the average benefits percentage test).
(D)Contributions under a plan maintained by more than one employer as described in Section 413(c) of the Code shall be treated as if each such employer maintained a separate plan.
(E)Except as provided in clause (ii) of this subparagraph, contributions under plans which do not have the same plan year.
(ii)Subject to the limitations of clause (i) of this subparagraph, the following plans or portions of plans are mandatorily aggregated and must be tested as one plan under subparagraph 1.2(a) of this Appendix and Section 401(k)(3) of the Code:
(A)The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Tested Plan Year and who is eligible to make Before-tax Contributions or to make or have other elective deferrals allocated to his account under two or more cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such Before-tax Contributions and elective deferrals were made under each plan or arrangement being tested. In this Plan, such aggregation shall be effected by taking into account the sum of all Before-tax Contributions and other elective deferrals made for the Tested Plan Year under all such plans or arrangements in which the Highly Compensated Employee is an eligible employee, divided by the Highly Compensated Employee’s Eligible Compensation for the Tested Plan Year (determined using the compensation definition in this Plan) without regard to the plan year of the other plan(s) or arrangement(s). Such aggregation is required even if the plans or arrangements in question use inconsistent testing methods.
(B)In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, then this paragraph shall be applied by determining the Deferral Percentages of Eligible Participants as if all such plans were a single plan. All plans treated as a single plan pursuant to this clause (ii)(B) must apply a consistent testing method.
(iii)Subject to the limitations of clause (i) of this subparagraph, two or more cash or deferred arrangements may be permissively aggregated by the Administrator for purposes of satisfying the requirements of Section 401(a)(4), 401(k) and 410(b) of the Code if such arrangements each have the same plan year and apply consistent testing methods.

(iv)At the option of the Administrator, each Eligible Participant’s Deferral Contributions for a Plan Year consisting of Qualified Non-elective Contributions and/or Qualified Matching Contributions under any plan or arrangement may be included in determining the Deferral Percentages for the Plan Year provided, however, that:
(A)The non-elective contributions (both including and excluding the Qualified Non-elective Contributions which are treated as Deferral Contributions) satisfy the requirements of Section 401(a) of the Code.
(B)The matching contributions satisfy the requirements of Section 401(m) of the Code, provided that the Qualified Non-elective Contributions and Qualified Matching Contributions treated as Deferral Contributions are disregarded in making this determination.
(C)Except as provided in clauses (iv)(A) and (B) of this subparagraph, the Qualified Non-elective Contributions and Qualified Matching Contributions treated as Deferral Contributions are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Section 401(a) of the Code or whether employee contributions and matching contributions meet the requirements of Section 401(m) of the Code.
(D)The Qualified Non-elective Contributions may not be treated as Deferral Contributions if the effect is to increase the difference between the Average Deferral Percentages for Highly Compensated Employees and for Non-Highly Compensated Employees.
(E)The Qualified Non-elective Contributions and Qualified Matching Contributions satisfy the contingent benefit limitations of Section 401(k)(4)(A) (which generally prohibit benefits other than matching contributions from being contingent on making or not making elective deferrals).
(F)The plan years of the plans or arrangements under which the Qualified Non-elective Contributions and Qualified Matching Contributions treated as Deferral Contributions are made is the same as the Plan Year and such plans apply consistent testing methods.
(v)The determination of Excess Deferral Contributions for a Plan Year for purposes of this paragraph shall be made:
(A)After first determining the Excess Elective Deferrals under paragraph 1.1 of this Appendix for the Plan Year; provided that the Excess Elective Deferrals of Non-Highly Compensated Employees shall not be taken into account in determining the Deferral Percentage of such Eligible Participants to the extent that such Excess Elective Deferrals are made under this Plan or other cash or deferred arrangements maintained by the Employer and the Excess Elective Deferral of Highly Compensation Employees shall be taken into account in determining the Deferral Percentage of such Eligible Participants, and
(B)Before determining the Excess Aggregate Contributions under paragraph 1.3 of this Appendix for the Plan Year.
(vi)The employee groups tested hereunder may be divided into separate testing groups on such basis, if any, as the Administrator may determine and as is permitted under Sections 410, 401(k) and 401(m) of the Code, including, but not limited to, separate testing for excludible employees (that is, where the plan’s age and/or service requirements are lower than the greatest minimum age and service conditions permissible under Section 410(a) of the Code).
(vii)If the Plan Sponsor or the Administrator elects to apply Section 410(b)(4)(B) of the Code in determining whether the Plan meets the requirements of Section 410(b) of the Code for a Plan Year, the Plan may exclude altogether the participation of Non-Highly Compensated Employees (but not the participation of Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code in determining the satisfaction of requirements of subparagraph 1.2(a) of this Appendix.

(viii)The determination and treatment of the Deferral Contributions and Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.
(d)Corrections and Corrective Distributions - If the Average Deferral Percentage for the Eligible Participants who are Highly Compensated Employees for a Plan Year is more than the amount permitted under the above restrictions, then:
(i)If Catch-up Elective Deferrals are permitted to be made to this Plan and a Highly Compensated Employee has not reached his Catch-up Dollar Limitation for the Plan Year, Excess Deferral Contributions allocated to such Highly Compensated Employee shall be treated as Catch-up Elective Deferrals and will not be treated as Excess Deferral Contributions.
(ii)The Excess Deferral Contributions for the Highly Compensated Employees for the Tested Plan Year (other than those treated as Catch-up Elective Deferrals) shall be reduced by recharacterization as After-tax Contributions as required by Section 401(k) of the Code if the testing methods of subparagraphs 1.2(a) and 1.3(a) of this Appendix are consistent or by distributing such contributions as provided below if the testing methods of subparagraphs 1.2(a) and 1.3(a) of this Appendix are not consistent in the following manner:
(A)First, the excess amount shall be considered to consist of the Participant’s Before-tax Contributions which do not generate Matching Contributions by the Employer and similar contributions under other plans taken into account to the extent thereof, and
(B)Then, any remaining portion of the excess amount shall be considered to consist of the Participant’s Before-tax Contributions which do generate Matching Contributions by the Employer and similar contributions under other plans taken into account to the extent thereof, and
(C)Finally, any remaining portion of the excess amount shall be considered to consist of the Participant’s other Deferral Contributions for such Plan Year.
Notwithstanding the foregoing, in no case shall the amount of Excess Deferral Contributions recharacterized with respect to any Highly Compensated Employee exceed the amount of his Before-tax Contributions and other elective deferrals. When Excess Deferral Contributions for the Highly Compensated Employees cannot be recharacterized, such Excess Deferral Contributions (as adjusted for income or loss thereon) shall be distributed in a “corrective distribution” to the Highly Compensated Employees at such time as the Administrator shall determine but in no event later than twelve (12) months after the end of the Plan Year for which made. Notwithstanding the time period described above for the distribution, any amounts distributed more than two and one half (2 1/2) months after the end of the Plan Year may be subject to the ten percent (10%) excise tax imposed on the Employer by Section 4979 of the Code.
(iii)Among such Participants, the reduction shall be effected by reducing contributions in the order of the highest dollar amounts of Deferral Contributions by or on behalf of each of the Highly Compensated Employees, such that the applicable restrictions of subparagraph 1.2(a) of this Appendix are satisfied; provided, however, that any required reduction for any Eligible Participant will first be reduced by his Excess Elective Deferrals returned or recharacterized pursuant to paragraph 1.1 of this Appendix. The reduction is effected as follows:
Step A. The total dollar amount of all Excess Deferral Contributions calculated as provided in subparagraph 1.2(b) of this Appendix must be eliminated.
Step B. The Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Deferral Contributions must be reduced by the amount required to cause that Highly Compensated Employee’s Deferral Contributions to equal the dollar amount of the Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount of Deferral Contributions. This amount is then eliminated for the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already eliminated under this step, would equal the total Excess Deferral Contributions, the lesser reduction amount is eliminated.
Step C. If the total amount distributed is less than the total Excess Deferral Contributions, step B is repeated.
Step A above is intended to utilize, and shall be interpreted to comply with, the ratio leveling method required in Treas. Regs. Section 1.401(k) 2(b)(2)(ii) to determine the aggregate dollar amount of Excess Deferral Contributions that must be eliminated for a Plan Year. Steps B and C above are intended to utilize, and shall be interpreted to comply with, the dollar leveling method required in Treas. Regs. Section 1.401(k) 2(b)(2)(iii) by reducing the Excess Deferral Contributions allocated to the Highly Compensated Employees with the largest amounts of Deferral Contributions taken into account in calculating the ADP for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Deferral Contributions have been allocated.
(iv)The amount of the Excess Deferral Contribution apportioned to a Highly Compensated Employee under the Plan for a Plan Year must not exceed the amount of contributions actually made to the Plan for the Highly Compensated Employee for such year. When two or more plans of the Employer are involved, the correction is applied independently to each cash or deferred arrangement in which a Highly Compensated Employee participates and, if correction is needed in more than one, the Average Deferral Percentage of Highly Compensated Employees whose Excess Deferral Contributions were recharacterized or who received a distribution shall not be recalculated after the correction in the first plan.
(v)Whenever Excess Deferral Contributions are recharacterized as After-tax Contributions, the following rules shall apply with respect to such recharacterization.
(A)Excess Deferral Contributions recharacterized are includable in the Participant’s income on the earliest date any elective deferrals would have been received by the Participant but for his election to contribute to the plan or arrangement.
(B)Such recharacterized Excess Deferral Contributions are to be treated as After-tax Contributions for purposes of Sections 72, 401(a), 401(m) and 6047 of the Code and Treas. Regs. Sections 1.401(k) 1(d) and 1.401(k) 2, but shall be considered elective deferrals for all other purposes of the Code including but not limited to Sections 401(k)(2), 404, 409, 411, 412, 415, 416 and 417 of the Code.
(C)Such recharacterized Excess Deferral Contributions shall remain allocated to the applicable account of the Participant, except to the extent required to be distributed to the Participant.
(D)Such Excess Deferral Contributions shall be recharacterized no later than two and one half (2 1/2) months after the end of the Plan Year in question. For this purpose, recharacterization is deemed to occur on the date on which the last of those Highly Compensated Employees with Excess Deferral Contributions to be recharacterized is notified of the recharacterization in any manner prescribed by the Secretary of the Treasury or his delegate.
(E)The payor or Administrator shall report such recharacterized Excess Deferral Contributions as employee contributions to the Internal Revenue Service and the affected Participant by timely providing such forms as the Secretary of the Treasury or his delegate shall designate to the Internal Revenue Service and to the affected Participant, by timely taking such other actions as the Secretary of the Treasury or his delegate shall require, and by the Administrator’s accounting for such amounts as employee contributions for purposes of Sections 72 and 6047 of the Code.
(vi)For purposes hereof, the income or loss allocated to any Excess Deferral Contributions allocated to the Plan that must be distributed to a Highly Compensated Employee pursuant to this subparagraph shall be determined by the Administrator pursuant to paragraph 1.5 of this Appendix.
(vii)Any distribution of Excess Deferral Contributions (as adjusted for income or loss thereon) shall clearly be designated by the Administrator as such.

(e)Benefit Accrual Rule - If a Participant’s Before-tax Contributions are recharacterized as After-tax Contributions for purposes of paragraph 1.3 of this Appendix and are returned pursuant to that paragraph, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon, and any Matching Contributions attributable thereto shall also be distributed (to the extent vested) or forfeited (to the extent not vested).
D-1.3Limitation on and Distribution of After-tax Contributions or Matching Contributions Made by or on behalf of Highly Compensated Employees.
(a)Limitation - Except where the Plan provides that the alternative method under Section 401(m)(11) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code shall be used and the requirements for use of such alternative method are satisfied with respect to the Plan for a Plan Year, the After-tax Contributions otherwise permitted to be made under the Plan and the Matching Contributions otherwise allocated to the account of a Participant under the Plan shall be limited as hereafter provided so that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan Year) does not exceed the greater of (i) or (ii) as follows:
(i)The “regular limitation” percentage which is equal to one hundred twenty five percent (125%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or
(ii)The “alternative limitation” percentage which is equal to the lesser of:
(A)Two hundred percent (200%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or
(B)Two (2) percentage points over the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.
Notwithstanding the foregoing, if the Tested Plan Year is the first Plan Year of the Plan for which Aggregate Contributions are permitted and the Plan is not a successor plan for purposes of Section 401(m)(2)(E) of the Code, then the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be deemed to be three percent (3%). A Plan is not considered to have such a first Plan Year if for such Plan Year the Plan is aggregated under Treas. Regs. Section 1.401(m) 1(g)(14) for Average Contribution Percentage testing purposes with any other plan that was or that included Aggregate Contributions under Section 401(m) of the Code in the immediately preceding Plan Year.
(b)Definitions - For purposes hereof:
(i)The term “Aggregate Contributions” means the following:
(A)After-tax Contributions and Matching Contributions.
(B)To the extent provided or elected pursuant to the special operating rules of subparagraph 1.3(c) of this Appendix, any other after tax employee contributions which are allocated to a separate account to which attributable earnings or loss are allocated and consisting of either:
(I)Employee contributions to the defined contribution portion of a plan described in Section 414(k) of the Code.
(II)Employee contributions to a qualified cost of living arrangement described in Section 415(2)(B) of the Code, without regard to the requirement that contributions be allocated to a separate account to which attributable earnings are allocated.
(III)Employee contributions applied to the purchase of whole life insurance protection or survivor benefit protection under a defined contribution plan.

(IV)Amounts attributable to excess contributions as defined for purposes of Section 401(k) of the Code which are recharacterized as after tax employee contributions.
(V)Employee contributions to a contract described in Section 403(b) of the Code.
Notwithstanding the foregoing, after tax employee contributions do not include loan repayments, cash out buy backs, qualifying rollover contributions, employee contributions which are transferred to a plan or any other amounts which are excluded from such term under Section 401(m) of the Code.
(C)To the extent provided or elected pursuant to the special operating rules of subparagraph 1.3(c) of this Appendix, any other matching contributions within the meaning of Section 404(m)(4)(A) of the Code (that is, employer contributions made on account of after tax employee contributions under any plan or elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code).
(D)To the extent provided or elected pursuant to the special operating rules of subparagraph 1.3(c) of this Appendix:
(I)Qualified Non-elective Contributions (as defined in subparagraph 1.2(b) of this Appendix) contributed during, or no later than the end of the 12 month period following the end of, the Applicable Plan Year to the extent that such contributions satisfy the requirements of Section 401(a)(4) of the Code and are not greater for any Non-Highly Compensated Employee than the product obtained by multiplying the Non-Highly Compensated Employee’s Eligible Compensation multiplied by the greater of (a) five percent (5%) (or ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71 798, Service Contract Act of 1965, Public Law 89 286, or similar legislation) or (b) two times the representative contribution rate (as defined in Treas. Regs. Section 1.401(m) 2(a)(6)(v)(B)).
(II)Any elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code other than elective deferrals under a safe harbor plan that satisfies the alternative method of non-discrimination testing under Section 401(k)(12) of the Code, elective deferrals that are Catch-up Elective Deferrals, and elective deferrals made by reason of a Participant’s qualified military service pursuant to Section 414(u) of the Code.
(E)Notwithstanding the foregoing, a contribution shall not be considered an Aggregate Contribution for a Plan Year unless:
(I)In the case of an after tax employee contribution it is actually paid to the funding vehicle of the plan or an agent of the plan who remits the contribution to the funding vehicle within a reasonable time.
(II)In the case of a matching contribution, it is allocated as of a date within the Plan Year, it is actually paid to the funding vehicle of the plan no later than the end of the 12 month period immediately following such plan year and it is made on behalf of the Employee’s elective deferrals or employee contributions for the plan year, and the aggregate matching contributions taken into account do not exceed the greatest of (a) five percent (5%) (or, if permitted, ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71 798, Service Contract Act of 1965, Public Law 89 286, or similar legislation) of the Non-Highly Compensated Employee’s Eligible Compensation, (b) the sum of the Non-Highly Compensated Employee’s employee after tax contributions and elective deferrals (counting only such types of contributions which may generate matching contributions), or (c) the product obtained by multiplying (1) the sum of the Non-Highly Compensated Employee’s employee after tax contributions and other elective deferrals (counting only such types of contributions which may generate matching contributions) by (2) two times the representative matching rate (as defined in Treas. Regs. Section 1.401(m) 2(a)(5)(ii)(B)).

(III)In the case of a Qualified Non-elective Contribution, it is allocated as of a date within the Plan Year (which generally means that it is not contingent upon the Employee’s participation in the plan or arrangement or performance of services on any date subsequent to that date and that is actually paid to the funding vehicle of the plan or arrangement no later than the end of the 12 month period immediately following such Plan Year).
(IV)In the case of an elective deferral, it either relates to compensation that either would have been received by the Employee in such Plan Year but for his election to contribute to the plan or arrangement or is attributable to services performed by the Employee in the Plan Year, and but for the Employee’s election to contribute to the plan or arrangement, would have been received by the Employee within two and one half (2 1/2) months after the end of such Plan Year.
(V)In the case of a Qualified Non-elective Contribution or a Qualified Matching Contribution, it is not used to satisfy the safe harbor contribution requirement for use of the alternative method of non-discrimination testing under Section 401(k)(12) of the Code or for use of the alternative method of non-discrimination testing under Section 401(m)(11) of the Code.
(ii)The term “Applicable Plan Year” means the Tested Plan Year which the Plan Sponsor hereby elects to use in lieu of the Plan Year immediately preceding Tested Plan Year in accordance with Section 401(m)(2)(A) of the Code.
(iii)The term “Average Contribution Percentage” or “ACP” means the average (expressed as a percentage and calculated to the nearest one hundredth of one percent (.01%)) of the Contribution Percentages of the Eligible Participants in a group.
(iv)The term “Contribution Percentage” means the ratio (expressed as a percentage, calculated to the nearest one hundredth of one percent (.01%) and calculated separately for each Eligible Participant) of (A) the After-tax Contributions and the Matching Contributions under the Plan (and, where provided or elected in accordance with the special operating rules of subparagraph 1.3(c) of this Appendix, any other Aggregate Contributions) made by or on behalf of an Eligible Participant for the Plan Year to (B) the Eligible Participant’s Eligible Compensation for the Plan Year. The Contribution Percentage of an Eligible Participant who fails to make or receive an allocation of an Aggregate Contribution for a Plan Year shall be 0%.
(v)The term “Eligible Compensation” means an Eligible Participant’s Total Compensation while he is an Eligible Participant determined without regard to suspensions from participation.
(vi)The term “Eligible Participant” means any Employee who is authorized under the terms of the Plan to make After-tax Contributions or receive an allocation of the Matching Contribution for the Plan Year, determined without regard to suspensions from participation for any reason other than not being an Eligible Employee (or, where provided or elected in accordance with the special operating rules of subparagraph 1.3(c) of this Appendix, who is authorized under the terms of the applicable plan to make or receive an allocation of other Aggregate Contributions for the Plan Year).
(vii)The term “Excess Aggregate Contributions” means the amount of Aggregate Contributions for a Plan Year which must be eliminated in order for the restrictions of subparagraph 1.3(a) of this Appendix to be satisfied for the Plan Year. The amount is the excess of:
(A)The aggregate amount of Aggregate Contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over
(B)The maximum amount of Aggregate Contributions permitted by the restrictions of subparagraph 1.3(a) of this Appendix (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ACPs, beginning with the highest of Deferral Percentages).

(viii)The term “Tested Plan Year” means the Plan Year for which the limitation is being applied to the contributions by or for Eligible Participants who are Highly Compensated Employees.
(c)Operating Rules - The following special rules shall apply for purposes of this paragraph:
(i)The following plans or portions of plans are mandatorily disaggregated and must be tested separately under subparagraph 1.3(a) of this Appendix and Section 401(m)(2) of the Code:
(A)Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement may not be aggregated with contributions by or for employees who are included in a unit of employees not covered by the same collective bargaining agreement.
(B)Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees assigned to qualified separate lines of business within the meaning of Section 414(r) of the Code, unless the plan in question qualifies for the employer wide exception to mandatory disaggregation for this purpose under Section 414(r) of the Code.
(C)Contributions under plans that could but actually are not aggregated for the plan year for purposes of satisfying the minimum coverage requirements of Section 410(b) of the Code (other than the average benefits percentage test).
(D)Contributions under a plan maintained by more than one employer as described in Section 413(c) of the Code shall be treated as if each such employer maintained a separate plan.
(E)Except as provided in clause (ii) of this subparagraph, contributions under plans which do not have the same plan year.
(ii)Subject to the limitations of clause (i) of this subparagraph, the following plans or portions of plans are mandatorily aggregated and must be tested as one plan under subparagraph 1.3(a) of this Appendix and Section 401(m)(2) of the Code:
(A)The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Tested Plan Year and who is eligible to make after tax employee contributions, or to make or receive an allocation of matching contributions, Qualified Non-elective Contributions or elective deferrals allocated to his account under two or more plans described in Section 401(a) or cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such after tax employee contributions, matching contributions, Qualified Non-elective Contributions and elective deferrals were made under each plan and arrangement being tested. In this Plan, such aggregation shall be effected by taking into account the sum of all after tax employee contributions, matching contributions, Qualified Non-elective Contributions and elective deferrals made during the Tested Plan Year under all such plans or arrangements in which the Highly Compensated Employee is an eligible employee, divided by the Highly Compensated Employee’s Eligible Compensation for the Tested Plan Year (determined using the compensation definition in this Plan) without regard to the plan year of the other plan(s) or arrangement(s). Such aggregation is required even if the plans or arrangements in question use inconsistent testing methods.
(B)In the event that this Plan satisfies the requirements of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, then this paragraph shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan. All plans treated as a single plan pursuant to this paragraph must apply a consistent testing method.

(iii)Subject to the limitations of clause (i) of this subparagraph, two or more plans to which after tax employee contributions or matching contributions or both may be made may be permissively aggregated by the Administrator for purposes of satisfying the requirements of Section 401(a)(4), 401(m) and 410(b) of the Code if such plans each have the same plan year and use consistent testing methods.
(iv)At the option of the Administrator, each Eligible Participant’s Aggregate Contributions for a Plan Year consisting of Qualified Non-elective Contributions or elective deferrals and elective deferrals under any plan or arrangement may be treated as matching contributions and included in determining the Contribution Percentages for the Plan Year provided, however, that:
(A)The non-elective contributions (both including and excluding the Qualified Non-elective Contributions (as defined in paragraph 1.2 of this Appendix) which are treated as Aggregate Contributions and in the latter case also excluding the Qualified Non-elective Contributions treated as elective deferrals under Section 401(k) of the Code) satisfy the requirements of Section 401(a) of the Code.
(B)The elective deferrals (both including and excluding elective deferrals treated as Aggregate Contributions) satisfy the requirements of Section 401(k) of the Code.
(C)Except as provided in clauses (iv)(A) and (B) of this subparagraph, the Qualified Non-elective Contributions and elective deferrals treated as Aggregate Contributions are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Section 401(a) of the Code or whether elective deferrals meet the requirements of Section 401(k) of the Code.
(D)The Qualified Non-elective Contributions may not be treated as Aggregate Contributions if the effect is to increase the difference between the Average Contribution Percentages for Highly Compensated Employees and for Non-Highly Compensated Employees.
(E)The plan years of the plans or arrangements under which the Qualified Non-elective Contributions and elective deferrals treated as Aggregate Contributions are made is the same as the Plan Year and such plans or arrangements apply consistent testing methods.
(v)Contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement shall automatically be considered to pass the non-discrimination test of subparagraph 1.3(a) of this Appendix and Section 401(m) of the Code and need not be tested thereunder.
(vi)The determination of Excess Aggregate Contributions for a Plan Year for purposes of this paragraph shall be made after:
(A)First determining Excess Elective Deferrals under paragraph 1.1 of this Appendix for the Plan Year, and
(B)Then determining Excess Deferral Contributions under paragraph 1.2 of this Appendix for the Plan Year.
(vii)The employee groups tested hereunder may be divided into separate testing groups on such basis, if any, as the Administrator may determine and as is permitted under Sections 410, 401(k) and 401(m) of the Code, including, but not limited to, separate testing for excludible employees (that is, where the plan’s age and/or service requirements are lower than the greatest minimum age and service conditions permissible under Section 410(a) of the Code).
(viii)If the Plan Sponsor or the Administrator elects to apply Section 410(b)(4)(B) of the Code in determining whether the Plan meets the requirements of Section 410(b) of the Code for a Plan Year, the Plan may exclude altogether the participation of Non-Highly Compensated Employees (but not the participation of Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code in determining the satisfaction of requirements of subparagraph 1.3(a) of this Appendix.

(ix)The determination and treatment of the Aggregate Contributions and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.
(d)Correction and Corrective Distributions - If the Average Contribution Percentage for the Eligible Participants who are Highly Compensated Employees for a Plan Year is more than the amount permitted under the above restrictions, then:
(i)The Excess Aggregate Contributions for the Highly Compensated Employees for the Tested Plan Year shall be reduced as required by Section 401(m) of the Code after the end of the Plan Year for which made and, to the extent not inconsistent therewith, in the following manner:
(A)First, the excess amount shall be considered to consist of the Participant’s After-tax Contributions for such Plan Year which do not generate Matching Contributions by the Employer and similar contributions under other plans taken into account for such Plan Year on a pro rata basis to the extent thereof, which contributions (as adjusted for income or loss thereon) shall be distributed to the Participant at such time as the Administrator may determine but in no event later than twelve (12) months after the end of the Plan Year, and
(B)Then, any remaining portion of the excess amount shall be considered to consist of the Participant’s After-tax Contributions which do generate Matching Contributions by the Employer, Matching Contributions, other Aggregate Contributions treated as matching contributions and similar contributions under other plans taken into account for such Plan Year on a pro rata basis to the extent thereof, which contributions (as adjusted for income or loss thereon) shall be distributed to the Participant (or forfeited, to the extent not vested) at such time as the Administrator may determine but in no event later than the twelve (12) months after end of the Plan Year.
Notwithstanding the time period described above for the return of Excess Aggregate Contributions, any amounts distributed more than two and one half (2-1/2) months after the end of the Plan Year may be subject to the ten percent (10%) excise tax imposed on the Employer by Section 4979 of the Code.
(ii)Among such Participants, the reduction shall be effected by reducing contributions in the order of the highest dollar amounts of Aggregate Contributions by or on behalf of each of the Highly Compensated Employees, such that the applicable restrictions of subparagraph 1.3(a) of this Appendix are satisfied. The reduction is effected as follows:
Step A. The total dollar amount of all Aggregate Contributions calculated as provided in subparagraph 1.3(b) of this Appendix must be eliminated.
Step B. The Aggregate Contributions of the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions must be reduced by the amount required to cause that Highly Compensated Employee’s Aggregate Contributions to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee with the next highest dollar amount of Aggregate Contributions. This amount is then eliminated for the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already eliminated under this step, would equal the total Excess Aggregate Contributions, the lesser reduction amount is eliminated.
Step C. If the total amount eliminated is less than the total Excess Aggregate Contributions, step B is repeated.
Step A above is intended to utilize, and shall be interpreted to comply with, the ratio leveling method required in Treas. Regs. Section 1.401(m) 2(b)(2)(ii) to determine the aggregate dollar amount of Excess Aggregate Contributions that must be eliminated for a Plan Year. Steps B and C above are intended to utilize, and shall be interpreted to comply with, the dollar leveling method required in Treas. Regs. Section 1.401(m) 2(b)(2)(iii) by reducing the Excess Aggregate Contributions allocated to the Highly Compensated Employees with the largest amounts of Aggregate Contributions taken into account in calculating the ACP for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated.
(iii)The amount of the Excess Aggregate Contribution apportioned to a Highly Compensated Employee under the Plan for a Plan Year must not exceed the amount of contributions actually made to the Plan for the Highly Compensated Employee for such year. When two or more plans of the Employer are involved, the correction is applied independently to each cash or deferred arrangement or plan in which a Highly Compensated Employee participates and, if correction is needed in more than one, the Average Contribution Percentage of Highly Compensated Employees who receive a distribution of Excess Aggregate Contributions shall not be recalculated after the correction in the first plan.
(iv)For purposes hereof, the income or loss allocated to any Excess Aggregate Contributions allocated to the Plan shall be determined by the Administrator pursuant to paragraph 1.5 of this Appendix.
(v)Any distribution of Excess Aggregate Contributions (as adjusted for income or loss thereon) shall clearly be designated by the Administrator as such.
(e)Benefit Accrual Rule - If a Participant’s After-tax Contributions are returned pursuant to this paragraph, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon, and any Matching Contributions attributable thereto shall also be distributed (to the extent vested) or forfeited (to the extent not vested).
D-1.4Distribution of Transferred Contributions to Meet Requirements Similar to Those of Paragraphs 1.2, 1.2 and 1.3 of this Appendix. In the event that Elective Deferrals, Deferral Contributions or Aggregate Contributions are transferred from another plan to this Plan and corrective distributions are required under Section 401(k), 401(m), 402(g) or 414(v) of the Code with respect to the transferred contributions (as adjusted for income or loss thereon), the Administrator is authorized to distribute to the affected Participant or return to the transferor plan the transferred Elective Deferrals, Deferral Contributions and Aggregate Contributions (as adjusted for income or loss thereon) as may be necessary or appropriate to effect the corrective distribution.
D-1.5Determination of Income or Loss for Adjustment of Excess Elective Deferrals, Excess Deferral Contributions and Excess Aggregate Contributions Allocated to and to Be Distributed from the Plan. For purposes hereof and except to the extent otherwise provided under Section 401(k), 401(m), 402(g) or 414(v) of the Code, as applicable, the income or loss allocated to any Excess Elective Deferrals, Excess Deferral Contributions and Excess Aggregate Contributions (referred to in this paragraph as an “Excess Amount”, determined separately for type of contribution) allocated to the Plan shall be determined by the Administrator under the following rules and calculated under any reasonable method selected by the Administrator so long as the method does not violate the requirements of Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for a calendar year or Plan Year, as applicable, and is used by the Plan for allocating income to Participants’ accounts under the Plan.
(a)Corrective Distributions Made after Year End - Where the corrective distribution is made after the end of the calendar year or Plan Year, as applicable, for which the Excess Amount was made:
(i)Unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, the amount of the income or loss adjustment for the calendar year or Plan Year, as applicable, in question shall be determined by multiplying (a) the income or loss for the calendar year or Plan Year, as applicable, or other period in question allocable to the account to which such Excess Amount is allocated by (b) a fraction, the numerator of which is the amount of the Participant’s Excess Amount allocated to such account for the year or other period in question and entitled to a share of the valuation adjustment therefor under paragraph 4.6 of the Plan and the denominator of which is the balance in such account on the first day of the year or other period in question (without regard to any income or loss occurring during such year), plus the additional contributions made to the account during the year or other period in question.
(ii)Unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, the amount of the income or loss adjustment for the gap period between the end of the calendar year or Plan

Year, as applicable, in question and the date of distribution shall be determined, in the Administrator’s discretion applied on a uniform and non-discriminatory basis, either by:

(A)Multiplying (I) ten percent (10%) of the amount determined under clause (i) of this subparagraph by (II) the number of whole calendar months between the end of the calendar year or Plan Year, as applicable, in question and the date of distribution, counting the month of distribution as a whole month if the distribution occurs after the 15th of such month, or
(B)Multiplying (I) the income or loss allocable to the account to which such Excess Amount is allocated for all or any portion of the gap period ending no earlier than seven (7) days prior to the date of distribution by (II) a fraction, the numerator of which is the amount of the Participant’s Excess Amount allocated to such account for the calendar year or Plan Year, as applicable, in question and entitled to a share of the valuation adjustment therefor under paragraph 4.6 of the Plan and the denominator of which is the balance in such account on the first day of such gap period (without regard to any income or loss occurring during such year), plus the additional contributions made to the account during such gap period.
(iii)Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 2008, no gap period income shall be distributed.
(b)Corrective Distributions Made prior to Year End - Where the corrective distribution is made during the calendar year or Plan Year, as applicable, for which the Excess Amount was made, unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, the amount of the income or loss adjustment for the period between the beginning of such year and the date of distribution shall be determined by multiplying (i) the income or loss allocable to the account to which such Excess Amount are allocated for all or any portion such period ending no earlier than seven (7) days prior to the date of distribution by (ii) a fraction, the numerator of which is the amount of the Participant’s Excess Amount allocated to such account for the period in question and entitled to a share of the valuation adjustment therefor under paragraph 4.6 of the Plan and the denominator of which is the balance in such account on the first day of such year or other period in question, plus the additional contributions made to the account during the year or other period in question.

SWEDISH MATCH NORTH AMERICA SALARIED PROFIT SHARING PLAN
Appendix E
(As of January 1, 2021)
List of Available Fund Divisions
The Plan Administrator shall maintain a list of Available Funds and Default Funds, which is incorporated herein by such reference and forms a part of this Plan. The Plan Administrator shall have the discretion to update such list from time-to-time without the need of a Plan amendment.

E-1

FIRST AMENDMENT TO
SWEDISH MATCH NORTH AMERICA SALARIED PROFIT SHARING PLAN
(As Restated Effective January 1, 2021)
Pursuant to subparagraph 14.1(b) of the Swedish Match North America Salaried Profit Sharing Plan (as restated effective January 1, 2021) (the “Plan”), the Employee Benefits Committee hereby amends the Plan as follows; provided, however, that these amendments shall have no force and effect if the Internal Revenue Service determines that they cause the Plan to cease to meet the applicable qualification requirements of a defined contribution plan under Section 401 of the Internal Revenue Code unless the same are amended to so qualify:
1.Effective May 1, 2023, Section 1.1 of the Plan (Accrued Benefit) is amended by adding a new subsection (i) to the end thereof:
(i)Roth Account or Roth Accounts. The account or accounts in the Fund attributable to his Participant Roth Contributions and to the transfer to this Plan or his account holding his Roth contributions from another tax qualified plan of an Affiliate, consisting of the following accounts:
(i)Roth Matched Account. The Participant’s account in the Fund attributable to his Roth Matched Contributions and to his similar contributions transferred to this Plan and allocated to this account.
(ii)Roth Unmatched Account. The Participant’s account in the Fund attributable to his Roth Unmatched Contributions and to his similar contributions transferred to this Plan and allocated to this account.
(iii)Roth Rollover Account. The account of a Participant in the Fund attributable to a direct transfer from a designated Roth account under another applicable retirement plan and similar contributions transferred to this Plan and allocated to this account.
2.Effective May 1, 2023, Article I of the Plan is amended by adding the following definitions:
Five-Taxable-Year Period. Five-Taxable-Year Period means the period beginning on the first day of the first Plan Year for which a Participant has elected to make Roth Contributions or Roth Catch-up Contributions to the Plan and ends on the last day of the fifth consecutive Plan Year after such date. If a direct rollover is made to the Plan by a Participant from a designated Roth account under an “applicable retirement plan” (as defined in Code Section 402A(e)(1)) other than the Plan, the Five-Taxable-Year Period for the Participant under the Plan begins on the first day of the Participant’s first taxable year for which the Participant had designated Roth contributions under the other applicable retirement plan, if earlier.
Qualified Roth Distribution. Qualified Roth Distribution means any distribution from a Participant's Roth Accounts that is made after the end of the Participant's Five-Taxable-Year Period and that either (i) is made on or after the

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date the Participant turns age 59-1/2; (ii) is made on account of such Participant's death; or (iii) is made on account of such Participant's Disability.
Roth Catch-up Contribution. Roth Catch-up Contribution means a Catchup Contribution that has been irrevocably designated by a Participant as not excludable from the Participant's gross income at the time of deferral and that is deposited into a Roth Account under the Plan. Unless the context otherwise indicates, a Roth Catch-up Contribution is a "Catch-up Contribution" for all purposes under the Plan.
Roth Contribution. Roth Contribution means a Before-tax Contribution that has been irrevocably designated by a Participant as not excludable from the Participant's gross income and that is deposited into a Roth Account under the Plan. Unless the context otherwise indicates, a Roth Contribution is a "Before-tax Contribution" for all purposes under the Plan.
Roth Rollover Contributions. Roth Rollover Contributions means a direct transfer from a designated Roth account under another applicable retirement plan as described in Section 3.6(f).
3.Effective May 1, 2023, Section 3.1(a) is amended in its entirety to read as follows:
With respect to each pay period during the Plan Year, the Employer shall make a Matching Contribution to the Fund on behalf of each Participant who has made Participant After-tax, Roth and/or Before-tax Matched Contributions to the Plan during such pay period in an amount equal to fifty percent (50%) of such Participant's aggregated After-tax Matched Contributions, Roth Matched Contributions and Before-tax Matched Contributions for such pay-period.
4.Effective May 1, 2023, Section 3.2(a)(i) is amended in its entirety to read as follows:
(i)Unless otherwise determined by the Plan Sponsor, as its share of the Matching Contribution an amount equal to fifty percent (50%) of the After-tax Matched Contributions, Roth Matched Contributions and Before-tax Matched Contributions made by Participants for such Plan Year as Eligible Employees of such Employer; plus
5.Effective May 1, 2023, Section 3.4(a) is amended by adding the following to the end of the first sentence thereof:
Effective May 1, 2023, a Participant may elect to designate all or a part of his Before-tax Contributions as Roth Contributions. Such designation shall be prospective only and shall be made at the same time and in the same manner for making Before-tax Contributions as prescribed by the Administrator. A Participant may prospectively change the amount of his Before-tax Contributions that are designated as Roth Contributions in accordance with procedures established by the Administrator. All elections made by a Participant to designate all or a part of his

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Before-tax Contributions as Roth Contributions shall remain in force until they are changed or until the Participant ceases to be eligible to participate in the Plan. Unless the context otherwise indicates, a Roth Contribution will be treated as a "Before-tax Contribution" for all purposes under the Plan.
6.Effective May 1, 2023, Sections 3.4(b)(ii) and 3.4(b)(iii) are renumbered 3.4(b)(iii) and 3.4(b)(iv), respectively, and a new Section 3.4(b)(ii) is added to the Plan as follows:
(i)Such Roth Contributions shall be designated as "Roth Matched Contributions" to the extent of the lesser of (A) six percent (6%) of the Participant's Covered Compensation for such payroll period or (B) the amount of such Roth Contributions;
7.Effective May 1, 2023, Section 3.4(b)(iv) (as renumbered) is amended in its entirety to read as follows:
(i)The balance of the Before-tax Contributions, Roth Contributions and After-tax Contributions of the Participant for such payroll period shall be designated "Before-tax Unmatched Contributions", "Roth Unmatched Contributions" and "After-tax Unmatched Contributions", respectively.
8.Effective May 1, 2023, the last sentence of Section 3.4(b) if amended in its entirety to read as follows:
Notwithstanding anything to the contrary in the Plan, all Catch-up Contributions made pursuant to subparagraph 3.4(d) shall automatically be considered to be, and hereby designated as, "Before-tax Unmatched Contributions" for purposes of the Plan. Similarly, all Roth Catch-up Contributions made pursuant to subparagraph 3.4(d) shall automatically be considered to be, and hereby designated as, "Roth Unmatched Contributions" for purposes of the Plan.
9.Effective May 1, 2023, Section 3.4(d) is amended by adding the following to the end thereof:
Effective May 1, 2023, a Participant may elect to designate all or a part of his Catchup Contributions as Roth Catch-up Contributions. Unless the context otherwise indicates, a Roth Catch-up Contribution will be treated as a "Catch-up Contribution" for all purposes under the Plan.
10.Effective May 1, 2023, Section 3.6 is amended by adding a new subsection (f) to the end thereof:
(i)Effective May 1, 2023, a Participant may apply to the Administrator to deposit a direct transfer from a designated Roth account under another applicable retirement plan, which shall be deposited into the Roth Rollover Account established or maintained under the Plan in the name of the contributing Participant. The Administrator shall, before agreeing to accept any such transfer, seek

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and obtain reasonable representations from the plan administrator or other responsible party of the distributing plan (i) of the first year of the Five-Taxable-Year Period for the Participant and the portion of such distribution that is attributable to investment in the contract; or (ii) that the distribution is a Qualified Roth Distribution. The Plan shall not accept an indirect (i.e., 60-day) transfer from a designated Roth account under another applicable retirement plan.

11.Effective May 1, 2023, Section 3.9(b) is amended by adding the following to the table therein:

The Following Transferor Plan Funds Shall Be Transferred to Roth matched contributions Roth unmatched contributions Roth rollover contributions	The Following Plan Accounts Roth Matched Account Roth Unmatched Account Roth Rollover Account

12.Effective May 1, 2023, Section 4.2(e) is amended in its entirety to read as follows:
(i)Each Participant's After-tax Matched Contributions, Before-tax Matched Contributions, Roth Matched Contributions, After-tax Unmatched Contributions, Before-tax Unmatched Contributions (including Catch-up Contributions) and Roth Unmatched Contributions (including Roth Catch-up Contributions) to the Fund for a Plan Year shall be allocated to his After-tax Matched Account, Before-tax Matched Account, Roth Matched Account, After-tax Unmatched Account, Before-tax Unmatched Account and Roth Unmatched Account, respectively, as of the last Valuation Date of the period in such Plan Year for which made.
13.Effective May 1, 2023, Section 4.2(f) is amended in its entirety to read as follows:
(i)Each Participant's Rollover Contributions and Roth Rollover Contributions shall be allocated to his Rollover Account and Roth Rollover Account, respectively, when made.
14.Effective May 1, 2023, Section 8.7 is amended by adding a new subsection (i) to the end thereof:
(i)Notwithstanding the foregoing, with respect to distributions made on or after May 1, 2023 from a Participant's Roth Accounts, a portion of a distribution shall not fail to be considered an eligible rollover distribution merely because such portion is not includable in the distributee's gross income (determined without regard to the rollover). However, notwithstanding the preceding sentence, such portion may be transferred only to a Roth IRA or transferred in a direct trustee to-trustee transfer to a designated Roth account under a qualified defined contribution plan described in Code Section 401(a) that agrees (in a form

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satisfactory to the Administrator) to separately account for the portion of such distribution which is not so includible. Within a reasonable time after the occurrence of a direct rollover of a distribution from a Participant's Roth Accounts under the Plan to a designated Roth account, the Administrator shall provide to the plan administrator or other responsible party of the recipient plan a statement indicating either (i) the first year of the Five-Taxable-Year Period for the distribute and the portion of such distribution that is attributable to investment in the contract; or (ii) that the distribution is a Qualified Roth Distribution. If the distribution is not a direct rollover to a designated Roth account, the Plan Administrator shall, within a reasonable time after the distributee's request, provide to the distributee, a statement indicating either (i) the portion of such distribution that is attributable to investment in the contract; or (ii) that the distribution is a Qualified Roth Distribution.
15.Effective May 1, 2023, Section 9.1(a) is amended in its entirety to read as follows:
(i)After tax Unmatched Account, Rollover Account and/or Roth Rollover Account A Participant who is employed by the Employer may make non hardship withdrawals in whole or in part from his After-tax Unmatched Account, Rollover Account and/or Roth Rollover Account.
16.Effective May 1, 2023, Section 9.1(b) is amended in its entirety to read as follows:
(i)ADP Safe Harbor Matching Account, Before tax Unmatched Account, Roth Matched Account, Roth Unmatched Account, QNEC Account and/or QMAC Account A Participant who is employed by the Employer and who has attained the age of fifty-nine and one half (59-1/2) may make non hardship withdrawals in whole or in part from his ADP Safe Harbor Matching Account, his Before-tax Unmatched Account, his Roth Matched Account, his Roth Unmatched Account, his QNEC Account and his QMAC Account.
17.Effective May 1, 2023, Sections 9.2(a)(iii) and (iv) are renumbered 9.2(a)(iv) and (v), respectively, and a new Section 9.2(a)(iii) is added to the Plan as follows:
(i)The balance of his Roth Accounts,
18.Effective May 1, 2023, Sections 9.4(d)(iii), (iv), (v), (vi), (vii), (viii), (ix), and (x) are renumbered 9.4(d)(vi), (vii), (viii), (ix), (x), (xi), (xii) and (xiii), respectively, and new Sections 9.4(d)(iii), (iv) and (v) are added to the Plan as follows:
(i)Then his Roth Rollover Account,
(ii)Then his Roth Unmatched Account,
(iii)Then his Roth Matched Account,

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19.Effective May 1, 2023, Sections 9.6(g)(i)(C), (D), (E), (F), (G), (H), (I) and (J) are renumbered (F), (G), (H), (I), (J), (K) and (L), respectively, and new Sections 9.6(g)(i)(C), (D) and (E) are added to the Plan as follows:
(i)Then his Roth Rollover Account,
(ii)Then his Roth Unmatched Account,
(iii)Then his Roth Matched Account,
20.In all respects not amended, the Plan is ratified and confirmed.
***
The undersigned Chairman or Secretary of the Employee Benefits Committee has signed this Amendment on the date noted below, thereby evidencing the Employee Benefits Committee's approval and adoption of this Amendment.

Date: 08/01/2023	SWEDISH MATCH NORTH AMERICA EMPLOYEE BENEFITS COMMITTEE By: /s/ Susan Woodward Its: Secretary

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SECOND AMENDMENT TO
SWEDISH MATCH NORTH AMERICA SALARIED PROFIT SHARING PLAN
(AS RESTATED EFFECTIVE JANUARY 1, 2021)
Pursuant to subparagraph 14.1(b) of the Swedish Match North America Salaried Profit Sharing Plan (as restated effective January 1, 2021 and as subsequently amended) (the “Plan”), the Employee Benefits Committee hereby amends the Plan as follows; provided, however, that these amendments shall have no force and effect if the Internal Revenue Service determines that they cause the Plan to cease to meet the applicable qualification requirements of a defined contribution plan under Section 401 of the Internal Revenue Code unless the same are amended to so qualify:
1.Effective January 1, 2023, Section 3.1(a) of the Plan is amended by adding the following to the end thereof:
In addition, effective January 1, 2023, as soon as administratively practicable following the end of the Plan Year, the Employer shall additionally calculate the Matching Contribution described herein but with respect to the full Plan Year, taking into account the eligible Participant’s aggregate After-tax, Roth and/or Before-tax Matched Contributions and Covered Compensation for the full Plan Year, and shall contribute any additional amount necessary to “true up” the Matching Contribution so that the full Matching Contribution is made for the Plan Year.
2.Effective January 1, 2023, Section 3.2(c) of the Plan is amended by adding the following to the end thereof:
Effective January 1, 2023, any “true up” Matching Contribution shall be made as soon as administratively practicable following the end of the Plan Year for which such Matching Contributions are made.
3.In all respects not amended, the Plan is ratified and confirmed.
***
The undersigned Chairman or Secretary of the Employee Benefits Committee has signed this Amendment on the date noted below, thereby evidencing the Employee Benefits Committee’s approval and adoption of this Amendment.

Date: 10/4/2023	SWEDISH MATCH NORTH AMERICA EMPLOYEE BENEFITS COMMITTEE By: /s/ Susan Woodward Its: Secretary

THIRD AMENDMENT
TO THE SWEDISH MATCH NORTH AMERICA SALARIED PROFIT SHARING PLAN
(AS RESTATED EFFECTIVE JANUARY 1, 2021)
Pursuant to the authorization of the Board of Directors of Swedish Match North America LLC (formerly named Swedish Match North America Inc. prior to January 1, 2016), a Delaware limited liability company, the Benefits Control Committee (as the delegate of the Board) hereby amends the Swedish Match North America Salaried Profit Sharing Plan (as restated effective January 1, 2021 and as subsequently amended) (the “Plan”), as follows:
WHEREAS, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of Philip Morris International Inc. (the “Corporation”), created three new benefit plan committees to replace the existing Swedish Match Employee Benefits Committee and the Swedish Match Pension Committee (previously established by the Board of Directors of Swedish Match North America, LLC (formerly named Swedish Match North America Inc. prior to January 1, 2016);
WHEREAS, the newly established committees are the PMI Investment Committee, a fiduciary committee responsible for the investment of Plan assets; the PMI Administration Committee, a fiduciary committee responsible for the administration of the Plan; and the Benefits Control Committee, a leadership committee that will approve Plan design considerations;
WHEREAS, the Plan must be amended to reflect this new committee structure.
NOW, THEREFORE, the Plan is hereby amended as follows, effective February 19, 2024:
1.Sections 1.5 and 11.1(a) are amended to replace “Administrative Committee” with “PMI Administration Committee”.
2.Sections 1.25 and 11.1(b) are amended to replace “Investment Committee” with “PMI Investment Committee”.
3.Section 13.1 is amended in its entirety to read as follows:
“13.1    Appointment of Plan Administrator.
13.1(a) The Plan Sponsor may appoint one or more persons to serve as the Plan Administrator (the “Administrator”) for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan, the Act and the Code. In the event that no Administrator is appointed or in office pursuant to this paragraph 13.1, the Plan Sponsor shall be the Administrator.
13.1(b) Unless otherwise determined by the Plan Sponsor, the PMI Administration Committee shall serve as the Administrator. The duties and responsibilities of the PMI Administration Committee shall be set forth in a separate charter.”
4.Sections 13.2 through 13.6 are removed and Sections 13.7 through 13.11 are renumbered accordingly.
5.Section 10.6(c) is amended to replace “Employee Benefits Committee” with “PMI Investment Committee”.
6.In all other respects, the Plan shall remain unchanged by this Amendment.

The undersigned Chairperson or Secretary of the Benefits Control Committee has signed this Amendment on the date noted below, thereby evidencing the Committee’s approval and adoption of this Amendment.
Dated: 12/26/2024

Benefits Control Committee /s/ Stacey Kennedy By: Stacey Kennedy Its: Chairperson of the Benefits Control Committee